UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934

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Adtalem Global Education Inc.

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2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, PROXY STATEMENT & ANNUAL REPORT

ADTALEM
GLOBAL EDUCATION

American University of the Caribbean School of Medicine

CHAMBERLAIN UNIVERSITY

WALDEN UNIVERSITY

ROSS UNIVERSITY SCHOOL OF MEDICINE

ROSS UNIVERSITY SCHOOL OF VETERINARY MEDICINE

2 Adtalem Global Education Inc.

About Us

Who We Are

Adtalem Global Education is the leading provider of healthcare education in the U.S., changing the face of healthcare by preparing a diverse workforce with high-quality academic programs. We innovate education pathways, align with industry needs and empower individuals to reach their full potential. Our commitment to excellence and inclusivity is reflected in our expansive network of institutions. Adtalem is the parent organization of American University of the Caribbean School of Medicine, Chamberlain University, Ross University School of Medicine, Ross University School of Veterinary Medicine, and Walden University.

STUDENT FOCUSED

MISSION	VISION	PURPOSE

We provide global access to knowledge that transforms lives and enables careers.	To create a dynamic global community of lifelong learners who improve the world.	We empower students to achieve their goals, find success, and make inspiring contributions to our global community.

WE ARE 5 institutions	NEARLY 10,000 employees

WITH A NETWORK OF APPROXIMATELY 350,000 alumni Helping to alleviate critical healthcare workforce shortages, particularly in underserved communities	WITH 27 operating campuses

As of October 1, 2024

Message from our President and CEO, Steve Beard

October 17, 2024

Fellow Shareholders,

Fiscal year 2024 marked a highly successful year for Adtalem as we strengthened our position as the leader in healthcare education. Our commitment to operational excellence and strategic integration across our five institutions has optimized resource allocation, ensuring high returns on investment and enhancing our essential role in the U.S. healthcare system.

In 2024, we extended our market reach and bolstered program participation, serving a diverse student body and reinforcing ties with healthcare providers. Focusing on long-term value creation, our purpose-driven organization balances inclusive access with strategic growth, evidenced by a 10% increase in total enrollment in the fourth quarter and surpassing our financial expectations. We made effective use of capital, including share repurchases, reinforcing our commitment to generating shareholder value.

Our societal and healthcare impact continues to grow significantly. In 2024, Adtalem graduated over 30,000 students: approximately 90% in healthcare programs, half from diverse backgrounds. Our graduates contribute to resolving critical national challenges, improving community health outcomes and bridging educational gaps.

Significant achievements include a 98% residency attainment rate for our medical graduates1 and expansion initiatives like announcing Chamberlain’s 24th campus and online nursing program. Walden University graduated 12,000 students, advancing our mission with innovative scholarships.

Our "Growth with Purpose" strategy is exceeding initial expectations, delivering unprecedented enrollment levels and sustaining high student retention. This strategic focus on marketing, enrollment, retention, pricing and program diversity creates operational leverage and sustains student-focused investments.

Looking ahead, we will continue advancing our societal impact and healthcare contributions, driven by our 10,000 colleagues, 83,000 current students and 350,000 alumni. We remain committed to our mission. And we are grateful for your unwavering support.

Sincerely,

Steve Beard
President and Chief Executive Officer

1 Combined, American University of the Caribbean School of Medicine (AUC) and Ross University School of Medicine (RUSM) students and graduates had a 98% first-time residency attainment rate for the 2024 match.

Adtalem Global Education Inc.	2024 Proxy Statement 1

Notice of Annual Meeting of Shareholders

DATE AND TIME	PLACE	RECORD DATE
November 13, 2024 8:00 a.m. Central Standard Time Online check-in will be available beginning at 7:45 a.m. Central Standard Time. Please allow ample time for the online check-in process.	The Annual Meeting will be held entirely online at: www.virtualshareholdermeeting.com/ATGE2024.	September 30, 2024

ITEMS OF BUSINESS
Board Voting Recommendation
Proposal No. 1: Elect the ten nominees named in the accompanying Proxy Statement to serve as directors until the 2025 Annual Meeting of Shareholders	FOR each director nominee
Proposal No. 2: Ratify selection of PricewaterhouseCoopers LLP as independent registered public accounting firm	FOR
Proposal No. 3: Say-on-pay: Advisory vote to approve the compensation of our named executive officers (“NEOs”)	FOR

Shareholders will also consider such other business as may come properly before the Annual Meeting or any adjournment thereof.

To participate in the 2024 Annual Meeting, you will need the 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials.

This notice and Proxy Statement, voting instructions, and Adtalem Global Education Inc.’s 2024 Annual Report to Shareholders are being first sent or given to shareholders on or about October 17, 2024.

Douglas G. Beck

Senior Vice President, General Counsel, Corporate Secretary and Institutional Support Services

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

VIA THE INTERNET	BY TELEPHONE	BY MAIL	VIRTUALLY
Visit the website listed on your proxy card	Call the telephone number on your proxy card	Sign, date, and return your proxy card in the enclosed envelope	Attend the Annual Meeting online at www.virtualshareholdermeeting.com/ ATGE2024.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on November 13, 2024. Our Proxy Statement and the Adtalem Global Education Inc. Annual Report for 2024 are available online at www.proxyvote.com or at our investor relations website, http://investors.adtalem.com.

2 2024 Proxy Statement	Adtalem Global Education Inc.

Proxy Summary

This summary highlights selected information about the items to be voted on at the Annual Meeting. It does not contain all of the information that you should consider in deciding how to vote. You should read the entire proxy statement carefully before voting.

OUR NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Diverse mix of backgrounds, current and former CEOs, a medical professional, a former finance executive at a leading global company, and corporate and academic leadership expertise.

		Director Since	Other Public Company Boards	Committee Memberships
Name and Principal Occupation	Age			AQC	AUD	COM	ER	NG
Stephen W. Beard President and CEO Adtalem Global Education Inc.	53	2021
William W. Burke, INDEPENDENT President and Founder, Austin Highlands Advisors, LLC	65	2017	2
Donna J. Hrinak, INDEPENDENT Retired Senior Vice President, Corporate Affairs, Royal Caribbean Group	73	2018
Georgette Kiser, INDEPENDENT Former Managing Director and CIO, The Carlyle Group	56	2018	2
Liam Krehbiel, INDEPENDENT Chief Executive Officer and Founder, Topography Hospitality, LLC	48	2022
Michael W. Malafronte, INDEPENDENT Chairman of the Board Adtalem Global Education Inc. Senior Advisor, Derby Copeland Capital	50	2016
Sharon L. O’Keefe, INDEPENDENT Retired President, University of Chicago Medical Center	72	2020	1
Kenneth J. Phelan, INDEPENDENT Senior Advisor Oliver Wyman Inc.	65	2020	1
Betty Vandenbosch, INDEPENDENT Former Senior Advisor Coursera, Inc.	67	2024
Lisa W. Wardell Former Chairman of the Board Adtalem Global Education Inc.	55	2008	1

Academic Quality Committee	Audit and Finance Committee	Compensation Committee	External Relations Committee	Nominating & Governance Committee	Audit Committee Financial Expert	Committee Chair

Adtalem Global Education Inc.	2024 Proxy Statement 3

Proxy Summary

BOARD HIGHLIGHTS

BOARD INDEPENDENCE

BOARD DIVERSITY

4 2024 Proxy Statement	Adtalem Global Education Inc.

Proxy Summary

Listed below are certain skills, qualifications, and experiences that we consider important for our director nominees in light of our current business strategy and structure. The list of skills and the following matrix are a valuable tool for the Board as they consider skills and experiences that may need to be replaced, updated or added.

Adtalem Global Education Director Skills Matrix 2024

✓ Considerable expertise

✚ Some expertise

COMPETENCIES	MICHAEL MALAFRONTE (*Chairman*)	STEPHEN BEARD (*CEO*)	WILLIAM BURKE	DONNA HRINAK	GEORGETTE KISER	LIAM KREHBIEL	SHARON O'KEEFE	KENNETH PHELAN	BETTY VANDENBOSCH	LISA WARDELL
CEO experience	✚	✓	✚	✓		✓	✓	✚	✚	✓
CFO/audit function expertise	✓	✚	✓	✚			✚	✓		✓
Healthcare expertise/ medical education and/or services		✚	✓				✓		✚	✓
Technology				✚	✓	✚	✚	✚	✓	✚
Understanding of education sector trends, including accreditation, credentialing, etc.	✚	✓	✚		✓	✓	✓	✓	✓	✓
Strategy	✚	✓	✓	✚	✓	✓	✓	✚	✚	✓
Governance	✓	✓	✓	✓	✓	✓	✓	✓		✓
M&A/Joint Ventures/ Business Development		✓	✓	✚	✓		✚	✚		✓
Compensation	✓	✓	✓		✓	✚	✓	✓		✓
Human Capital Management	✓	✓	✚	✚	✓	✓	✓	✚	✚	✓
Global Markets	✓	✓	✚		✓			✓	✚	✓
Climate Change and Climate-Related Risks			✚	✚	✓			✚		✚
Cybersecurity		✚	✚		✓		✚	✚		✚
Finance and/or Financial Planning	✓	✓	✓		✓	✚		✓		✓

Adtalem Global Education Inc.	2024 Proxy Statement 5

Proxy Summary

CORPORATE GOVERNANCE HIGHLIGHTS

Shareholder Engagement

We conduct regular outreach and engagement with our shareholders and value their insight and feedback.

OUR OUTREACH

We reached out to our shareholders representing more than 80% of shares owned.

Ongoing Enhancements

Our Board continually monitors best practices in corporate governance and, consistent with feedback from shareholders and other stakeholders, has taken the following actions in recent years:

2024

●
Added a new director who has significant expertise in bringing successful degree and nondegree programs to market
●
Our Board held a two-day offsite strategy meeting to conduct a deep dive into Adtalem’s strategic goals, execution plans and timeline to achieve these goals

2023

●
Appointed an independent Chairman of the Board
●
Conducted a Board composition analysis to align the current and future skills and experiences represented on the Adtalem Board with our strategic objectives
●
Updated our Stock Ownership Guidelines to limit the type of equity awards that count toward compliance to only the pre-tax value of unvested restricted stock units

2022

●
Amended our Director Nominating Process to consider expertise on climate change, climate-related risks, and cybersecurity
●
Amended the charters of our Audit and Finance, Compensation, and External Relations Committees to provide additional responsibility and oversight of environmental, social, and governance (“ESG”) matters
●
Added a new director who is committed to improving equity in education for underserved communities

2021

● Refreshed our Board by adding three new directors including our new CEO

2020

●
Refreshed our Board by adding two new directors with significant expertise in healthcare and risk oversight
●
Amended the charter of our External Relations Committee to clarify its responsibilities for oversight of our sustainability strategy, including environmental and social policies

2019

●
Appointed a Lead Independent Director when our CEO was appointed as our Chairman of the Board
●
Enhanced our proxy statement to focus on disclosures in key areas of investor interest
●
Increased stock ownership requirements for our executive officers

6 2024 Proxy Statement	Adtalem Global Education Inc.

Proxy Summary

Ongoing Best Practices

BOARD COMMITTEES

•
We have five Board committees – Academic Quality, Audit and Finance, Compensation, External Relations, and Nominating & Governance, each of which typically meets at least four times per year
•
The Chair of each committee, in consultation with the committee members, determines the frequency and length of committee meetings
•
Our Board and each of its committees are authorized to retain independent advisors at Adtalem’s expense

DIRECTOR STOCK OWNERSHIP

•
60% of our non-employee directors’ annual compensation (excluding fees for other additional roles) is in the form of restricted stock units (“RSUs”)
•
Our non-employee directors are subject to a policy requiring their ownership of shares with a value equal to or in excess of three times their annual retainer

CONTINUOUS IMPROVEMENT

•
New directors receive a tailored, two-day, live training program about Adtalem and its institutions from management
•
Our directors are encouraged to participate in director-oriented training and board education programs
•
The Board annually undergoes a self-assessment process to critically evaluate its performance at a committee and Board level

COMMUNICATION

• Our Board engages in open and frank discussions with each other and with senior management • Our directors have access to all members of management

Adtalem Global Education Inc.	2024 Proxy Statement 7

Proxy Summary

EXECUTIVE COMPENSATION HIGHLIGHTS

●Strong linkage of pay to individual, institutional, and financial performance
●Balanced compensation program aligning performance to interests of shareholders, students, and other stakeholders

Our Compensation Framework

2024 COMPENSATION SNAPSHOT

		Objective	Time Horizon	Performance Measures	Additional Explanation
Salary (cash)	Base Salary	Reflect experience, market competition and scope of responsibilities	Reviewed Annually	● Assessment of performance in prior year.	● Represents 9% and 29% (on average) of target Total Direct Compensation for Mr. Beard and other NEOs, respectively.

Annual Incentive (cash)	Management Incentive Plan (“MIP”)	Reward achievement of short-term operational business priorities	1 year	● Revenue* ● Adjusted earnings per share (“EPS”)* ● Individual performance modifier	● Represents 25% to 35% (on average) of target Total Direct Compensation for Mr. Beard and other NEOs respectively.

Long-Term Incentive (equity)	RSUs	Align interests of management and shareholders, and retain key talent	3 year ratable vest	● Stock price growth	● Represents 40% of NEO regular annual LTI granted in FY24.**
	Revenue Growth PSUs	Reward achievement of multi-year financial goals, align interests of management and shareholders, and retain key talent	3 year cliff vest	● Revenue Growth	● Represents 30% of NEO regular annual LTI granted in FY24.**
	Adjusted EBITDA Margin PSUs			● Adjusted EBITDA margin	● Represents 30% of NEO regular annual LTI granted in FY24.**
*	The MIP payout for executive leadership of the institutions is based on revenue and adjusted operating income at such executive’s institution(s).
**

The total regular annual long-term incentive (“LTI”) award consisting of both RSUs and Performance Share Units (PSUs) represents 66% of target Total Direct Compensation for Mr. Beard and 36% of target Total Direct Compensation for other NEOs (on average), respectively.

SUSTAINABILITY AND COMMUNITY RELATIONS

Adtalem is committed to a holistic approach to our communities, providing quality learning and working opportunities, caring for the places where we operate, and conducting our business in a transparent and responsible manner. We advanced our ESG strategy during fiscal year 2024 and remained steadfastly focused on our overarching philosophy of stewardship. Adtalem publishes an annual Sustainability Report in which we document our continued commitment to sustainability and our ongoing progress to the topics that matter to our key stakeholders and partners. Our most recent Sustainability Report can be found at: adtalem.com/sustainability

8 2024 Proxy Statement	Adtalem Global Education Inc.

Proxy Summary

ADTALEM GLOBAL EDUCATION SUSTAINABILITY COMMITMENT

Adtalem Global Education operates in a sustainable, ethical, and responsible manner as we increase access and equity in education and workforce training. Adtalem is committed to protecting the environment, increasing climate awareness and resilience, continuously increasing our diverse and inclusive culture, and investing in the well-being of the communities where we teach, learn, and work.

Environmental Stewardship

Adtalem recognizes that the well-being of people, animals and the environment is closely tied to the way we care for our planet. We seek to instill this philosophy in our students, so they may be empowered throughout their careers to act toward mitigating a range of global challenges. In fiscal year 2020 Adtalem launched multi-year environmental goals through 2024 that encompassed our approach to reducing our carbon footprint, embracing renewable energy, and enhancing waste management practices. We made progress on all of these environmental goals with Goal 1 fully achieved through a total greenhouse gas (GHG) emissions reduction of 40.4% compared to baseline[1].

Social Practices

As a global, scaled healthcare education enterprise, we are uniquely positioned to address the deep inequities and shortages across the healthcare system. We are dedicated to nurturing change by increasing access to education and supporting underrepresented students and communities[2], while working directly with healthcare systems to place qualified professionals in critically needed positions. We leverage cutting-edge technology, forge student partnerships that deliver outcomes for students and employer partners, foster inclusive work and educational environments, and provide financial support to aid students and nonprofits, all while maintaining our steadfast focus on improving communities and healthcare systems.

Governance Practices

Our diverse directors’ qualifications and unique viewpoints strengthen our Board’s ability to provide effective and balanced oversight as fiduciaries. This helps ensure we deliver long-term value to our shareholders while simultaneously upholding our commitment to student outcomes and strengthening the healthcare workforce. Our Board succession planning process includes ongoing review of its composition, as well as regular board refreshment.

Community Engagement and Philanthropy

Adtalem nurtures change not only in our institutions but through our philanthropic support of charitable and civic organizations making important impacts in the communities they serve. We are also inspired by the spirit of volunteerism embraced by our faculty, employees, and students. Through corporate giving efforts, Adtalem provided $190,826 to global community and civic partners in fiscal year 2024. Additionally, the Adtalem Global Education Foundation awarded grants totaling $430,000 to support organizations that align with its focus areas of strengthening the pipeline to careers in healthcare, addressing healthcare disparities, increasing access to quality educational opportunities for underserved populations, and promoting economic growth through skills-based workforce development.

Expanding Educational Access

Guided by our mission, we affirm the inherent worth, dignity and humanity of all individuals engaged in the learning process, providing them access to high-quality education through a variety of modalities. We remain committed to cultivating a skilled and diverse community of learners who are the culturally aware professionals our communities need. In fiscal year 2024, 83% of the total student population in our five institutions identified as female and 55% as people of color. We are the number one grantor of Nursing degrees in the U.S., the number one grantor of Master of Social Work (MSW) degrees in the U.S., the number one grantor of research doctoral degrees in Psychology and Social Science combined in the U.S., the number two grantor of Doctor of Veterinary Medicine degrees, and combined, American University of the Caribbean School of Medicine and Ross University School of Medicine graduate more MDs than any U.S. medical school.

Empower Scholarship Fund

The Empower Scholarship Fund, a separate, nonprofit entity, is another avenue through which we champion social impact efforts, supporting students with the greatest need in continuing their educational aspirations through their chosen programs at Adtalem institutions. During Adtalem’s fiscal year 2024, the Empower Scholarship Fund offered a combined $412,171 in scholarships. Among the fiscal year 2024 recipients, 50% identified as first-generation college students or first in their family to attend college, 49% identified as people of color, and 32% identified as single parents.

1 Total emissions percent change compared to baseline (FY2019) only evaluates direct paid utilities in the calculation. Going forward, Adtalem will be using FY 2024 data as the new baseline for calculations due to our expanded data set.

2 Under-represented minority includes students who identify as: American Indian or Alaska Native, Black or African American, Hispanic or Latino, Native Hawaiian or other Pacific Islander.

Adtalem Global Education Inc.	2024 Proxy Statement 9

Proxy Summary

DIVERSITY, EQUITY, AND INCLUSION

At Adtalem, diversity, equity, and inclusion (DEI) is core to our mission. Our DEI commitments are far-reaching – from our emphasis on cultivating a workplace culture where differences are celebrated to our inclusive admission process and focus on advancing health equity in the communities we serve. We are proud to stand for equality and social justice at the enterprise level and across our family of institutions, and we remain committed to equipping a diverse community of learners to be the culturally aware professionals our communities desperately need.

10 2024 Proxy Statement	Adtalem Global Education Inc.

1	MESSAGE FROM OUR PRESIDENT AND CEO, STEVE BEARD

2	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

3	PROXY SUMMARY
3	Our Board of Directors
4	Board Highlights
6	Corporate Governance Highlights
8	Executive Compensation Highlights
8	Sustainability and Community Relations
10	Diversity, Equity, and Inclusion

12	PROPOSAL NO. 1 ELECTION OF DIRECTORS
13	Board Composition
23	Director Nominating Process
23	Board Succession Planning
25	Board Structure and Operations
28	Key Board Responsibilities
32	Board Practices and Policies
32	Director Compensation

34	PROPOSAL NO. 2 RATIFY SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
34	Selection and Engagement of Independent Registered Public Accounting Firm
34	Pre-Approval Policies
35	Audit Fees and Other Fees
36	Audit and Finance Committee Report

37	PROPOSAL NO. 3 SAY-ON-PAY: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“NEOs”)
37	Compensation Discussion & Analysis
57	Compensation Committee Report

58	EXECUTIVE COMPENSATION TABLES
58	2024 Summary Compensation Table
59	2024 Grants of Plan-Based Awards
60	2024 Outstanding Equity Awards at Fiscal Year-End
61	2024 Options Exercises and Stock Vested
62	2024 Nonqualified Deferred Compensation
62	2024 Nonqualified Deferred Compensation Plan
62	2024 Potential Payments Upon Termination or Change-In-Control
64	CEO Pay Ratio
65	Pay Versus Performance
68	Equity Compensation Plan Information

69	VOTING SECURITIES AND PRINCIPAL HOLDERS
69	Security Ownership of Certain Beneficial Owners
69	Security Ownership by Directors and Executive Officers

71	ADDITIONAL INFORMATION
71	Voting Instructions
72	Voting Information
73	Proxy Solicitation
73	Shareholder Proposals for 2025 Annual Meeting
73	Availability of Form 10-K
74	Householding
74	Delinquent Section 16(a) Reports
74	Other Business

A-1	APPENDIX A – SUMMARY OF SPECIAL ITEMS EXCLUDED FOR PERFORMANCE ASSESSMENT

Adtalem Global Education Inc.	2024 Proxy Statement 11

PROPOSAL NO. 1

Election of Directors

The Board has nominated ten of Adtalem’s eleven sitting directors and recommends their re-election, each for a term to expire at the 2025 Annual Meeting. All of the nominees have consented to serve as directors if elected at the Annual Meeting. Mr. Mayur Gupta has informed the Board that he is not standing for re-election and will retire from the Board at the Annual Meeting. Mr. Gupta has served on the Board since 2021 and the Board sincerely appreciates Mr. Gupta’s service to Adtalem. Mr. Gupta’s decision to not stand for re-election is not the result of any disagreement with the Company.

It is intended that all shares represented by proxy at the Annual Meeting will be voted for the election of each of Stephen W. Beard, William W. Burke, Donna J. Hrinak, Georgette Kiser, Liam Krehbiel, Michael W. Malafronte, Sharon L. O’Keefe, Kenneth J. Phelan, Betty Vandenbosch, and Lisa W. Wardell as directors unless otherwise specified in such proxy. A proxy cannot be voted for more than ten persons. In the event that a nominee becomes unable to serve as a director, the proxy committee (appointed by the Board) will vote for the substitute nominee that the Board designates. The Board has no reason to believe that any of the nominees will become unavailable for election.

Each nominee for election as a director is listed below, along with a brief statement of his or her current or most recent principal occupation, business experience, and other information, including directorships in other public companies held as of the date of this Proxy Statement or within the previous five years. Under the heading “Relevant Experience,” we describe briefly the particular experience, qualifications, attributes, or skills that led to the conclusion that these nominees should serve on the Board. As explained below under the caption “Director Nominating Process,” the Nominating & Governance Committee looks at the Board as a whole, attempting to ensure that it possesses the characteristics that the Board believes are important to effective governance.

APPROVAL BY SHAREHOLDERS

You have the option to vote FOR, AGAINST or ABSTAIN with respect to the election of each director nominee. The election of each of the ten nominees for director listed below requires the affirmative vote of a majority of the shares of Common Stock of Adtalem represented at the Annual Meeting. Adtalem maintains a majority voting standard for uncontested elections (when the number of nominees is the same as the number of directors to be elected), so for a nominee to be elected as a member of the Board, the nominee must receive the affirmative vote of a majority of the shares of Common Stock of Adtalem represented at the Annual Meeting. Abstentions, if any, will be counted as votes AGAINST each director nominee, and broker non-votes, if any, will not be counted as votes represented and entitled to vote and, therefore, will have no effect on the results of the vote for this proposal. See VOTING INFORMATION - Effect of Not Casting Your Vote. Shareholders may not cumulate their votes in the election of directors. If a nominee for re-election fails to receive the requisite majority vote when the election is uncontested, such director must promptly tender his or her resignation to Adtalem’s Chairman or Adtalem’s General Counsel and Corporate Secretary, subject to acceptance by the Board.

Unless otherwise indicated on the proxy, the shares will be voted FOR each of the nominees identified below.

The Board of Directors recommends a vote FOR each of the nominees identified below.

12 2024 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

BOARD COMPOSITION

Director Nominees

Stephen W. Beard, Chief Executive Officer President and CEO, Adtalem Global Education Inc. Age: 53 Director since: 2021

Career Highlights

Mr. Beard was appointed Adtalem’s President and CEO and a director on our Board in September 2021. Previously, Mr. Beard served as Adtalem’s Chief Operating Officer (COO), responsible for the vision, leadership, and financial performance of Adtalem’s former Financial Services vertical. In addition, Mr. Beard led the company’s strategy, corporate development, government and regulatory affairs, investor relations, communications and civic engagement activities and mobilized a variety of operational and corporate initiatives to accelerate Adtalem’s global performance.

Prior to taking on the responsibility of COO in 2019 and responsibility for the former Financial Services vertical in 2020, Mr. Beard served as Senior Vice President, General Counsel and Corporate Secretary in 2018.

Prior to Adtalem, Mr. Beard was executive vice president, chief administrative officer and general counsel of Heidrick & Struggles International, Inc. (NASDAQ: HSII), where he directed global legal operations for the company and oversaw a variety of enterprise-level functions including strategy and corporate development.

Prior to joining Heidrick & Struggles, Mr. Beard was in private practice with Schiff Hardin, LLP in Chicago, where he was a member of the firm’s corporate and securities group, advising public and private companies in mergers and acquisitions, corporate finance and corporate governance matters.

Mr. Beard began his legal career as a law clerk for the Honorable Frank Sullivan, Jr. (ret.), associate justice of the Indiana Supreme Court.

Mr. Beard has been active in a variety of community and civic matters and currently serves on the board of the venture philanthropy fund, A Better Chicago.

Mr. Beard received his bachelor’s degree from the University of Illinois at Urbana-Champaign and his juris doctor degree from the Maurer School of Law at Indiana University.

Relevant Experience

Mr. Beard’s experience as our CEO and his prior service as Adtalem’s COO and General Counsel give him deep knowledge of Adtalem’s operations and strategy. Mr. Beard’s experience in refining Adtalem’s portfolio strategy, executing the DeVry University, Carrington College and Adtalem Brazil divestitures, and spearheading the acquisition of Walden University, coupled with his success in leading the Financial Services segment prior to its divestiture, have played an integral role in positioning Adtalem for long-term growth.

Adtalem Global Education Inc.	2024 Proxy Statement 13

Proposal No. 1 Election of Directors

William W. Burke, Independent President and Founder, Austin Highlands Advisors, LLC Age: 65 Director since: 2017 Committees: Audit and Finance (Chair) Compensation

Career Highlights

Mr. Burke has been a director of Adtalem since January 2017. He served as our Lead Independent Director from July 2019 through November 2022. From November 2015 to June 2024, Mr. Burke served as President of Austin Highlands Advisors, LLC, a provider of corporate advisory services. He served as Executive Vice President & Chief Financial Officer of IDEV Technologies, a peripheral vascular devices company, from November 2009 until the company was acquired by Abbott Laboratories in August 2013. From August 2004 to December 2007, he served as Executive Vice President & Chief Financial Officer of ReAble Therapeutics, a diversified orthopedic device company which was sold to The Blackstone Group in a going private transaction in 2006 and subsequently merged with DJO Incorporated in November 2007. Mr. Burke remained with ReAble Therapeutics until June 2008. From 2001 to 2004, he served as Chief Financial Officer of Cholestech Corporation, a medical diagnostic products company.

Mr. Burke received his bachelor’s degree in Finance from the University of Texas at Austin and an MBA from the Wharton School of the University of Pennsylvania.

Board Service

Mr. Burke has served on numerous public and private company boards including serving as a board chairman and a lead independent director. He has served on the board of Tactile Systems Technology, Inc. (NASDAQ: TCMD) since 2015 and currently serves as Chairman of the Board and as a member of its nominating and governance committee. Since 2022, he has served on the board of directors of Ceribell Inc., (NASDAQ: CBLL), a medical technology company. Mr. Burke also currently chairs Ceribell’s audit committee and serves on the nominating and governance committee. In 2024, he joined the board of Nalu Medical, Inc., a privately-held, medical technology company. He previously served on the board of Invuity, Inc. (acquired by Stryker Corp. in 2018), LDR Holding Corporation (acquired by Zimmer Biomet in 2016), and Medical Action Industries (acquired by Owens & Minor in 2014).

Relevant Experience

Mr. Burke has significant experience as a senior executive and as a board member of multiple public companies, including growth-oriented healthcare technology companies. His extensive understanding of culture, financing, and operating strategy enhances the Board’s corporate governance and strategy capabilities.

14 2024 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Donna J. Hrinak, Independent
Retired Senior Vice President, Corporate Affairs, Royal Caribbean Group

Age: 73
Director since: 2018

Committees:
External Relations (Chair)
Audit and Finance

Nominating & Governance

Career Highlights

Ms. Hrinak has been a director of Adtalem since October 2018. Ms. Hrinak served as Senior Vice President, Corporate Affairs, Royal Caribbean Group from 2020 through 2023. Previously she served as President of Boeing Latin America (2011-2020) where she opened Boeing’s first three offices in the region and oversaw all aspects of operations, from commercial and defense product sales to research and technology. Prior to Boeing, she served as Vice President Global Public Policy and Governmental Affairs/Vice President for Public Policy at PepsiCo (2008-2011) and also held a role at Kraft Foods (2006-2008), where she managed the Latin American and European Corporate Affairs teams. Prior to that, she served as a Senior Counselor for Trade and Competition at the law firm of Steel Hector & Davis and held a role with the strategic advisory firm of Kissinger McLarty Associates.

Before entering the private sector, Ms. Hrinak was a career officer in the U.S. Foreign Service, and served as U.S. Ambassador to Brazil, Venezuela, Bolivia, and the Dominican Republic, as well as Deputy Assistant Secretary in the State Department.

She holds a bachelor’s degree in Multidisciplinary Social Science from Michigan State University and also attended The George Washington University and the University of Notre Dame School of Law.

Relevant Experience

Ms. Hrinak’s extensive experience at a senior level in both the public and private sectors overseeing complex multi-cultural organizations and regulatory policy brings insight to the Board directly applicable to Adtalem’s regulatory environment and the international operations of its institutions.

Adtalem Global Education Inc.	2024 Proxy Statement 15

Proposal No. 1 Election of Directors

Georgette Kiser, Independent Former Managing Director and CIO, The Carlyle Group Age: 56 Director since: 2018 Committees: Academic Quality (Chair) Nominating & Governance

Career Highlights

Ms. Kiser has been a director of Adtalem since May 2018. Ms. Kiser is an operating executive/independent advisor who helps lead due diligence and technical strategies across various private equity and venture capital firms. Previously, she was managing director and chief information officer (CIO) at The Carlyle Group, responsible for leading the firm’s global technology and solutions organization and driving IT strategies. Prior to her role at The Carlyle Group, she was in various executive roles at T. Rowe Price from 1996 to 2015, including Vice President and Head of Enterprise Solutions and Capabilities. She was a consultant and Software Engineer at Martin Marietta Management Data Systems from 1993 to 1995, and a Software Design Engineer in the Aerospace Division of the General Electric Company from 1989 to 1993.

Ms. Kiser received a bachelor’s degree in Mathematics with a concentration in Computer Science from the University of Maryland, a M.S. in Mathematics from Villanova University, and an MBA from the University of Baltimore.

Board Service

Since 2019, Ms. Kiser has served on the boards of Aflac Incorporated (NYSE: AFL), a leading supplemental insurer, and Jacobs Solutions, Inc. (NYSE: JEC), a leading, global professional services company. She serves on the audit and risk committee and compensation committee for Aflac, and the compensation committee and nominating and corporate governance committee for Jacobs. She served on the board of NCR Corporation (NYSE: NCR), an American software, professional services, consulting and tech company from 2019 through 2024.

Relevant Experience

Ms. Kiser’s experience in information technology at the senior leadership level in organizations with an international reach brings expertise to Adtalem which will enhance both the Board’s oversight of its business as well as Adtalem’s internal technology matters.

16 2024 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Liam Krehbiel, Independent Chief Executive Officer and Founder, Topography Hospitality, LLC Age: 48 Director since: 2022 Committees: Compensation External Relations

Career Highlights

Mr. Krehbiel has been a director of Adtalem since June 2022. In 2021, Mr. Krehbiel founded Topography Hospitality, LLC, and has served as its Chief Executive Officer since then. He is also the co-owner of Ballyfin Demesne, a luxury hotel in Ireland, which opened in 2011. In 2010, Mr. Krehbiel founded A Better Chicago, a nonprofit venture philanthropy fund, and served as its CEO until 2019. A Better Chicago invests in the most promising nonprofits helping children escape poverty. . From 2007 to 2010, Mr. Krehbiel was a management consultant at Bain and Company. Prior to joining Bain, Mr. Krehbiel worked with the Edna McConnell Clark Foundation in New York.

Mr. Krehbiel received a Master of Business Administration degree with a major in business administration and a double concentration in finance and marketing from Northwestern University's Kellogg School of Management. He received his Bachelor of Arts degree from Dartmouth College.

Board Service

Mr. Krehbiel is a director of A Better Chicago and One Future Illinois.

Relevant Experience

Mr. Krehbiel’s commitment to improving equity in education for underserved communities closely aligns with Adtalem’s mission of expanding access to education and improving health equity. Mr. Krehbiel has spent most of his career as a venture philanthropist dramatically improving educational opportunities for low-income students by funding and scaling the most effective schools and programs in the Chicago area. This experience adds depth and insight as Adtalem continues to focus on serving its students and employers in the growing healthcare education industry.

Adtalem Global Education Inc.	2024 Proxy Statement 17

Proposal No. 1 Election of Directors

Michael W. Malafronte, Independent
Chairman of the Board, Adtalem Global Education Inc.

Senior Advisor, Derby Copeland Capital
Former Managing Partner, International Value Advisers and President of IVA Funds

Age: 50
Director since: 2016

Committees:

Compensation (Chair)

Career Highlights

Mr. Malafronte has been a director of Adtalem since June 2016. Mr. Malafronte has served as a Senior Advisor to Derby Copeland Capital since September 2022. Derby Copeland is a private equity firm that specializes in opportunistic real estate related debt financing and equity investment. Mr. Malafronte is a Founding Partner of International Value Advisers, LLC (“IVA”) and served as Managing Partner for 13 years until December 2020. He was responsible for overseeing all aspects of IVA, including company strategy and managing resources. He also served as President of IVA Funds. Prior to founding IVA in 2007, Mr. Malafronte was a Senior Vice President at Arnhold & S. Bleichroeder Advisers, LLC where he worked for two years as a senior analyst for the First Eagle Funds. There he worked under Charles de Vaulx and Jean-Marie Eveillard within the Global Value Group for the value funds, including the First Eagle Overseas, Global, U.S. Value Funds as well as the offshore funds, inclusive of the Sofire Fund Ltd. Similarly, he was responsible for covering the oil and gas, media, real estate, financial services, and retail industries on a global basis, as well as companies within the United Kingdom, Germany, and Japan. Moreover, Mr. Malafronte was responsible for covering the larger names within the portfolio such as Pargesa Holdings, ConocoPhillips, Petroleo Brasileiro, SK Corp., News Corp., Dow Jones, and Comcast.

Prior to the First Eagle Funds, Mr. Malafronte worked for nine years as a Portfolio Manager at Oppenheimer & Close, a dually-registered broker dealer and investment adviser; an adviser on three domestic hedge funds, one offshore partnership and a registered investment adviser and broker dealer. While at Oppenheimer & Close, Mr. Malafronte assisted in the launch of a domestic hedge fund in 1996 and an offshore partnership in 1998. Mr. Malafronte was responsible for all facets of portfolio management for the investment partnerships, including idea generation, in-depth research, and stock selection. In addition, he was also responsible for hiring and training both operations staff and research analysts.

Mr. Malafronte earned his bachelor’s degree in Finance from Babson College.

Board Service

Mr. Malafronte has previously served on the boards of two publicly traded companies: Bresler & Reiner Inc. (2002-2008) and Century Realty Trust (2005-2006).

Relevant Experience

Mr. Malafronte’s experience as a financial analyst covering institutions globally, and as a founder of a global investment firm, provides the Board with a firm understanding of Adtalem’s shareholders’ perspective and deeply informs Adtalem’s financial planning.

18 2024 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Sharon L. O’Keefe, Independent Retired President, University of Chicago Medical Center Age: 72 Director since: 2020 Committees: Nominating & Governance (Chair) Compensation

Career Highlights

Ms. O’Keefe served as the President of the University of Chicago Medical Center from February 2011 through July 2020. From April 2009 through February 2011, Ms. O’Keefe served as President of Loyola University Medical Center. Prior to her role at Loyola, she served from July 2002 to April 2009 as Chief Operating Officer for Barnes Jewish Hospital, a member of BJC Healthcare, St. Louis. In addition, Ms. O’Keefe has served in a variety of senior management roles at The Johns Hopkins Hospital, Montefiore Medical Center, University of Maryland Medical System, and Beth Israel Deaconess Medical Center in Boston, a teaching affiliate of Harvard Medical School. She has also served as a healthcare consultant with Ernst & Young. In addition, Ms. O’Keefe has served on the National Institutes of Health Advisory Board for Clinical Research, the Finance Committee of the National Institutes of Health Advisory Board, the Board of Trustees of the Illinois Hospital Association, and an Examiner for the Malcolm Baldrige National Quality Award.

Ms. O’Keefe holds a M.S. degree in Nursing from Loyola University of Chicago and a bachelor’s degree in Nursing from Northern Illinois University.

Board Service

Since March 2022, Ms. O’Keefe has served on the board of directors of Conva Tec Group PLC, a global medical products and technologies company focused on therapies for the management of chronic conditions. From July 2022 to May 2023, Ms. O’Keefe served on the board of directors of Apollo Endosurgery, a medical technology company focused on development of minimally invasive devices for advanced endoscopy therapies. From 2012 until February 2022, Ms. O’Keefe served on the board of directors of Vocera Communications Inc., a provider of communication and clinical workforce solutions, where she was a member of the compensation committee. Ms. O’Keefe previously served on the board of Aviv Reit Inc. from 2013 to 2015.

Relevant Experience

Ms. O’Keefe’s prior leadership roles at numerous medical centers including the University of Chicago Medical Center and Loyola University of Chicago Medical Center and as a board member of other public companies provide the Board with insights into how Adtalem can best serve the needs of our employer partners and drive superior student outcomes for our healthcare and medical students and graduates.

Adtalem Global Education Inc.	2024 Proxy Statement 19

Proposal No. 1 Election of Directors

Kenneth J. Phelan, Independent Senior Advisor, Oliver Wyman Inc. Age: 65 Director since: 2020 Committees: Audit and Finance External Relations

Career Highlights

Mr. Phelan has been a Senior Advisor at Oliver Wyman Inc., a global management consulting firm, since 2019. Prior to that he served as the first Chief Risk Officer for the U.S. Department of the Treasury (“Treasury”) from 2014 to 2019. As Chief Risk Officer of the Treasury, he was responsible for establishing and building the Treasury’s Office of Risk Management to provide senior Treasury and other administration officials with analysis of key risks including credit, market, liquidity, operational, governance, and reputational risk. From 2018 to 2019, Mr. Phelan also served as Acting Director for the Office of Financial Research, an independent bureau within the Treasury charged with supporting the Financial Stability Oversight Council and conducting research about systemic risk. Prior to joining the Treasury, Mr. Phelan served as the chief risk officer for RBS America from 2011 to 2014, as chief risk officer for Fannie Mae from 2009 to 2011, and as chief risk officer for Wachovia Corporation from 2008 to 2009. Earlier in his career, Mr. Phelan held a variety of senior risk roles at JPMorgan Chase, UBS, and Credit Suisse.

Mr. Phelan holds a bachelor’s degree in Business Administration and Finance from Old Dominion University, a M.S. in Economics from Trinity College, Dublin, and a J.D. from Villanova University.

Board Service

Since 2019 Mr. Phelan has served as a director of Huntington Bancshares, Inc. (NASDAQ. HBAN), a regional bank holding company whose primary subsidiary is The Huntington National Bank. Mr. Phelan is the Chair of Huntington’s risk committee and serves on its human resources and compensation committee.

Relevant Experience

Mr. Phelan possesses broad risk oversight expertise and risk management experience. His knowledge and experience strengthen the Board’s governance and risk oversight.

20 2024 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Betty Vandenbosch, Independent Former Senior Advisor, Coursera, Inc. Age: 67 Director since: 2024 Committees: Academic Quality

Career Highlights

Dr. Vandenbosch has been a director of Adtalem since January 2024. She served as the Senior Advisor to the Chief Executive Officer of Coursera, Inc., an online university course provider and facilitator, from 2022 to 2023. Dr. Vandenbosch joined Coursera in 2020 and served as a Senior Vice President and Chief Content Officer from 2020 to 2022. Prior to Coursera, Dr. Vandenbosch was the Chancellor of Purdue University Global from 2018 to 2020, where she oversaw academics for nearly 30,000 students, most of whom earned their degrees online. From 2008 to 2018, Dr. Vandenbosch held several roles of increasing responsibility at Kaplan University, including Provost from 2013-2014, and President from 2015 through 2018. From 1993 through 2008, Dr. Vandenbosch served in a variety of roles at Case Western University, including Associate Dean of Executive Education Programs and Associate Dean of External Relations.

Dr. Vandenbosch earned a PhD in Management Information Systems from the Ivey Business School at Western University. She also earned a Bachelor of Science degree in computer science and a Master of Business Administration degree from Western University.

Relevant Experience

Dr. Vandenbosch brings nearly thirty years of corporate and academic leadership, research and teaching experience to the Adtalem Board. She is a leading expert on bringing successful degree and nondegree programs to market with a strong perspective on marketing data and analytics to drive growth, student success, and positive completion outcomes.

Adtalem Global Education Inc.	2024 Proxy Statement 21

Proposal No. 1 Election of Directors

Lisa W. Wardell Former Chairman of the Board, Adtalem Global Education Age: 55 Director since: 2008 Committees: External Relations

Career Highlights

Ms. Wardell has been a director of Adtalem since November 2008. She is a business executive with more than 25 years of experience managing business strategy, operations, finance, and mergers and acquisitions, while driving shareholder value, stakeholder engagement, and company mission. After a successful five-year run as Adtalem’s president and CEO (2016-2019) she transitioned to CEO and Chairman (2019-2021) and Executive Chairman (2021-2022). Through her commitment to high performance and positive social impact, Ms. Wardell’s leadership has resulted in superior outcomes for Adtalem’s students and significant value creation for shareholders and positioned the company for long-term growth. Under her leadership, gender and ethnic diversity increased at the Adtalem Board to 67%. Ms. Wardell has also led the higher education sector in implementing new standards in transparency and financial literacy, and in cultivating quality partnerships to fill critical global healthcare workforce needs.

Prior to Adtalem, Ms. Wardell was executive vice president and chief operating officer for The RLJ Companies. During her tenure at RLJ, Ms. Wardell managed acquisitions and executed the formation of RML Automotive, a dealership network spanning seven states with over $1.5 billion in annual revenues. She also worked extensively in the media, entertainment, sports, gaming, and hotel industries, which included assisting with the founding and managing of Our Stories Films Studio and managing the now Charlotte Hornets (previously Charlotte Bobcats). Ms. Wardell also served on the board of the NBAPA, Inc., the for-profit portion of the NBA Players Association, from 2018 to 2021. Prior to joining The RLJ Companies, Ms. Wardell was a principal at Katalyst Venture Partners, a private equity firm that invested in start-up technology companies, and a senior consultant at Accenture in the organization’s communication and technology practice.

Ms. Wardell earned her bachelor’s degree from Vassar College and her law degree from Stanford Law School. She earned her MBA in Finance and Entrepreneurial Management from the Wharton School of Business at the University of Pennsylvania.

Ms. Wardell has been featured on CNBC and Cheddar as well as in The Wall Street Journal, Washington Post, Business Insider, Black Enterprise, and other publications.

Board Service

Ms. Wardell has served on the board of American Express Company (NYSE:AXP) since 2021, where she is a member of the . audit and compliance and risk committees. She served on the board of Lowe’s Companies, Inc. (NYSE:LOW) from March 2018 to March 2021 and GIII Apparel Group, Ltd. (NASDAQ:GIII) from March 2022 to June 2023. She is a member of The Business Council, and Co-Chair of the Alvin Ailey DC Foundation. A fierce advocate for diversity and inclusion, and access to education at scale across diverse communities, Ms. Wardell also is a member of the board of the Economic Club of Chicago, the Executive Leadership Council, and the Fortune CEO Initiative.

Relevant Experience

Ms. Wardell’s prior roles as CEO and Executive Chairman give her deep knowledge of Adtalem’s academic and business operations and strategy and enhances the Board’s operations. Additionally, her experience as a senior business executive in private equity, operations, and strategy and financial analysis, including mergers and acquisitions, gives her important perspectives on the issues that come before the Board, including business, strategic, financial, and regulatory matters.

22 2024 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

DIRECTOR NOMINATING PROCESS

The Nominating & Governance Committee is responsible for making recommendations of nominees for directors to the Board. The Nominating & Governance Committee’s goal is to put before our shareholders candidates who, with the incumbent directors, will constitute a board that has the characteristics necessary to provide effective oversight for Adtalem’s growing, complex, and global educational operations and reflect the broad spectrum of students that Adtalem serves. The Nominating & Governance Committee seeks a diversity of thought, background, experience, and other characteristics in candidates. To this end, Adtalem’s Governance Principles provide that nominees are to be selected on the basis of, among other things, knowledge, experience, skills, expertise, diversity, personal and professional integrity, business judgment, time availability in light of other commitments, absence of conflicts of interest, and such other relevant factors that the Nominating & Governance Committee considers appropriate in the context of the interests of Adtalem, its Board, and its shareholders.

BOARD SUCCESSION PLANNING

We are committed to ensuring that our Board represents the right balance of experience, tenure, independence, and diversity. Additionally, our Governance Principles provide that a director is required to retire from our Board when he or she reaches the age of 75, although on the recommendation of the Nominating & Governance Committee, our Board may waive this requirement if it determines that a waiver is in the best interests of Adtalem. Our Nominating & Governance Committee has led the gradual transformation of our Board, with four of our eight independent directors nominees joining the Board since 2020.

When considering nominees, the Nominating & Governance Committee intends that the Board as a whole and individual members possess at least two of, the following characteristics or areas of expertise:

•

Leadership

•

Strategic vision

•

Business judgment

•

Management

•

Experience as a CEO or similar function

•

Experience as a CFO or accounting and finance expertise

•

Industry knowledge

•

Healthcare, medical, and related education and services

•

Education sector and accreditation

•

Cybersecurity

•

Mergers, acquisitions, joint ventures, and strategic alliances

•

Public policy, particularly in higher education

•

Regulatory

•

Human capital management and/or compensation

•

Global markets and international experience

•

Corporate governance

• Climate change and climate risk

BOARD REFRESHMENT

ANNUAL PROCESS FOR NOMINATION
1	Identify Candidates • Directors • Management • Shareholders • Independent Search Firm

2	Nominating & Governance Committee Review • Review qualifications • Consider diversity • Examine Board composition and balance • Review independence and potential conflicts • Meet with potential nominees
3	Recommend Slate

4	Full Board Review and Nomination

5	Shareholder Review and Election

Adtalem Global Education Inc.	2024 Proxy Statement 23

Proposal No. 1 Election of Directors

The Nominating & Governance Committee has implemented this policy by evaluating each prospective director nominee as well as each incumbent director on the criteria described above, and in the context of the composition of the full Board, to determine whether he or she should be nominated to stand for election or re-election. In screening director nominees, the Nominating & Governance Committee also reviews potential conflicts of interest, including interlocking directorships and substantial business, civic, and social relationships with other members of the Board that could impair the prospective nominee’s ability to act independently.

Identification and Consideration of New Nominees

In identifying potential nominees and determining which nominees to recommend to the Board, the Nominating & Governance Committee has retained the advisory services of Russell Reynolds Associates, an international executive search firm. In connection with each vacancy, the Nominating & Governance Committee develops a specific set of ideal characteristics for the vacant director position. The Nominating & Governance Committee evaluates director candidates that it has identified and any identified by shareholders on an equal basis using these characteristics and the general considerations identified above.

Shareholder Nominations; Proxy Solicitation by Shareholders

The Nominating & Governance Committee will not only consider nominees that it identifies, but will consider nominees submitted by shareholders in accordance with the advance notice process for shareholder nominations identified in the By-Laws. Under this process, in order to be considered all shareholder nominees must be submitted in writing to the attention of Adtalem’s General Counsel and Corporate Secretary, 500 West Monroe Street, Suite 1300, Chicago, IL 60661, not less than 120 days nor more than 150 days prior to the anniversary of the immediately preceding annual meeting of shareholders. As a result, in order to be considered as a nominee at our 2025 annual meeting, a shareholder nomination must be submitted by 5:00 pm Central Daylight Time no later than July 16, 2025 and no earlier than June 16, 2025. Such shareholder’s notice shall be signed by the shareholder of record who intends to make the nomination (or his duly authorized proxy) and shall also include, among other things, the following information:

●	the name and address, as they appear on Adtalem’s books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination is made;
●	the number of shares of Adtalem’s Common Stock which are beneficially owned by such shareholder or beneficial owner or owners;
●	a representation that such shareholder is a holder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination;
●	the name and residence address of the person or persons to be nominated;
●	a description of all arrangements or understandings between such shareholder or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder;
●	such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would otherwise be required to be disclosed, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board; and
●	the written consent of each nominee to be named in a proxy statement and to serve as a director if so elected.

In addition, any shareholder who intends to solicit proxies in support of director nominees other than our nominees at the 2025 Annual Meeting of Shareholders, in order to comply with the SEC’s universal proxy rules, must provide notice of such intention no later than July 16, 2025 and no earlier than June 16, 2025 to our General Counsel and Corporate Secretary (at the same address previously set forth) and provide all other information required by Exchange Act Rule 14a-19. There were no director nominations proposed for the 2024 Annual Meeting by any shareholder.

In addition to candidates submitted through the advance notice By-Law process for shareholder nominations described above, shareholders may also request that a director nominee be included in Adtalem’s proxy materials in accordance with the proxy access provision in the By-Laws. Any shareholder or group of up to 20 shareholders holding both investment and voting rights to at least 3% of Adtalem’s outstanding Common Stock continuously for at least three years may nominate the greater of (i) two or (ii) 20% of the Adtalem directors to be elected at an annual meeting of shareholders. Such requests must be received not less than 120 days and no more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the By-Laws must be received no earlier than June 16, 2025 and no later than July 16, 2025. However, if we hold our 2025 Annual Meeting of Shareholders more than 30 days from the first anniversary of this year’s Annual Meeting, then in order for notice by the shareholder to be timely, such notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

In addition to candidates submitted through the By-Laws process for shareholder nominations, shareholders may also recommend candidates by following the procedures set forth below under the caption “Communications with Directors.”

24 2024 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Director Independence

The Board annually reviews the continuing independence of Adtalem’s non-employee directors under applicable laws and rules of the New York Stock Exchange (“NYSE”). The Board, excluding any director who is the subject of an evaluation, reviews and evaluates director transactions or relationships with Adtalem, including the results of any investigation, and makes a determination with respect to whether a conflict or violation exists or will exist or whether a director’s independence is or would be impaired.

The Board has considered whether each director has any material relationship with Adtalem (either directly or as a partner, shareholder, or officer of an organization that has a relationship with Adtalem) and has otherwise complied with the requirements for independence under the applicable listing standards of the NYSE.

As a result of this review, the Board affirmatively determined that, with the exception of Mr. Beard and Ms. Wardell, all of Adtalem’s current directors, and all director nominees, are “independent” of Adtalem and its management within the meaning of the applicable NYSE rules. Mr. Beard is considered an inside director because of his employment as President and CEO of Adtalem. Ms. Wardell is considered an inside director because of her previous employment as President and CEO of Adtalem.

BOARD STRUCTURE AND OPERATIONS

Summary of Board and Committee Structure

Adtalem’s Board held seven meetings during fiscal year 2024, consisting of four regular meetings and three special meetings. Currently, the Board has five standing committees: Academic Quality, Audit and Finance, Compensation, External Relations, and Nominating & Governance. The following tables describe each standing committee, its members and chairs, its key responsibilities and the number of meetings held during fiscal year 2024. Current copies of the charters of each of these committees, a current copy of Adtalem’s Governance Principles, and a current copy of Adtalem’s Code of Conduct and Ethics can be found on Adtalem’s website, www.adtalem.com, and are also available in print to any shareholder upon request from Adtalem’s General Counsel and Corporate Secretary, 500 West Monroe Street, Suite 1300, Chicago, IL 60661. The Board has determined that each of the members of the Audit and Finance, Compensation, and Nominating & Governance committees is independent within the meaning of applicable laws and NYSE listing standards in effect at the time of determination. The standing Audit and Finance Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act, the rules and regulations of the Securities and Exchange Commission (“SEC”), and the listing standards of the NYSE.

Academic Quality Committee

Members	Meetings in fiscal year 2024
Georgette Kiser (Chair) Mayur Gupta Betty Vandenbosch	4

Key Responsibilities

●	Supports improvement in academic quality and assures that the academic perspective is heard and represented at the highest policy-setting level and incorporated in all of Adtalem’s activities and operations
●	Reviews the academic programs, policies, and practices of Adtalem’s institutions
●	Evaluates the academic quality and assessment process and evaluates curriculum and programs

Audit and Finance Committee

Members	Meetings in fiscal year 2024	Report
William W. Burke (Chair) Donna J. Hrinak Kenneth J. Phelan	8	Page 36

Key Responsibilities

●	Monitors Adtalem’s financial reporting processes, including its internal control systems and the scope, approach, and results of audits
●	Selects and evaluates Adtalem’s independent registered public accounting firm, subject to ratification by the shareholders
●	Reviews and recommends to the Board Adtalem’s financing policies and actions related to investment, capital structure, and financing strategies
●	Provides oversight of Adtalem’s policies and processes established by management to identify, assess, monitor, manage, and control technology, cyber, information, ESG, and other risks
●	Provides oversight of Adtalem’s frameworks and standards for climate-related disclosures and reporting

Adtalem Global Education Inc.	2024 Proxy Statement 25

Proposal No. 1 Election of Directors

●	Reviews and approves any potential related party transactions

The Board has determined that Mr. Burke is qualified as an audit committee financial expert.

Compensation Committee

Members	Meetings in fiscal year 2024	Report
Michael W. Malafronte (Chair) William W. Burke Liam Krehbiel Sharon O’Keefe	4	Page 57

Key Responsibilities

●	Oversees all compensation practices and reviews eligibility criteria and award guidelines for Adtalem’s compensation program
●	Reviews and approves, following discussions with the other independent members of the Board, CEO annual goals and objectives
●	Evaluates the CEO’s performance against established annual goals and objectives
●	Recommends CEO compensation to the other independent members of the Board for approval
●	Reviews recommendations made by the CEO and approves compensation for executive officers, including base salary, annual incentive, and equity compensation
●	Reviews and approves the total pay-out of short- and long-term incentive pools, including annual grants of equity awards
●	Reviews and recommends to the Board compensation paid to non-employee directors

External Relations Committee

Members	Meetings in fiscal year 2024
Donna Hrinak (Chair) Liam Krehbiel Kenneth J. Phelan Lisa Wardell	4

Key Responsibilities

●	Provides awareness and oversight of Adtalem’s external relations strategy, policy, and practices
●	Monitors, analyzes, and effectively manages legislative and regulatory policy trends, issues, and risks
●	Develops recommendations to the Board regarding formulating and adopting policies, programs, and communications strategy related to legislative, regulatory, and reputational risk
●	Oversees risks and exposures related to higher education public policy, as well as compliance with laws and regulations applicable to Adtalem
●	Provides oversight regarding significant public policy issues including environmental, social, health and safety, and public and community affairs
●	Reviews Adtalem’s sustainability strategy, including initiatives and policies relating to environmental stewardship, corporate social responsibility, and corporate culture

Nominating & Governance Committee

Members	Meetings in fiscal year 2024
Sharon O’Keefe (Chair) Donna Hrinak Georgette Kiser	4

Key Responsibilities

●	Reviews Board and committee structures and leads the Board self-evaluation process
●	Assesses Board needs and periodically conducts director searches and recruiting to ensure appropriate Board composition
●	Recommends candidates for nomination as directors to the Board
●	Oversees and conducts planning for CEO and director succession and potential related risks
●	Recommends governance policies and procedures

26 2024 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Board Leadership Structure

Pursuant to our Governance Principles, the Board believes that it should be free to make its selection of the Chairman of the Board and the CEO in the way that it deems best for Adtalem and its shareholders at any given time. To ensure continued Board independence, the Board has adopted a policy that, in the event the Chairman of the Board and CEO roles are combined, or the Chairman of the Board is not otherwise independent, the Board shall appoint a Lead Independent Director. In November 2022, the Board determined to keep the roles of Chairman of the Board and CEO separate. The Board reviews its leadership structure periodically and as circumstances warrant.

During fiscal year 2024, the Board met in executive session without employee directors or other employees present at each regular Board meeting. Mr. Malafronte, as Adtalem’s independent Chairman, presided over these sessions.

Our Governance Principles provide that when we have a Lead Independent Director, he or she:

●	sets the agenda for, calls meeting of and leads executive sessions of the independent directors and reports to the Executive Chairman of the Board, as appropriate, concerning such meetings;
●	acts as a liaison between the Executive Chairman of the Board and the independent directors;
●	advises the Executive Chairman of the Board as to the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent directors to perform their duties effectively and responsibly;
●	when appropriate, makes recommendations to the Executive Chairman of the Board about calling full meetings of the Board;
●	serves as a resource to consult with the Executive Chairman of the Board and other Board members on corporate governance practices and policies and assumes the primary leadership role in addressing issues of this nature if, under the circumstances, it is inappropriate for the Executive Chairman of the Board to assume such leadership; and
●	performs such other duties as requested by the Board or Nominating & Governance Committee and as set forth in the Governance Principles.

Director Attendance

During fiscal year 2024, our Board met seven times. Each of Adtalem’s directors attended at least 75% of the meetings of the Board and Board committees on which they served that occurred during their respective time of service on the Board in fiscal year 2024.

All of our directors who were directors at the time participated in the 2023 Annual Meeting of Shareholders, held virtually in November 2023. Our Board encourages all of its members to attend the Annual Meeting but understands there may be situations that prevent such attendance.

Director Continuing Education

Members of the Board are encouraged to participate in continuing education and enrichment classes and seminars. During fiscal year 2024, the following directors attended the following classes and seminars: (i) Mr. Burke attended PwC’s Year End Audit Webcast and PwC’s Annual Corporate Directors Exchange; (ii) Ms. Kiser attended the National Association of Corporate Directors (“NACD”) ESG Continuous Learning Cohort and Brightview ESG trainings; and (iii) Mr. Phelan attended an Office of the Comptroller of the Currency Directors Conference and EY’s Strategic Insights for Banking and Board Members seminar.

Board Self-Evaluation

Each year our Board undertakes a self-evaluation process to critically evaluate its performance and effectiveness. Additionally, each committee conducts a self-evaluation to monitor its performance and effectiveness. The process is coordinated by the Board Chairman and the chair of the Nominating & Governance Committee. In fiscal year 2024, the Board conducted the evaluation process with the assistance of Adtalem’s Legal Department. Board and committee members are asked to provide commentary about a variety of topics, including the following: overall Board performance, including strategy, challenges, and opportunities; Board and committee meeting logistics and materials; Board and committee culture; and human capital and succession planning. The results of the evaluations were aggregated by Adtalem’s Legal Department and discussed at the Board’s Strategy Meeting in May 2024 and committee meetings in June 2024.

Board Composition Analysis

During fiscal year 2023, our Board conducted a Board Composition Analysis (“Analysis”) in consultation with Russell Reynolds Associates (“RRA”), an international executive search and leadership advisory firm. The objectives of the Analysis included aligning the current and future skills and experiences represented on the Adtalem Board with the Company’s evolving strategic objectives and enabling Adtalem to proactively plan for Board refreshment. The Analysis is intended to help the Board prioritize various backgrounds, skills, and experience for future recruiting. All of our directors, including Mr. Beard were interviewed for the Analysis.

As part of the Analysis, RRA benchmarked Adtalem against a seven-company peer group, the overall S&P 500, and two companies identified by RRA as governance leaders. Adtalem was benchmarked against this group on financial performance, Board demographics, committee structure, and board skills and competencies. The Analysis focused on the strategy-driven

Adtalem Global Education Inc.	2024 Proxy Statement 27

Proposal No. 1 Election of Directors

director criteria which is intended to inform future director recruitment. It reflected core experiences and expertise that would be additive to the Adtalem Board based on Company strategy. The Analysis provided the Board with a recruiting priority roadmap.

KEY BOARD RESPONSIBILITIES

Strategic Oversight

The Board has an active role in our overall strategy. The Board actively reviews and provides guidance on Adtalem’s long-term strategy and annual operating plan. In 2024, our Board held an inaugural two-day offsite strategy retreat to conduct a deep dive into Adtalem’s strategic goals, a timeline to achieve these goals and execution plans. These sessions provide a dedicated forum for an open exchange of ideas and viewpoints on Adtalem’s strategic direction and identifying new opportunities and risks as management executes upon the Company’s strategy. Among the topics presented to and discussed by the Board were capital markets and market allocation, trends in educational technology, the regulatory environment, healthcare workforce challenges and implications for care delivery, CEO succession, and board effectiveness. Management reports its progress in executing on Adtalem’s strategies and operating plan throughout the year. In addition, throughout the year, segment leadership will report to the Board regarding individual segment strategies and operating plans. The full Board has primary responsibility to review and provide oversight to management on our ESG strategy, supported by the work of our Audit and Finance, Compensation, External Relations, and Nominating & Governance Committees, each of whom provides oversight on various components of our ESG strategy. For example, our Audit and Finance Committee provides oversight of Adtalem’s policies and procedures to identify, assess, monitor, manage, and control ESG risks. The Audit and Finance Committee also provides oversight of Adtalem’s frameworks and standards for climate-related disclosures and reports. The Compensation Committee has responsibility for reviewing strategy and initiatives related to recruiting and retention to include ESG goals and milestones, if any.

Risk Oversight

Adtalem’s full Board is responsible for assessing major risks facing Adtalem and overseeing management’s plans and actions directed toward the mitigation and/or elimination of such risk. The Board has assigned specific elements of the oversight of risk management of Adtalem to committees of the Board, as summarized below. Each committee meets periodically with members of management and, in some cases, with outside advisors regarding the matters described below and, in turn, reports to the full Board at least after each regular meeting regarding any findings.

Managing current and emerging business risks, from regulatory and market risks to global risks, is an important component of our governance and oversight system. Management undertakes a regular review of a broad set of risks across Adtalem’s business and operations to identify, assess, manage, and monitor existing and emerging threats and opportunities. Adtalem’s Enterprise Risk Management (“ERM”) team is responsible for leading our risk management program at the enterprise level. The ERM team places particular focus on key risks that have the potential for the highest impact to Adtalem and its operations, and the highest likelihood of risk occurrence based on Adtalem’s preparedness and potential impact to Adtalem’s strategy. As part of management’s proactive risk identification and mitigation efforts, the ERM team has developed Risk Appetite Statements for each critical enterprise risk. These Risk Appetite Statements deepen our understanding of risks, enable effective action to mitigate risks, and strengthen our risk culture.

28 2024 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Board/Committee	Primary Areas of Risk Oversight
Full Board	• Reputation • Legal and regulatory risk and compliance and ethical business practices • Strategic planning • Major organizational actions • Education public policy
Academic Quality Committee	• Academic quality • Accreditation • Curriculum development and delivery • Student persistence • Student outcomes
Audit and Finance Committee

•

Accounting and disclosure practices

•

Information technology

•

Cybersecurity

•

Financial controls

•

Risk management policies and procedures

•

Legal and regulatory risk and compliance, including compliance and ethics program

•

Related party transactions

•

Capital structure

• Investments

• Climate-related disclosures and reporting

Compensation Committee	• Compensation practices • Talent development • Retention • Management succession planning • CEO succession
External Relations Committee

•

Accreditation

•

Higher education public policy

•

Compliance with laws and regulations applicable to Adtalem

•

Sustainability, environmental, corporate social responsibility, and public and community affairs

Nominating & Governance Committee	• Corporate and institutional governance structures and processes • Board composition and function • Board and Chairman of the Board succession

Succession Planning and Human Capital Management

The Board recognizes that one of its most important duties is to ensure continuity in Adtalem’s senior leadership by overseeing the retention and development of executive talent and planning for the effective succession of our CEO and the executive leadership team. To ensure that the succession planning and leadership development process supports and enhances our long-term strategic objectives, the Board periodically consults with our CEO and Chief Human Resources Officer (“CHRO”) on Adtalem’s business goals, the skills and experience necessary to help Adtalem achieve those goals, our organizational needs, our leadership pipeline, the succession plans for critical leadership positions, and our talent development and leadership initiatives. Succession and development plans are regularly discussed with the CEO and CHRO as well as, without them present, in the executive session of the Board. The Board ensures that it has sufficient opportunity to meet with and assess development plans for potential CEO and senior management team successors to address identified gaps in skills and attributes. This occurs through a variety of means, including informal meetings, Board events, presentations to the Board and committees, and a comprehensive annual talent review.

Our Sustainability Commitment

SAFEGUARDING GLOBAL HEALTH AND THE ENVIRONMENT

We recognize that ESG practices and goals are important to our shareholders because our approach to these areas can provide insight into our corporate behavior, long-term performance, and sustainability. We aim to empower and enhance the communities

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Proposal No. 1 Election of Directors

in which we teach, learn and work by operating sustainably, maintaining responsible governance standards, and supporting our global community.

As a leader in healthcare education, Adtalem recognizes that the well-being of people, animals, and the environment is closely tied to the way we care for our planet. We seek to instill this philosophy in our students, so they may be empowered throughout their career to act toward mitigating a range of global challenges. By expanding our students’ collective understanding of this interconnectivity, we are nurturing change in communities where our students go on to practice and working to ease the effects climate change can have on public health across the globe.

As part of our OneHealth approach, we strive to act as effective stewards of our planet, doing our part to understand and reduce our organizational footprint while educating our students about the public health implications of climate change and other environmental degradation. Demonstrating our commitment to environmental stewardship, in 2020 we launched multiyear environmental goals through 2024 that encompass our approach to reducing our carbon footprint, embracing renewable energy, and enhancing waste management practices:

1.	Achieve a ten percent (10%) reduction (when compared to our 2019 baseline levels) of controllable energy use and GHG emission levels across Adtalem’s U.S. properties by 2024;
2.	Aim to initiate an average of one renewable energy project per year at an owned location from 2021 through 2024; and
3.	Implement an enhanced waste and recycling initiative across Adtalem’s controllable waste portfolio by the end of 2024.

We are pleased to report our progress on all three of these environmental goals, with Goal 1 fully achieved through a total GHG emissions reduction of 40.4 percent compared to baseline.3 We have also partially achieved Goals 2 and 3 through the operationalization of our solar array on the AUC campus and by completing a waste audit for our entire organization, as well as by implementing recycling at all locations where recycling is possible.

Over the last fiscal year, we have expanded our environmental reporting capabilities to include the full portfolio of locations that we operate from, both leased and owned locations, including our facilities in the Caribbean. This expanded scope allows us to continue working toward our mission of being proactive stewards of the communities and environments we live and work in, while ensuring we are being vigilant in our preparation to meet any regulatory requirements as an organization. Going forward, Adtalem intends to use the expanded fiscal year 2024 data on emissions, waste, energy usage and water usage as our new baseline for calculations and goal setting.

EMPOWERING INDIVIDUALS, IMPACTING GLOBAL COMMUNITIES

As a global, scaled, healthcare education enterprise, Adtalem is uniquely positioned to address deep inequalities and shortages in the healthcare system. We are dedicated to nurturing change by increasing access to education and supporting underrepresented students and communities, while working directly with healthcare systems to place qualified professionals in critically needed positions. We leverage cutting-edge technology, forge strong partnerships that deliver outcomes for students and employer partners, foster inclusive work and educational environments, and provide financial support to aid students and nonprofits, all while maintaining our steadfast focus on improving communities and healthcare systems.

The American College of Healthcare Executives’ annual survey highlights workforce challenges, including labor shortages, as the top concern for hospitals for the second consecutive year. Adtalem plays a pivotal role in addressing these shortages by preparing highly qualified, diverse students who are ready to enter the U.S. healthcare system upon graduation. Our commitment to alleviating these critical shortages, particularly in underserved communities, has never been more relevant.

Promoting diversity, equity, and inclusion is deeply embedded in our mission and vision. We are proud to stand for equality and social justice at the enterprise level and across our family of institutions, and we remain committed to cultivating a skilled and diverse community of learners who are the culturally aware professionals our communities need. In fiscal year 2024, 83% of the total student population in our five institutions identified as female and 55% identified as people of color.

The initiatives described above along with a detailed discussion of our sustainability program and its core pillars –Empowering Individuals, Impacting Global Communities; Safeguarding Global Health and the Environment; and Operating with Purpose and Responsibility - can be found in Adtalem’s most recent Sustainability Report: adtalem.com/sustainability.

Our Approach to Cybersecurity and Data Privacy

Our responsibilities as an enterprise include safeguarding sensitive information about our students, employees, institutions, and operations. Our Cyber Risk Management Framework is designed to strengthen our systems against potential risks or outside threats to foster the trust of our internal and external collaborators and partners.

We modeled our proprietary Enterprise Information Security Framework Policy and Information Governance and Security Procedures on the National Institute of Standards and Technology’s (NIST) 800-53 Framework. We manage information security in key areas such as cybersecurity, data privacy and information technology (IT) with functional teams that focus on their areas of expertise and collaborate on cross-disciplinary projects.

3 Total emissions percent change compared to baseline (FY2019) only evaluates direct paid utilities in the calculation. Going forward, Adtalem will be using FY2024 data as the new baseline for calculations due to our expanded data set.

30 2024 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

We benchmark across verticals and perform internal and external reviews as part of our ongoing commitment to continuous improvement. Our IT environment and cybersecurity-related controls are reviewed by our internal audit function and external third parties. We obtain third-party assessments, including cyber risk reviews and penetration testing, to evaluate our cybersecurity program independently. In 2024, a third-party evaluated Adtalem’s internet presence and rated our organization at low-risk of compromise. We have not experienced a significant information security breach in the past five years.

The Audit and Finance Committee receives quarterly updates from our Chief Information Security Officer, who reports directly to our Chief Financial Officer. Committee oversight includes the responsibility to ensure we have established and documented cybersecurity processes that are maintained and periodically evaluated. Our formal Cybersecurity, Privacy and IT Risk Committee meets regularly to ensure rigorous evaluation of existing and emerging risks in the environment. The committee is integrated with the Enterprise Risk Committee, ensuring cyberrisks are captured, assessed and reported at the corporate level.

With the increasing use of artificial intelligence (“AI”) technology across our institutions, as well as potential threats posed by AI, in fiscal year 2024, we reviewed all corporate policies and developed a new AI Governance Policy on the use of AI technology.

Adtalem takes seriously the responsibility to protect sensitive information. Adtalem’s cybersecurity program and data privacy programs, includes oversight of the use of AI, including educating our entire workforce on appropriate use through formal training programs, testing and email reinforcement. The AI Governance Policy provides an overarching corporate framework for secure strategies to integrate AI technology and machine learning into the student experience. This approach provides flexibility and security while also ensuring consistent standards across all institutions.

Outreach and Engagement

We value the opinions of our shareholders and believe regular, proactive communications with our shareholders to be in the long-term best interests of Adtalem. Our investor communications and outreach include direct one-on-one engagements, investor day meetings, investor conferences, and quarterly conference calls. Our investor events are open to the public and are available live and as archived webcasts on our investor relations website. Additionally, we reach out at least annually to our largest shareholders to invite feedback. We reached out to shareholders representing more than 80 percent of shares owned. We hold individual calls with shareholders who accept our invitation to allow for open, meaningful discussions. As part of our shareholder outreach, we meet with our shareholders to discuss regular business updates, strategic outlook, compensation matters, and global impact. We share material feedback received from our shareholders with our Board.

COMMUNICATIONS WITH DIRECTORS

Shareholders and other interested parties wishing to communicate with the Board, our Chairman, or any member or committee of the Board are encouraged to send any communication to our General Counsel and Corporate Secretary, Adtalem Global Education Inc., 500 West Monroe Street, Suite 1300, Chicago, IL 60661 and should prominently indicate on the outside of the envelope that it is intended for the Board, our Chairman, the independent directors as a group, or a committee or an individual member of the Board. Any such communication must be in writing, must set forth the name and address of the shareholder (and the name and address of the beneficial owner, if different), and must state the form of stock ownership and the number of shares beneficially owned by the shareholder making the communication. Adtalem’s General Counsel and Corporate Secretary will compile and promptly forward all communications to the Board except for spam, junk mail, mass mailings, resumes, or other forms of job inquiries, surveys, business solicitations, or advertisements.

Communicating Accounting Complaints

Shareholders, Adtalem employees, and other interested persons are encouraged to communicate or report any complaint or concern regarding financial statement disclosures, accounting, internal accounting controls, auditing matters, or violations of Adtalem’s Code of Conduct and Ethics (collectively, “Accounting Complaints”) to the General Counsel and Corporate Secretary of Adtalem at the following address:

General Counsel and Corporate Secretary
Adtalem Global Education Inc.
500 West Monroe Street, Suite 1300
Chicago, IL 60661

Accounting Complaints also may be submitted in a sealed envelope addressed to the Chair of the Audit and Finance Committee, in care of the General Counsel and Corporate Secretary, at the address indicated above, and labeled with a legend such as: “To Be Opened Only by a Member of the Audit and Finance Committee.” Any person making such a submission who would like to discuss an Accounting Complaint with the Audit and Finance Committee should indicate this in the submission and should include a telephone number at which he or she may be contacted if the Audit and Finance Committee deems it appropriate.

Adtalem employees and students may also report Accounting Complaints using any of the reporting procedures specified in Adtalem’s Code of Conduct and Ethics. All reports by employees and students shall be treated confidentially to the extent possible and may be made anonymously. Adtalem will not discharge, demote, suspend, threaten, harass, or in any manner discriminate against any employee in the terms and conditions of his or her employment based upon any lawful actions taken by such employee with respect to the good faith submission of Accounting Complaints.

Adtalem Global Education Inc.	2024 Proxy Statement 31

Proposal No. 1 Election of Directors

BOARD PRACTICES AND POLICIES

Certain Relationships and Related Person Transactions

It is Adtalem’s policy that the Audit and Finance Committee review, approve, or ratify all transactions in which Adtalem participates and in which any related person has a direct or indirect material interest and the transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year. Our legal staff is primarily responsible for gathering information from the directors and executive officers, including annual questionnaires completed by all our directors, director nominees, and executive officers. The Audit and Finance Committee reviews the relevant facts and circumstances of all related party transactions, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related party’s interest in the transaction. No member of the Audit and Finance Committee may participate in any approval of a related party transaction to which he or she is a related party.

Various Adtalem policies and procedures, including the Code of Conduct and Ethics, which applies to Adtalem’s directors, officers, and all other employees, and annual questionnaires completed by all Adtalem directors, director nominees, and executive officers, require disclosure of related person transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC rules.

There were no transactions in fiscal year 2024 that required either approval under our policies and procedures or disclosure as required by the rules and regulations of the SEC.

Governance Principles/Code of Conduct and Ethics

Our Board has adopted Governance Principles that set forth expectations for directors, director qualifications, director retirement, director independence standards, board committee structure, and functions and other policies for Adtalem’s governance. We have adopted a Code of Conduct and Ethics applicable to all employees including directors, officers, and full- and part-time employees and faculty of Adtalem Global Education Inc. and its subsidiaries. These documents are available on Adtalem’s website at https://www.adtalem.com/about-us/organizational-governance. Any amendments or waivers of the Code of Conduct and Ethics will be disclosed at these website addresses.

We encourage individuals to speak up with questions, concerns, or potential violations of our Code of Conduct and Ethics, and we have a 24-hour reporting hotline administered through a third-party to offer anonymity to anyone reporting such issues. Information about our whistleblower policy and practices are included in the Code of Conduct and Ethics. All reports, which are reviewed by the Audit and Finance Committee each quarter, are investigated promptly, thoroughly and fairly, and appropriate action is taken whenever necessary.

Compensation Committee Independence and Insider Participation

During fiscal year 2024, Michael W. Malafronte, William W. Burke, Liam Krehbiel, Sharon O’Keefe, and Kenneth J. Phelan served on the Compensation Committee. None of those members of the Compensation Committee was an officer or employee of Adtalem, or a former officer of Adtalem, nor did any of them have any relationship requiring disclosure by Adtalem as a related person transaction under Item 404 of Regulation S-K. During fiscal year 2024, none of the Company’s executive officers served on the board of directors or a compensation committee of any other entity, any officers of which served on Adtalem’s Board or our Compensation Committee.

DIRECTOR COMPENSATION

The competitiveness of the director compensation program is reviewed annually by the Compensation Committee with the assistance and input of Meridian Compensation Partners (“Meridian”), the Compensation Committee’s independent compensation consultant. Meridian’s last review in 2023 resulted in revisions to director compensation during the second half of 2023. No changes were made to the director compensation program in fiscal year 2024. Each non-employee director annually receives RSUs with an approximate value of $140,000. The RSUs are granted immediately following the Annual Meeting of Shareholders. Each RSU represents the right to receive one share of Common Stock following the satisfaction of the vesting period, which is the one-year anniversary of the grant date. In addition to the RSUs, in fiscal year 2024, non-employee directors received an annual retainer of $85,000, paid quarterly. The Chair of the Audit and Finance Committee received an additional annual retainer of $25,000, the Chair of the Compensation Committee received an additional annual retainer of $17,500, and the chairs of each of the other committees received an additional annual retainer of $12,500 for their roles as committee chairs. The Chairman of the Board is entitled to an additional annual retainer of $120,000 for his service.  Directors were reimbursed for any reasonable and appropriate expenditures attendant to Board membership.

Under the Adtalem Nonqualified Deferred Compensation Plan, a director may elect to defer all or a portion of the cash retainer. Any amount so deferred is, at the director’s election, valued as if invested in various investment choices made available by the Compensation Committee for this purpose, and is payable in cash installments, or as a lump-sum on or after termination of service as a director, or at a later date specified by the director. No non-employee directors deferred any portion of their compensation in fiscal year 2024.

32 2024 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

This table discloses all non-employee director compensation provided in fiscal year 2024 to the directors of Adtalem for their service as directors.

	Fees Earned or	Stock
	Paid in Cash	Awards	Total
Name	($)	($)(1)	($)
William W. Burke	110,000	139,960	249,960
Charles DeShazer(2)	63,750	—	63,750
Mayur Gupta	85,000	139,960	224,960
Donna J. Hrinak	97,500	139,960	237,460
Georgette Kiser	97,500	139,960	237,460
Liam Krehbiel	85,000	139,960	224,960
Michael W. Malafronte	166,875	139,960	306,835
Sharon L. O’Keefe	97,500	139,960	237,460
Kenneth J. Phelan	89,375	139,960	229,335
Betty Vandenbosch(3)	54,876	—	54,876
Lisa W. Wardell(4)	133,000	139,960	272,960

(1)	The amounts reported in the Stock Awards column represent the grant date fair value of 2,530 RSUs granted on November 8, 2023 to each of the directors named above, computed in accordance with FASB ASC Topic 718. The assumptions made in determining the valuations of these awards can be found at Note 18: Stock-Based Compensation to our audited financial statements in Adtalem’s Annual Report on Form 10-K for the year ended June 30, 2024. The number of RSUs granted to each of the directors named above was determined by dividing $140,000 by $55.32, which represents the fair market value of a share of Common Stock on the November 8, 2023 award date and rounding to the nearest 10 shares.
(2)	Dr. DeShazer served as a member of the Board until November 8, 2023 but did not stand for re-election at the 2023 Annual Meeting of Shareholders.
(3)	Dr. Vandenbosch was appointed to the Board effective January 8, 2024.
(4)	Ms. Wardell’s fees include $24,000 for her service on the Chamberlain University Board of Trustees and $24,000 for her service on the Walden University Board of Managers.

Adtalem Global Education Inc.	2024 Proxy Statement 33

PROPOSAL NO. 2

Ratify Selection of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

Subject to shareholder ratification, the Audit and Finance Committee of the Board has reappointed PricewaterhouseCoopers LLP (“PwC”), as independent registered public accounting firm for Adtalem and its subsidiaries for fiscal year 2025. The Board recommends to the shareholders that the selection of PwC as independent registered public accounting firm for Adtalem and its subsidiaries be ratified. If the shareholders do not ratify the selection of PwC, the selection of independent registered public accounting firm will be reconsidered by the Audit and Finance Committee. Representatives of PwC are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions from shareholders.

APPROVAL BY SHAREHOLDERS

Proposal No. 2 to ratify the selection of PwC as independent registered public accounting firm for Adtalem for fiscal year 2025 will require the affirmative vote of a majority of the shares of Common Stock of Adtalem represented at the Annual Meeting. Abstentions will be treated as a vote AGAINST the proposal, while broker non-votes, if any, will not be counted as votes represented and entitled to vote and, therefore, will have no effect on the result of the vote for this proposal. See VOTING INFORMATION – Effect of Not Casting Your Vote. If you sign and return your proxy card, but give no direction or complete the telephonic or internet voting procedures but do not specify how you want to vote your shares, the shares will be voted FOR ratification of the selection of PwC as independent registered public accounting firm for Adtalem for fiscal year 2025.

If the appointment of PwC as our independent registered public accounting firm for fiscal year 2025 is not ratified by our shareholders, the adverse vote will be considered a direction to the Audit and Finance Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors after the beginning of the current year, the 2025 appointment will stand unless the Audit and Finance Committee finds other good reason to make a change.

The Board of Directors recommends a vote FOR the ratification of the appointment of PwC as Adtalem’s independent registered public accounting firm for fiscal year 2025.

SELECTION AND ENGAGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee, at each of its regularly scheduled meetings, and on an interim basis as required, reviews all engagements of PwC for audit and all other services. Prior to the Audit and Finance Committee’s consideration for approval, management provides the Audit and Finance Committee with a description of the reason for and nature of the services to be provided along with an estimate of the time required and approximate cost. Following such review, each proposed service is approved, modified, or denied as appropriate. A record of all such approvals is maintained in the files of the Audit and Finance Committee for future reference. All services provided by PwC during the past two years were approved by the Audit and Finance Committee prior to their undertaking.

PRE-APPROVAL POLICIES

The Audit and Finance Committee has adopted a policy for approving all permitted audit, audit-related, tax, and non-audit services to be provided by PwC in advance of the commencement of such services, except for those considered to be de minimis by law for non-audit services. Information regarding services performed by the independent registered public accounting firm under this de minimis exception is presented to the Audit and Finance Committee for information purposes at each of its meetings. There is no blanket pre-approval provision within this policy. For fiscal years 2023 and 2024, none of the services provided by PwC were provided pursuant to the de minimis exception to the pre-approval requirements contained in the applicable rules of the SEC. Audit and Finance Committee consideration and approval generally occurs at a regularly scheduled Audit and Finance Committee meeting. For projects that require an expedited decision because the independent registered public accounting firm should begin prior to the next regularly scheduled meeting, requests for approval may be circulated to the Audit and Finance Committee by e-mail, telephonically, or by other means for its consideration and approval. When deemed necessary, the Audit and Finance Committee has delegated pre-approval authority to its Chair. Any engagement of the independent registered public accounting firm under this delegation will be presented for informational purposes to the full Audit and Finance Committee at their next meeting.

34 2024 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 2 Ratify Selection of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

AUDIT FEES AND OTHER FEES

During the 2024 and 2023 fiscal years, Adtalem was billed by PwC for audit and other professional services, respectively, in the following amounts:

	Fiscal Year	Fiscal Year
Fees	2024	2023
Audit Fees	$4,260,500	$3,870,000
Audit-Related Fees	$—	$—
Tax Fees	$847,493	$733,000
All Other Fees	$2,000	$900
Total	$5,109,993	$4,603,900

AUDIT FEES — Includes all services performed to comply with generally accepted accounting principles in conjunction with the annual audit of Adtalem’s financial statements and the audit of internal controls over financial reporting. In addition, this category includes fees for services in connection with Adtalem’s statutory and regulatory filings, consents, and review of filings with the SEC such as the annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Also included are services rendered in connection with the required annual audits of Adtalem’s compliance with the rules and procedures promulgated for the administration of federal and state student financial aid programs.

AUDIT-RELATED FEES — None.

TAX FEES — Includes all services related to tax compliance, tax planning, tax advice, assistance with tax audits, and responding to requests from Adtalem’s tax department regarding technical interpretations, applicable laws and regulations, and tax accounting. Adtalem’s Audit and Finance Committee has considered the nature of these services and concluded that these services may be provided by the independent registered public accounting firm without impairing its independence.

ALL OTHER FEES — Includes subscriptions for PwC’s disclosure checklist.

Adtalem Global Education Inc.	2024 Proxy Statement 35

Proposal No. 2 Ratify Selection of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee has:

●	Reviewed and discussed the 2024 audited financial statements with management;
●	Met with PwC, Adtalem’s independent registered public accounting firm, and discussed the matters required to be discussed by the PCAOB and the SEC; and
●	Received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and
●	Discussed with PwC its independence.

In reliance upon the Audit and Finance Committee’s reviews and discussions with both management and PwC, management’s representations and the report of PwC on Adtalem’s audited financial statements, the Audit and Finance Committee recommended to the Board that the audited financial statements for the fiscal year ended June 30, 2024 be included in Adtalem’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024 filed with the SEC.

While the Audit and Finance Committee has the responsibilities set forth in its charter (including to monitor and oversee the audit processes), the Audit and Finance Committee does not have the duty to plan or conduct audits or to determine that Adtalem’s financial statements are complete, accurate or in accordance with generally accepted accounting principles. Adtalem’s management and independent auditor have this responsibility.

This report has been furnished by the members of the Audit and Finance Committee.

William W. Burke, Chair
Donna J. Hrinak
Kenneth J. Phelan

The Audit and Finance Committee Report set forth above does not constitute soliciting materials and should not be deemed incorporated by reference into any other Adtalem filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that Adtalem specifically incorporates this Audit and Finance Committee Report by reference.

36 2024 Proxy Statement	Adtalem Global Education Inc.

PROPOSAL NO. 3

Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

COMPENSATION DISCUSSION & ANALYSIS

The following pages summarize our executive compensation program for our NEOs. Our 2024 NEOs are:

Stephen W. Beard	Robert J. Phelan	Douglas G. Beck	Michael Betz	Maurice Herrera
President and Chief Executive Officer	Senior Vice President, Chief Financial Officer	Senior Vice President, General Counsel, Corporate Secretary and Institutional Support Services	President, Walden University	Senior Vice President, Chief Marketing Officer

Executive Summary

FY24 was a transformational year for Adtalem. We achieved results above our FY24 plan goals, in many cases at record levels in our history and better than our peer group performance. Our achievements in FY24 included the following:

●	Revenue up 9.2%
●	Adjusted earnings per share up 19.0%
●	$288 million of net cash provided by operating activities from continuing operations
●	Repurchased $261 million of total shares outstanding
●	Enrollment inquiries up by double digits
●	Total enrollment of more than 83,000 students, up 10% year-over-year for the fourth quarter
●	Enrollment up 10.4% for Chamberlain University, with six straight quarters of total enrollment growth
●	Enrollment up 11.3% for Walden University, with four straight quarters of total enrollment growth
●	Three straight periods of sequentially improved year-over-year total enrollment for our Medical/Veterinary segment
●	Student persistence improvements year-over-year at four of our five educational institutions
●	98% first time residency attainment rates for our two medical schools[4]
●	Reduction of $91 million in outstanding letters of credit to U.S. Department of Education
●	Share price increase of 98%
●	Total Shareholder Return exceeded that of our peer group

Adtalem’s Compensation Committee set ambitious FY24 performance objectives to incentivize management to achieve these outstanding results. The compensation paid to management in FY24 recognizes this outstanding performance, as well as our commitment to excellence for our students, colleagues, the institutions and the communities they serve, as well as our shareholders. These achievements reflect our commitment to strengthening our market leading position in healthcare education and our ambition to be a systemically important partner to the U.S. healthcare system for many years to come.

FY24 RESULTS IN DETAIL

Adtalem’s achievements in FY24 go beyond the facts detailed above.

Academic

4 First-time residency attainment rate is the percent of students attaining a 2024-25 residency position out of all graduates or expected graduates in 2023-24 who were active applicants in the 2024 National Resident Matching Program (“NRMP”) match or who attained a residency position outside the NRMP match.

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Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

In 2024, we graduated over 30,000 students, approximately 90 percent with degrees in healthcare related professions, joining our community of approximately 350,000 alumni. Of our graduates, approximately 50 percent were minorities, with a significant portion being working adults or first-generation college graduates. Combined, American University of the Caribbean School of Medicine and Ross University School of Medicine students and graduates had a 98 percent first-time residency attainment rate.5 We placed over 800 future clinicians at over 350 health facilities, spanning 44 U.S. states and territories and in 27 specialties. Ross University School of Veterinary Medicine (“RUSVM”) graduated over 400 Doctors of Veterinary Medicine in 2024 and ranked 3rd among institutions whose graduates matched into selective internships and residencies. In the most recently reported academic year, 2022, RUSVM accounted for approximately 9 percent of all Doctor of Veterinary Medicine graduates.

Operational

Operational excellence is the primary focus of our Growth with Purpose strategy and was preceded by the successful integration of our five institutions, which has created a more efficient operating model with durable synergies. This new, more efficient foundation has unlocked our ability to sustainably accelerate the performance of our institutions as Adtalem expands access to our in-demand healthcare programs to tens of thousands of diverse students who might not otherwise have had an opportunity to fulfill their professional ambitions. Our integrated operating model has achieved real operating leverage through efficiencies and economies of scale, affording us the ability to sustainably increase our student facing investments in FY24 while meeting our goal to keep our high adjusted EBITDA operating margin flat year-over-year.

Chamberlain experienced its sixth straight quarter of total enrollment growth, up 10.4 percent year over year, and expanded its national scale, surpassing its highest ever previous total enrollment during FY24. Walden had a fourth straight quarter of total enrollment growth, up 11.3 percent year over year. The Medical/Veterinary segment had its third straight enrollment period of sequentially improved year-over-year total enrollment trends. Total enrollment growth has been underpinned by our ability to significantly increase both new enrollments and expand our high persistence rates among existing students.

Investments in innovative and modern brand campaigns are resonating with prospective students. Inquiries to our institutions were up double digits for FY24, while our data-driven marketing philosophy drove down the cost per inquiry by more than 10 percent, building a strong foundation for new enrollment growth for many years to come.

Our Center of Excellence teams continue to focus on our student experience, implementing ground-breaking initiatives in all aspects of the student journey from the initial enrollment process to adaptive learning technologies to help better prepare our students for positive academic outcomes. We broadened our inclusive access mission by organically expanding the reach of in-demand programs, securing additional state approvals, and meeting our students where they are on their journey.

Financial

Revenue for FY24 was $1,584.7 million, up 9.2 percent year over year. Operating income was $217.1 million, compared with $168.2 million in the prior year. For the full year, we grew adjusted EBITDA margin by 10 basis points year-over-year to 23.8% and reported adjusted earnings per share of $5.01, up 19.0 percent from FY24’s $4.21. See Appendix A for a reconciliation to reported GAAP results. In FY24, Adtalem also bolstered its financial strength, generating $288 million of net cash provided by operating activities from continuing operations, up $94 million versus the prior year. We executed against our capital allocation philosophy by reinvesting $49 million through capital expenditures. Adtalem repurchased $261 million of shares in FY24 and repaid $50 million of its outstanding Term Loan B balance. We repriced the remaining $253 million Term Loan B balance reducing its interest rate by 50 basis points.

During FY24, Adtalem continued to strengthen its relationship with the Department of Education (“ED”). ED allowed reductions in Adtalem’s letters of credit totaling $90.8 million, resulting in a current balance of $227 million at the end of FY24.

We are mission-driven and purpose led. And we committed to expanding our reach and impact for many years to come.

5 First-time residency attainment rate is the percent of students attaining a 2024-25 residency position out of all graduates or expected graduates in 2023-24 who were active applicants in the 2024 National Resident Matching Program (“NRMP”) match or who attained a residency position outside the NRMP match.

38 2024 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

COMPENSATION OBJECTIVES

Adtalem’s executive compensation program is designed to reward leaders for delivering strong financial results and building shareholder value. We firmly believe that academic quality and a strong student-centric focus lead to growth and, therefore, we have incorporated performance objectives into our executive compensation program to recognize leadership for their roles in improving student academic performance and outcomes.

This executive compensation program structure enables us to provide a competitive total compensation package while aligning our leaders’ interests with those of our shareholders and other stakeholders. The following chart highlights key objectives behind the development, review, and approval of our NEOs’ compensation.

Our executive compensation program is designed to:

ALIGN INCENTIVES	COMPETE FOR TALENT	REWARD PERFORMANCE

Our purpose is to empower students to achieve their goals, find success and make inspiring contributions to our global community. Success in realizing our purpose drives growth, which leads to the creation of sustainable, long-term value for our shareholders. Our compensation program is distinguished by its alignment not only with our shareholders, but also with our students, whose success is critical to our organization’s success.

Our compensation program is designed to attract, retain, and motivate high-performing employees, particularly our key executives who are critical to our operations. Our compensation decisions take into account the competitive landscape for talent.

Our compensation program is designed to drive and reward outstanding performance through:

●
A short-term incentive program focusing our executives on achieving strong financial results and superior academic and student outcomes, through individual performance objectives, and
●
A long-term incentive program providing a mix of equity vehicles designed to reward long-term financial performance and shareholder value creation.
●
For fiscal year 2024, a special supplemental incentive program to drive achievement of and appropriately support our multi-year transformational strategy.

Our executive compensation program aligns the attainment of our impactful business transformation and growth objectives with commensurate rewards based on results achieved over both short- and long-term performance periods. The Compensation Committee believes this approach appropriately focuses executives on achieving our strategic priorities and executing our multi-year transformation and provides appropriate upside and downside potential based on actual performance and results achieved over time.

Our program, particularly how we measure performance through both annual incentives and our long-term performance share plan, employs measures that support our fundamental shift in strategic focus for management and our organization at large.

CONTINUED SHAREHOLDER OUTREACH

Adtalem employs a proactive investor relations approach, involving management and the Board, with ongoing outreach and interactive dialogue with investors to seek input on topics including corporate governance, executive compensation, diversity, equity and inclusion, global impact and strategy. Our goal is to provide transparency to ensure there is a clear understanding of our business and our operating and financial performance – as set forth in our public filings, through one-on-one discussions, non-deal road shows, and investor conferences.

Our ongoing commitment to shareholder outreach included proactive outreach to our top shareholders in fiscal year 2024. Those shareholders that provided feedback responded favorably, and did not express any concerns. Shareholders reiterated their support for our strategic transformation actions and Growth with Purpose organic growth strategy.

Adtalem and the Board will continue to engage our shareholder base to understand and attempt to respond to shareholder concerns.

PAY-FOR-PERFORMANCE FOCUS

We use both short- and long-term incentives to reward NEOs for delivering strong business results, increasing shareholder value, and improving student outcomes. With our pay-for-performance philosophy, an executive can earn in excess of target levels when performance exceeds established objectives; and, if performance falls below established objectives, our incentive plans pay below target levels, which in some cases could be nothing at all.

Adtalem Global Education Inc.	2024 Proxy Statement 39

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

(1)	Excludes perquisites.
(2)	Illustration represents fiscal year 2024 target compensation mix for Mr. Beard and the other NEOs.

Program Design:

●	The actual value realized from the annual MIP award can range from zero, if threshold performance targets are not met, to up to 250% of targeted amounts for exceptional organizational and individual performance.
●	Our regular long-term incentive program consists of equity-based awards whose value ultimately depends on our stock price performance. Beginning with fiscal year 2023, the Compensation Committee determined that it would no longer grant stock options. The elimination of stock options was intended to simplify the long-term incentive program and to shift more of the equity mix to performance-based equity awards. As a result, a significant portion of the equity-based awards granted under the annual long-term incentive program (60% of the executive officers’ annual awards) is granted in the form of PSUs, the number of which earned is based on achievement of three-year financial performance goals. For the PSUs granted in fiscal year 2024, the Committee approved the use of revenue growth and adjusted EBITDA margin as the financial performance measures as these financial performance metrics for the PSUs better align the long-term incentive program with Adtalem’s long-term growth strategy. If the minimum levels of performance are not met, no PSUs are earned; if the minimum levels of performance are met, payout can range from 50% to 200% of the target number of PSUs.

40 2024 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Performance Assessment: Our Compensation Committee uses a comprehensive, well-defined, and rigorous process to assess organizational and individual performance. We believe the performance measures for our incentive plans focus management on the appropriate objectives for the creation of short- and long-term shareholder value as well as academic quality and organizational growth.

2024 COMPENSATION DECISIONS AND ACTIONS

Key Fiscal Year 2024 Compensation Decisions

BASE SALARY Page 44

Adtalem is committed to offering market competitive compensation to our key executives, including competitive base salaries. In fiscal year 2024, the Board and/or the Compensation Committee approved merit increases in base salaries of 8.9% for Mr. Beard and 2% for each of our other NEOs as part of our normal compensation review process which takes into account market competitiveness and individual performance. The base salary of Mr. Beard was increased from $918,000 to $1,000,000, the base salary of Mr. Phelan was increased from $489,600 to $499,392, the base salary of Mr. Beck was increased from $525,300 to $535,806, the base salary of Mr. Betz was increased from $540,000 to $550,800, and the base salary of Mr. Herrera was increased from $443,700 to $452,574.

ANNUAL INCENTIVES Page 45

For Mr. Beard, Mr. Phelan, and Mr. Beck, the fiscal year 2024 MIP award was based on financial performance at Adtalem (45% based on Adtalem revenue and 55% based on Adtalem adjusted earnings per share). For Mr. Betz, as the President of Walden University, the fiscal year 2024 MIP award was based on financial performance at Walden University (60% based on Walden University revenue and 40% based on Walden University adjusted operating income). For Mr. Herrera, as the Chief Marketing Officer, the fiscal year 2024 MIP award was based on the financial performance at Adtalem (60% on Adtalem revenue and 40% based on adjusted operating income for all institutions prior to corporate overhead expense allocations). The resulting MIP award for Mr. Beard and the other NEOs, as determined based on the respective financial performance, was then adjusted for individual performance by an individual performance modifier which can range from 0% to 125%.

Awards under the fiscal year 2024 MIP for financial performance as a percentage of MIP target were earned at 171% of the MIP target for Mr. Beard, 171% for Mr. Phelan, 171% for Mr. Beck, 200% for Mr. Betz, and 131% for Mr. Herrera. The MIP awards as determined based on financial performance for Mr. Beard and the other NEOs were then each adjusted by an individual performance modifier to reflect individual performance. The individual performance modifiers were 125% for Mr. Beard, 95% for Mr. Phelan, 110% for Mr. Beck, 120% for Mr. Betz, and 95% for Mr. Herrera. The resulting MIP awards were earned at 213% of the MIP target for Mr. Beard, 162% for Mr. Phelan, 188% for Mr. Beck, 240% for Mr. Betz, and 124% for Mr. Herrera.

LONG-TERM INCENTIVES Page 50

In fiscal year 2024, Mr. Beard and the other NEOs received annual long-term incentive awards consisting of performance-vesting PSUs and service-vesting RSUs. In addition, in connection with Adtalem’s multi-year transformational strategy (“Growth with Purpose”), the Compensation Committee approved a supplemental incentive program, the Growth with Purpose Incentive Program, early in fiscal year 2024, under which NEOs were granted additional performance-vesting PSUs.

In addition to the PSUs granted in fiscal year 2024, PSUs granted to NEOs[1] in November 2021 for the fiscal year 2022 through fiscal year 2024 three-year performance period vested in August 2024 based on the achievement of Return on Invested Capital (ROIC) and Free Cash Flow (FCF) per share targets that were assessed over the three-year performance period. Based on our financial performance for the three-year performance period, the ROIC and FCF per share PSUs vested with an overall payout of 55.0% and 71.2% of target, respectively.

[1]

Excluding Mr. Beard who did not receive a grant of PSUs for the fiscal year 2022 through fiscal year 2024 performance period and Mr. Betz and Mr. Herrera, who were not employed by Adtalem at the time of grant. Mr. Beard was appointed CEO in September 2021 and in lieu of a grant of PSUs for the fiscal year 2022 through fiscal year 2024 performance period, Mr. Beard received a separate long-term incentive award consisting of stock options, RSUs and PSUs in connection with his appointment.

Factors Guiding our Decisions

●	Executive compensation program objectives, philosophy, and principles;
●	Financial, academic and operational performance of Adtalem and its individual institutions;
●	Shareholder input, including say-on-pay vote;
●	Adtalem’s mission, vision, purpose, and “TEACH” values;
●	The competitive landscape, trends, and best pay practices; and
●	Advice of our independent outside compensation consultant.

Adtalem Global Education Inc.	2024 Proxy Statement 41

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

EXECUTIVE COMPENSATION GOVERNANCE AND PRACTICES

WHAT WE DO	WHAT WE DON’T DO

✓
Pay for financial and academic performance
✓
Solicit and value shareholder opinions about our compensation practices
✓
Deliver total direct compensation primarily through variable pay
✓
Set challenging short- and long-term incentive award goals
✓
Provide strong oversight that ensures adherence to incentive grant regulations
✓
Maintain robust stock ownership requirements
✓
Adhere to an incentive compensation recoupment (clawback) policy
✓
Offer market-competitive benefits
✓
Consult with an independent advisor on executive pay practices, plan designs, and competitive pay levels

✘
Provide guaranteed salary increases
✘
Provide tax gross-ups on severance or other payments in connection with a change in control
✘
Provide single-trigger change-in-control severance
✘
Re-price stock options or exchange underwater options for other awards or cash, without shareholder approval
✘
Pay dividends on unvested performance-based awards
✘
Provide excessive perquisites
✘
Offer a defined benefit pension or supplemental executive retirement plan
✘
Permit hedging or pledging of Adtalem Common Stock
✘
Reward executives without a link to performance

42 2024 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Executive Compensation

PRINCIPLES OF EXECUTIVE COMPENSATION

The Compensation Committee uses the following Principles of Executive Compensation to assess Adtalem’s executive compensation program and to provide guidance to management on the Compensation Committee’s expectations for the overall executive compensation structure:

Principle	Purpose
Stewardship/Sustainability
●
Reinforce Adtalem’s purpose and long-term vision
●
Motivate and reward sustained long-term growth in shareholder value
●
Uphold long-term interests of all stakeholders (including students, employees, employers, shareholders, and taxpayers)
●
Focus on sustaining and enhancing the quality and outcomes of education programs
●
Promote continued differentiation and expansion of Adtalem’s programs

Accountability
●
Ensure financial interests and rewards are tied to executive’s area of impact and responsibility (division, geography, and function)
●
Require timing of performance periods to match timing of employee’s impact and responsibility (short-, medium-, and long-term)
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Emphasize quality, service, and academic and career results
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Articulate well defined metrics, goals, ranges, limits, and results
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Motivate and reward achievement of strategic goals, with appropriate consequences for failure
●
Comply with legislation and regulations

Alignment
●
Promote commonality of interest with all stakeholders (including students, employees, employers, shareholders, and taxpayers)
●
Reflect and reinforce Adtalem’s values and culture
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Promote commonality of interests across business units, geography, and up, down and across the chain of command
●
Provide a balance between short- and long-term performance

Engagement
●
Attract and retain high quality talent and provide for organizational succession
●
Provide market competitive total compensation and benefits packages at all levels
●
Promote consistent employee development at all levels
●
Motivate urgency, creativity, and dedication to Adtalem’s purpose
●
Clearly communicate the link between pay and performance

Transparency
●
Clearly communicate compensation structure, rationale, and outcomes to all employees and shareholders
●
Provide a simple and understandable structure that is easy for internal and external parties to understand
●
Maintain a reasonable and logical relationship between pay at different levels
●
Base plan on systematic goals that are objective and clear, with appropriate level of discretion

Adtalem Global Education Inc.	2024 Proxy Statement 43

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

2024 EXECUTIVE COMPENSATION FRAMEWORK

Adtalem’s fiscal year 2024 incentive compensation program for executives was designed to link compensation and performance with the full spectrum of our business goals, some of which are short-term, while others take several years or more to achieve:

2024 COMPENSATION SNAPSHOT

		Objective	Time Horizon	Performance Measures	Additional Explanation
Salary (cash)	Base Salary	Reflect experience, market competition and scope of responsibilities	Reviewed Annually	● Assessment of performance in prior year.	● Represents, 9% and 29% (on average) of target Total Direct Compensation for Mr. Beard and other NEOs, respectively.

Annual Incentive (cash)	Management Incentive Plan (“MIP”)	Reward achievement of short-term operational business priorities	1 year	● Revenue* ● Adjusted earnings per share* ● Individual performance modifier	● Represents, 25% to 35% (on average) of target Total Direct Compensation for Mr. Beard and other NEOs, respectively.

Long-Term Incentive (equity)	RSUs	Align interests of management and shareholders, and retain key talent	3 year ratable vest	● Stock price growth	● Represents 40% of NEO regular annual LTI granted in FY24.**
	Revenue Growth PSUs	Reward achievement of multi-year financial goals, align interests of management and shareholders, and retain key talent	3 year cliff vest	● Revenue Growth	● Represents 30% of NEO regular annual LTI granted in FY24.**
	EBITDA Margin PSUs			● EBITDA Margin	● Represents 30% of NEO regular annual LTI granted in FY24.**
*	The MIP payout for executive leadership of the institutions is based on revenue and adjusted operating income at such executive’s institution(s).
**

The total regular annual long-term incentive award consisting of both RSUs and PSUs represents 66% of target Total Direct Compensation for Mr. Beard and 36% of target Total Direct Compensation for other NEOs (on average), respectively.

ANALYSIS OF 2024 EXECUTIVE COMPENSATION

Annual Base Salary Review

Annual base salaries for NEOs are intended to reflect the scope of their responsibilities, the experience they bring to their roles, and current market compensation for similar roles of other executives of companies that are peers of Adtalem. Once established, and under normal business conditions, base salaries are reviewed annually for adjustment to reflect the executive’s prior performance and respond to changes in market conditions. The table below lists the seven criteria the Compensation Committee uses to determine changes to salary from one year to the next.

Base salary adjustments are made based on seven criteria:
1.	Adtalem’s overall financial performance compared to operating plan
2.	Executive’s performance against established individual goals and objectives
3.	Executive’s effectiveness in instilling a culture of academic quality, teamwork, student service, and integrity
4.	Executive’s expected future contributions
5.	Comparison to peer group and other available market data
6.	Merit increase parameters set for all employees in the organization
7.	Discretion based on interaction and observation throughout the year

Fiscal Year 2024 Base Salary Decisions

In August 2023, the Board, based on the Compensation Committee’s recommendation in consultation with Meridian, increased Mr. Beard’s base salary from $918,000 to $1,000,000. In August 2023, the Compensation Committee also increased Mr. Phelan’s base salary from $489,600 to $499,392, Mr. Beck’s base salary from $525,300 to $535,806, Mr. Betz’s base salary from $540,000 to $550,800, and Mr. Herrera’s base salary from $443,700 to $452,574. The base salary of Mr. Beard was increased by a merit increase of 8.9% and the base salaries of each of the other NEOs were increased by a 2% merit increase, in each case, based on a review of market competitiveness and individual performance as part of our normal annual compensation review process.

44 2024 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

ANNUAL BASE SALARY

	Fiscal Year	Fiscal Year	Percent
Name	2024	2023	Change
Stephen W. Beard	$1,000,000	$918,000	8.9%
Robert J. Phelan	$499,392	$489,600	2.0%
Douglas G. Beck	$535,806	$525,300	2.0%
Michael Betz	$550,800	$540,000	2.0%
Maurice Herrera	$452,574	$443,700	2.0%

Annual Cash Incentive Compensation

The annual cash incentive, delivered through the MIP, provides the NEOs with the opportunity to earn rewards based on the achievement of organizational and institutional performance, as well as individual performance.

How the MIP Works

MIP target award opportunities for each NEO are set by the Compensation Committee, and in the case of Mr. Beard, by the independent members of the Board, based on factors including external surveys of peer company practices for positions with similar levels of responsibility. These targets, which are expressed as a percentage of base salary, are then reviewed at the beginning of each fiscal year based on updated market compensation data.

For fiscal year 2024, the MIP provided Mr. Beard with a target award opportunity of 125% of base salary and the other NEOs with a target award opportunity ranging from 60% to 80% of base salary. The target award opportunity for Mr. Beard was increased from 120% in fiscal year 2023 to 125% of base salary in fiscal year 2024 based on a review of market competitiveness. No other changes were made to the MIP target award opportunity as a percentage of base salary for the other NEOs.

For fiscal year 2024, the financial performance measures for the MIP, and the weightings of such measures, were Adtalem revenue (45%) and adjusted earnings per share (55%) for Mr. Beard, Mr. Phelan, and Mr. Beck, institution revenue (60%) and institution adjusted operating income (40%) for Mr. Betz and Adtalem revenue (60%) and all institution adjusted operating income prior to corporate overhead expense allocations (40%) for Mr. Herrera. The financial performance measures were unchanged from fiscal year 2023. In addition, there was no change to the structure and application of the individual performance component of the MIP. The individual performance modifier can adjust the MIP award determined based on the financial performance results by a factor that can range from 0% to 125%. The weightings of the financial performance measures and the application of an individual performance modifier are intended to place emphasis on the financial performance results while continuing to incorporate individual performance into the MIP award.

Creating a Strong Link to Pay-for-Performance

We believe the MIP payouts made to our NEOs for fiscal year 2024 support our executive compensation objective of pay-for-performance by rewarding our NEOs to the extent they met or exceeded pre-established financial and individual performance goals.

Actual MIP awards can be higher or lower than the target opportunity based on the results of each financial performance measure. Performance below the threshold for the goal will result in no payment for that performance goal. Performance at or above threshold can earn an award ranging from 50% of the target amount to a maximum of 200% of the target amount for maximum performance.

In addition to the actual financial results achieved, the Compensation Committee, or the independent members of the Board in the case of Mr. Beard, also considers individual performance over the course of the fiscal year for each NEO and may increase or decrease the MIP award by applying an individual performance modifier of between 0% and 125%, which could result in a maximum MIP payout of 250% of the target amount. Individual performance goals that factor into the individual performance modifier reflect functional results and/or institution performance appropriate for the NEO, as well as academic outcomes, organizational strength, and the advancement of Adtalem’s core values. Individual performance goals are designed to drive initiatives that support Adtalem’s strategy and further align leadership with Adtalem’s student-focused purpose.

The maximum amount of 250% of target rewards exceptional performance compared to expectations, over-delivery of strategic initiatives, and/or achievement of initiatives not contemplated at the time goals were set.

Actual earned MIP awards are determined after the fiscal year has ended and audited financial results have been completed (i.e., in the first quarter of the next fiscal year). Thus, MIP awards for fiscal year 2024 were determined and paid in the early part of fiscal year 2025, after the results for the fiscal year ended June 30, 2024 were confirmed. MIP financial performance measures and

MIP Performance Measures

The Compensation Committee determined that Adtalem revenue and adjusted earnings per share, along with institution revenue and adjusted operating income, effectively balance top line revenue growth and bottom-line profitability and results and are the most appropriate short-term metrics to support our business objectives.

Adtalem Global Education Inc.	2024 Proxy Statement 45

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

goals are typically set by the Compensation Committee in the first quarter of the year in which the performance is measured.

In measuring financial performance, the Compensation Committee may adjust results for certain unusual, non-recurring, or other items to ensure the MIP rewards true operational performance as it is perceived by investors and as consistently measured. Appendix A details the adjustments made in the last three fiscal years.

In instances where an institution has not demonstrated performance commensurate with the potential award, the Compensation Committee may exercise negative discretion and reduce MIP payouts for individuals with oversight over the applicable institution. In the case of acquisitions and dispositions, the Compensation Committee generally does not include revenue, and corresponding earnings per share or operating income, in its evaluation of achievement against targets unless such expected revenue, and corresponding earnings per share or operating income, had been factored into the performance target. Similarly, revenue, and corresponding earnings per-share or operating income performance is typically adjusted for dispositions during the year.

The percentages assigned to the financial performance measures for each NEO for fiscal year 2024 are as follows:

		Adtalem		Institution
	Adtalem	Adj. Earnings	Institution	Adj. Operating
Name	Revenue	Per Share	Revenue	Income (1)
Stephen W. Beard	45%	55%
Robert J. Phelan	45%	55%
Douglas G. Beck	45%	55%
Michael Betz			60%	40%
Maurice Herrera	60%			40%
(1)	The adjusted operating income for Mr. Betz was based on Walden University and the adjusted operating income for Mr. Herrera was based on all institutions prior to corporate overhead expense allocations.

2024 Performance Goals

Financial goals set for our MIP participants are derived from Adtalem’s fiscal year operating plans, which are recommended by Adtalem’s executive management team and approved by the Board at the beginning of each fiscal year. For fiscal year 2024, these plans translated to financial performance goals of $1,558 million of revenue and $4.45 of adjusted earnings per share.

	Plan
Metric	Threshold	Target	Maximum
Adtalem Revenue	$1,402	$1,558	$1,635
Adtalem Adjusted EPS	$3.56	$4.45	$4.90

The fiscal year 2024 revenue target under the MIP was 7.4% higher than fiscal year 2023 actual results of $1,451 million, which reflected expected growth from all three reportable segments. The fiscal year 2024 adjusted earnings per share target goal under the MIP was 2.3% higher than fiscal year 2023 actual results of $4.35, which, again reflected expected growth from all segments, lower interest expense, as well as the expected effect of cost control measures across all segments and home office.

The Compensation Committee considers the organization’s performance goals to represent the best estimate of what the organization could deliver if management, individually and collectively, were to materially satisfy its goals and objectives for the year. All goals are designed to be aggressive yet achievable, with the expectation that it would take extraordinary performance on the part of management to exceed them to the extent necessary to yield maximum incentive payouts under the MIP.

The Compensation Committee approves individual performance goals and objectives for the CEO at the beginning of each fiscal year. The CEO also works collaboratively with the other NEOs in developing their respective individual performance goals and in assigning weightings to such goals to place additional emphasis on higher priorities. Individual performance goals are factors in determining base salary adjustments, annual cash incentive compensation, and future awards of long-term incentive compensation. Individual performance goals intentionally include elements that can be rated objectively as well as, to a lesser extent, elements that are of a subjective nature. Individual performance goals are used to drive stretch performance across a broad range of areas considered critical to our strategy and purpose. This mix of objective and subjective criteria allows the evaluator — the independent members of the Board in the case of the CEO, and the CEO with input and approval from the Compensation Committee in the case of the other NEOs — to assess the individual’s performance against objective criteria, while utilizing his or her discretion to make adjustments based on the individual’s perceived contributions and other subjective criteria.

46 2024 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

A summary of the primary 2024 individual performance goals and objectives established for each of our NEOs follows:

● ● ●
Stephen W. Beard (President and Chief Executive Officer)
●
Achieve fiscal year 2024 operating metrics, including revenue up 9.2 percent year-over-year
●
Improve academic outcomes and customer experience
●
Strengthen performance against CEO competencies of strategy, stakeholder management, people management, leadership, and culture

Robert J. Phelan (Senior Vice President, Chief Financial Officer)
●
Deliver fiscal year 2024 operating plan
●
Drive efficiencies and sustainable synergies providing the ability to invest for future growth
●
Accelerate growth through people
●
Improve operational and compliance function

Douglas G. Beck (Senior Vice President, General Counsel, Corporate Secretary and Institutional Support Services)
●
Further develop relationship with Department of Education
●
Protect Walden’s graduate programs
●
Strengthen our relationships with accreditors in US and Caribbean
●
Enhance Legal, Regulatory Affairs and ISS teams to deliver high quality service

Michael Betz (President, Walden University)	● Achieve Walden University financial results ● Improve Walden University operating metrics ● Improve student experience
Maurice Herrera (Senior Vice President, Chief Marketing Officer)	● Deliver fiscal year 2024 operating plan ● Grow new student enrollments ● Elevate consumer centricity ● Integrate marketing innovation

Adtalem Global Education Inc.	2024 Proxy Statement 47

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Fiscal Year 2024 MIP Decisions

Based on an evaluation of organizational performance relative to MIP measures set at the beginning of fiscal year 2024, the final MIP awards were based on the following financial results, as adjusted for special items described in Appendix A:

●	Adtalem achieved 101.7% performance relative to Plan which resulted in a payout of 134.8% for the fiscal year 2024 revenue component; and
●	Adtalem achieved 112.6% performance relative to Plan which resulted in a payout of 200% for the fiscal year 2024 adjusted earnings per share component.

*Adjusted results exclude impact of special items. See Appendix A for a reconciliation to reported results.

The table below shows the threshold, target, and maximum goals for revenue and adjusted earnings per share under the fiscal year 2024 MIP, the performance achieved, and the resulting payout.

	Target Award				Actual Results	Performance	Payout as
	Opportunity	Plan			(excluding	Relative	% of
Metric	(Weighting)	Threshold	Target	Maximum	special items)(1)	to Plan	Target
Adtalem Revenue	45%	$1,402	$1,558	$1,635	$1,585	101.7%	134.8%
Adtalem Adjusted EPS	55%	$3.56	$4.45	$4.90	$5.01	112.6%	200.0%
Organization Performance	100%					107.7%	170.7%
(1)	See Appendix A for a reconciliation to reported results.

Final MIP award calculations also took into consideration evaluations of individual performance for each NEO during the fiscal year. In the case of each of the NEOs, including Mr. Beard, the MIP award calculations included the application of an individual performance modifier which were 125% for Mr. Beard, 95% for Mr. Phelan, 110% for Mr. Beck, 120% for Mr. Betz, and 95% for Mr. Herrera. The independent directors, in the case of Mr. Beard, and the Compensation Committee, in the case of the other NEOs and taking into account the recommendations of Mr. Beard, determined that the individual performance modifiers were appropriate based on the individual performance and contributions of each of the NEOs in fiscal year 2024 as described below. Based on all of these applicable factors, the Compensation Committee approved the following MIP awards to the NEOs:

	Annual
	Target as a
	Percentage of	Target Award	Actual	Percent of
Name	Base Salary	Opportunity	Award	Target Earned
Stephen W. Beard	125%	$1,250,000	$2,666,563	213%
Robert J. Phelan	80%	$399,514	$647,719	162%
Douglas G. Beck	70%	$375,064	$704,093	188%
Michael Betz	75%	$413,100	$991,440	240%
Maurice Herrera	60%	$271,544	$337,008	124%

48 2024 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Set forth below, as an example of the MIP calculation for NEOs, is a summary of the calculation of the fiscal year 2024 award for Mr. Beard:

					Payout
					as a % of
					Target Award
					Opportunity
			Performance		Based on
	Target Award		Achieved	Performance	Performance	Target Award
	Opportunity		(Excluding	Relative	Relative	Opportunity	Actual
Metric	(Weighting)	Target	Special Items)	to Target	to Target	(Amount)	Award
Adtalem Revenue	45%	$1,557	$1,585	101.7%	134.8%	$562,500	$758,250
Adtalem Adjusted EPS	55%	$4.45	$5.01	112.6%	200.0%	$687,500	$1,375,000
Organizational Performance	100%				107.7%	$1,250,000	$2,133,250
Individual Performance Modifier					1.25x	$—	$533,313
Total					213.0%	$1,250,000	$2,666,563

In reviewing Mr. Beard’s performance, the independent members of the Board evaluated his performance against each of his individual goals and determined that the application of a 125% individual performance modifier was warranted and appropriate given the financial, operational, and strategic results achieved during fiscal year 2024, as noted below:

●	Revenue exceeded operating plan by $27M.
●	Adjusted EPS exceeded operating plan by $0.56 per share.
●	Increased year-end total enrollment and accelerated growth every quarter.
●	Both Walden and Chamberlain exceeded plan on total enrollment.
●	Med/Vet continued sequential improvement meeting expectations.
●	Total Shareholder Return over past three years was 90%+.
●	Continued record high first-time residency attainment rates at medical schools (98%+).[6]
●	Persistence improved year-over-year across 4 of 5 institutions.
●	Strong execution against “Growth with Purpose” organic growth strategy with results of operations exceeding the top-end targets of year-one bankable plan.
●	Led rapid and authoritative response to short seller and successfully maintained and enhanced investor confidence
●	Led a step-change increase in government relations engagement and visibility with key governmental constituents.
●	Demonstrated commitment to high performance with high integrity through ongoing upgrades to senior leadership team.
●	Demonstrated our commitment to measuring our progress in creating a thriving, high-performance culture as measured by Organizational Health Index, Employee Engagement and home office Net Promoter Scores.
●	Launched several new employee resource groups in service of our commitment to diversity, equity and inclusion.

6 First-time residency attainment rate is the percent of students attaining a 2024-25 residency position out of all graduates or expected graduates in 2023-24 who were active applicants in the 2024 National Resident Matching Program (“NRMP”) match or who attained a residency position outside the NRMP match.

Adtalem Global Education Inc.	2024 Proxy Statement 49

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

In determining MIP awards for the other NEOs, the Compensation Committee evaluated the NEOs against their individual goals taking into consideration the following performance highlights:

Robert J. Phelan

●
Achieved annual financial results and operating plan which beat expectations each quarter as well full year guidance.
●
Aligned with and supported the transformation office in driving execution of the Growth with Purpose strategy which resulted in significant achievement of strategic initiatives during the year.
●
Implemented initiatives that improved the customer focus and operational efficiency of the Finance team. Made changes to the senior leadership team that resulted in improved support provided to the institutions.
●
Through audit and review, improved the company’s cybersecurity and enterprise risk management processes.

Douglas G. Beck

●
Settled outstanding litigation on favorable terms with no additional litigation targeting Walden’s graduate programs.
●
Strengthening relationships with Department of Education and our accreditors in the US and Caribbean.
●
Focused on improving the level of customer service provided by the Legal, Regulatory and ISS teams and made marked improvements during the year based on customer feedback.

Michael Betz

●
Increased Walden year-over-year revenue by 11.2% and beat plan by over $30M.
●
Improved Walden growth while also improving operating income margins. Improved operating income by 15.5% vs prior year, beat plan by $26M, and expanded year-over-year operating income margins.
●
Achieved increase in new student growth with growth across all programs and degree levels.
●
Achieved positive year-over-year total enrollment growth.
●
Achieved significant improvement in retention rates with persistence at an all-time high.
●
Achieved a significant increase in NPS score from prior year with 24% increase over highest ever recorded NPS score.
●
Achieved strong gains in NPS areas identified as a weakness last year, e.g., Nursing, field experience.

Maurice Herrera

●
Implementation of Growth with Purpose initiatives contributed significant revenue and adjusted EBITDA to fiscal year 2024 operating plan.
●
Generated significant cost savings to FY24 operating plan through marketing and advertising initiatives.
●
Exceeded enterprise new student enrollments with 18% year-over-year growth.
●
Grew organic inquiries at Walden and Chamberlain by double digits.
●
Launched ad campaigns that drove increase in marketing ROI.
●
Initiated category segmentations for nursing and social good that are better enabling content and media planning.
●
Integrated brand health and equity studies.
●
Crafted framework for marketing organization optimization.
●
Architected new approach to creative agencies that is both efficient and effective at campaign ideation.
●
Spearheaded enterprise rebranding effort with new vendor to begin in fiscal year 2025.

Long-Term Incentive Compensation

Long-term incentive compensation at Adtalem consists of different forms of equity-based awards. Beginning with fiscal year 2023, the Compensation Committee determined that it would no longer grant stock options and would grant equity-based awards only in the form of RSUs and PSUs. The elimination of stock options was intended to simplify the long-term incentive program and to shift more of the equity mix to performance-based equity awards. As a result, a significant portion of the equity-based awards granted under the annual long-term incentive program (60% of the executive officers’ annual awards) is granted in the form of PSUs with the remaining 40% granted in the form of RSUs. The Compensation Committee targets the value of long-term incentive compensation for NEOs to represent a substantial percentage of their total compensation opportunity. These incentives are intended to serve three complementary objectives of our compensation program:

●	Align executives’ long-term interests with those of our shareholders;
●	Drive achievement of and reward executives for the delivery of long-term business results; and
●	Promote long-term retention of key executives who are critical to our operations.

How the Long-Term Incentive Plan Works

The Compensation Committee granted equity-based awards to each of the NEOs, including Mr. Beard, in August 2023 in the form of RSUs and in November 2023 in the form of PSUs based on both retrospective and prospective considerations and organizational and individual considerations. The PSU grants were made in November 2023 to give the leadership team and the Compensation Committee time to complete Adtalem’s long-term strategic plan and set goals that would achieve the long-term strategic plan and that properly aligned management and shareholder interests. The Compensation Committee considered the same seven criteria described in the "Annual Base Salary Review" section above in determining the amount of these awards. Annual equity awards were delivered through a mix of RSUs and PSUs to provide a reasonable balance to the equity portfolio.

50 2024 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

All of the NEOs, including Mr. Beard, received an equity-based award with 60% of the long-term incentive opportunity granted as PSUs and 40% of the long-term incentive opportunity granted as RSUs.

Restricted Stock Units (RSUs): RSUs align the interests of management with those of shareholders and reward long-term value creation. To promote retention, RSUs vest in equal annual installments over a three-year period beginning on the first anniversary of the grant date, subject to the NEO’s continuous service at Adtalem.

Performance Share Units (PSUs): PSUs are designed to reward strong performance based on two financial performance measures. For fiscal year 2024, the Compensation Committee selected revenue growth and adjusted EBITDA margin as the financial performance measures to focus executives on growth and profitability. In fiscal year 2024, PSUs granted to the NEOs were split equally among these two financial performance measures. These PSUs vest after three years based on the achievement of revenue growth and EBITDA margin performance as compared to the goals set by the Compensation Committee based on performance averaged over the three-year period. The goals for the PSUs are based on the multi-year strategic plan. In some cases, stretch goals are built in to help bridge to anticipated future year targets to ensure we are appropriately working towards our long-term strategic plan.

Focusing on Long-Term Results

The Compensation Committee believes that long-term equity compensation is an important retention tool and, therefore, chose to use a three-year ratable vesting schedule for grants of RSUs and a three-year cliff vesting schedule for PSUs, to encourage longer-term focus and retention.

Fiscal Year 2024 Long-Term Incentive Decisions

For fiscal year 2024, NEOs received the following stock-based awards:

			2024 Long-Term
Name	RSUs	PSUs	Incentive Grant
Stephen W. Beard	$2,800,147	$4,199,894	$7,000,041
Robert J. Phelan	$372,207	$557,626	$929,833
Douglas G. Beck	$223,066	$335,240	$558,306
Michael Betz	$269,914	$404,942	$674,856
Maurice Herrera	$221,777	$333,026	$554,803

Payouts from Fiscal Year 2022 PSU Awards

PSU awards granted to Mr. Phelan and Mr. Beck in November 2021 vested in August 2024. The PSU awards were split evenly between ROIC and FCF per share targets over the three-year performance period. Mr. Beard, Mr. Betz, and Mr. Herrera did not receive similar PSUs in November 2021.

For the November 2021 PSUs, the payout earned for ROIC was 55.0% of the target number of PSUs granted and the payout earned for FCF per share was 71.2% of the target number of PSUs granted. The tables below show the performance measures and targets established for the November 2021 PSUs, the performance achieved, and the resulting payout.

		Performance Goals			Payout (as a % of Target)
Goal		Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
ROIC	FY22-24 (3-year average)				55.0%
FCF per share	FY22-24 (3-year average)				71.2%

Special Supplemental Long-Term Incentive Program

In connection with Growth with Purpose, Adtalem’s multi-year transformational strategy, the Compensation Committee has provided supplemental compensation opportunities to a select group of Adtalem employees to motivate and reward the successful execution of the Growth with Purpose transformation, a multi-year, operational excellence focused strategy designed to accelerate Adtalem’s performance and preserve its dominant market position. In furtherance of this objective, to strengthen the alignment of management’s and shareholders’ interests and motivate and retain personnel critical to the execution of the Growth with Purpose transformation, the Compensation Committee approved a special supplemental incentive program, the Growth with Purpose Incentive Program, in early fiscal year 2024. The program will reward participating employees for achieving specific transformation initiatives and superior financial results that will result in a step change in the organic growth trajectory of the business for which there is no recent precedent in Adtalem’s history. The Growth with Purpose transformation seeks to drive substantially higher enrollment, expand the scale of Adtalem’s educational platform, deliver record levels of profitability and drive

Adtalem Global Education Inc.	2024 Proxy Statement 51

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

substantial long-term value creation for shareholders. We are pleased to be delivering on these exceptional results and we expect to continue to do so in fiscal year 2025.

The Growth with Purpose Incentive Program is based on a two-year performance period covering fiscal years 2024 and 2025 and includes several different tiers of participating employees, with each tier provided a different level of equity and/or cash incentive award opportunity. Each of Adtalem’s current executive officers, including Mr. Beard and the other NEOs, are participants in the top tier of the Growth with Purpose Incentive Program which provides for a grant of PSUs equal in value to 50% of the executive officer’s fiscal year 2024 annual long-term incentive award target opportunity as shown in the table below (for any executive officer hired subsequent to the initial grant date, such executive officer received a pro-rated PSU award based on date of hire).

NEO	Growth with Purpose PSU Grant Value	Growth with Purpose Target # of PSUs (1)
Stephen W. Beard	$3,499,862	81,430
Robert J. Phelan	$499,428	11,620
Douglas G. Beck	$227,794	5,300
Michael Betz	$275,502	6,410
Maurice Herrera	$226,074	5,260
(1)	PSUs were granted on August 23, 2023 based on Adtalem share price of $42.98.

In aggregate, the executive officers were awarded $5.78 million in PSUs, which represents less than 0.34 percent of common stock outstanding (at target).

The Compensation Committee elected to grant the awards to executive officers solely in PSUs to drive performance, strengthen alignment with shareholders, support enhanced share ownership and be consistent with the Compensation Committee’s focus on pay-for-performance. The PSUs may be earned based on the achievement of two equally weighted measures: revenue growth and adjusted EBITDA margin. Payouts are based upon actual financial performance as measured following the completion of fiscal year 2025 and, if earned, will vest on August 23, 2025. All PSUs granted to executive officers will be earned only if our team delivers results that meet or exceed performance criteria.

As with the PSUs that are granted annually under Adtalem’s long-term incentive program, the PSUs granted under the Growth with Purpose Incentive Program provide for no payout if actual financial performance is below threshold and for an increased payout if financial performance is above target (up to 200% of the target number of PSUs granted). Although the financial performance measures for the Growth with Purpose Incentive Program PSUs are the same financial performance measures as for the annual PSUs that were granted in fiscal year 2024 (revenue growth and adjusted EBITDA margin), the Growth with Purpose Incentive Program is designed to be supplemental to the annual PSU program and, accordingly, is based on the achievement of challenging performance goals that reflect substantially higher levels of revenue and adjusted EBITDA as of the end of fiscal year 2025. For participants to receive a payout of the PSUs granted to them under the Growth with Purpose Incentive Program, Adtalem’s financial performance for revenue and adjusted EBITDA must exceed the goals set for the annual PSUs and meet the higher level of goals under Growth with Purpose. Such significant financial performance will redound to the benefit of Adtalem’s shareholders.

The design of the Growth with Purpose Incentive Program acknowledges the increased efforts required of our executive officers to lead the successful execution of our strategic transformation and focuses our employees on achieving key operational and financial targets by the end of fiscal year 2025- the pivotal year of our multi-year business transformation. The Compensation Committee views the Growth with Purpose Incentive Program as an appropriate structure aligned to support Adtalem’s current strategic objectives.

The supplemental PSU awards granted to executive officers under the Growth with Purpose Incentive Program are not intended to become an element of the ongoing executive compensation program.

COMPENSATION SETTING PROCESS

Role of the Compensation Committee

The Compensation Committee determines the appropriate level of compensation for the NEOs and, in the case of the CEO, recommends appropriate levels of compensation to the independent members of the board. The Compensation Committee reviews and approves all components of annual compensation (base salary, annual cash incentive, and long-term incentive) to ensure they align with the principles of Adtalem’s compensation program. In addition, the Compensation Committee meets periodically to review the design of the overall compensation program, approve performance targets and review management performance, and assist in establishing CEO goals and objectives.

52 2024 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Each year, the Compensation Committee recommends CEO compensation to the independent members of the Board, taking into consideration the CEO’s performance evaluation and advice from the independent executive compensation consulting firm engaged by the Compensation Committee. In determining the CEO’s long-term incentive compensation, the Compensation Committee considers Adtalem’s absolute and relative performance, incentive awards to CEOs at comparable companies, past awards, and the CEO’s expected future contributions, as well as other factors it deems appropriate.

The Compensation Committee approves base salary, annual cash incentive, and long-term incentive compensation for Adtalem’s NEOs, except for the CEO whose compensation package is recommended by the Compensation Committee and approved by the independent members of the Board during executive session.

Role of the Executive Officers and Management

The CEO, in consultation with the Senior Vice President, Chief Human Resources Officer, provides the Compensation Committee with compensation recommendations for the other NEOs, including recommendations for annual base salary increases, annual cash incentive awards, and long-term incentive awards. These recommendations are based on market-competitive compensation data and the CEO’s assessment of each NEO’s performance in the prior year. While these recommendations are given significant weight, the Compensation Committee retains full discretion when determining compensation.

The Compensation Committee reviews and approves, with any modifications it deems appropriate, base salary, annual cash incentive awards, and long-term incentive awards for Adtalem’s NEOs.

Role of the Compensation Consultant

The Compensation Committee retains ultimate responsibility for compensation-related decisions. To add objectivity to the review process and inform the Compensation Committee of market trends and practices, the Compensation Committee engages the services of an independent executive compensation advisory firm. For fiscal year 2024, the Compensation Committee engaged Meridian as its independent executive compensation consultant.

Meridian reviewed Adtalem’s executive compensation structure and incentive plan designs and assessed whether the executive compensation program is competitive and supports the Compensation Committee’s goal to align the interests of executive officers with those of shareholders. For fiscal year 2024, Meridian’s primary areas of assistance were:

●	Gathering information related to current trends and practices in executive compensation, including peer group and broader market survey data;
●	Reviewing, analyzing, and providing recommendations for Adtalem’s list of peer group companies;
●	Benchmarking competitive pay levels for NEOs and other executives;
●	Advising on short-term and long-term incentive plan designs;
●	Reviewing information and recommendations developed by management for the Compensation Committee and providing input on such information and recommendations to the Compensation Committee;
●	Attending and participating in all Compensation Committee meetings and most non-employee director executive sessions, as well as briefings with the Compensation Committee chair and management prior to meetings;
●	Reviewing with management and the Compensation Committee the materials to be used in Adtalem’s Proxy Statement; and
●	Benchmarking the non-employee director compensation program.

The Compensation Committee has the sole authority to approve the independent compensation consultant’s fees and terms of engagement. Thus, the Compensation Committee annually reviews its relationship with, and assesses the independence of, its independent consultant to ensure executive compensation consulting independence. The process includes a review of the services the independent consultant provides, the quality of those services, and fees associated with the services during the fiscal year. The Compensation Committee has assessed the independence of its independent consultants pursuant to applicable SEC rules and NYSE listing standards and has concluded that the independent consultants’ work for the Compensation Committee does not raise any conflict of interest.

Executive Compensation Peer Group

To ensure Adtalem continues to provide total executive compensation that is fair and competitively positioned in the marketplace, the Compensation Committee reviews the pay level, mix, and practices of peer group companies. The Compensation Committee does not target any specific percentile levels in establishing compensation levels and opportunities.

While including all large publicly-held, private sector higher education organizations, Adtalem’s peer group also includes a broader group of organizations in order to provide more comprehensive compensation data. Adtalem’s expanded peer group includes publicly-held organizations that provide services over an extended period of time. In consideration of Adtalem’s significant focus on healthcare education, which requires attracting and retaining seasoned healthcare professionals and executives, the peer group also includes healthcare services companies. Revenue of most of the peer group organizations is generally between one-half and two times Adtalem’s revenue.

Adtalem Global Education Inc.	2024 Proxy Statement 53

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

The following peer group was used to inform compensation decisions for fiscal year 2024

2U Inc.	Chegg	John Wiley & Sons
Amedisys	Chemed	Laureate Education
American Public Education	Cross Country Healthcare	MEDNAX, Inc.
AMN Healthcare	Ensign Group	Perdoceo Education
Bright Horizons Family Solutions LLC	Graham Holdings Company	Strategic Education
Brookdale Senior Living Inc.	Grand Canyon Education, Inc.	Stride

ADDITIONAL EXECUTIVE COMPENSATION PRACTICES

Deferred Compensation

Adtalem maintains the Nonqualified Deferred Compensation Plan that allows certain employees, including the NEOs, to defer up to 50% of salary and 100% of the MIP compensation until termination of service or certain other specified dates. Adtalem credits matching contributions to participants’ accounts to the extent they have elected to defer the maximum contributions under Adtalem’s Retirement Plan, which is a 401(k) plan, and their matching contributions are limited by the Internal Revenue Code of 1986, as amended (the “Code”) provisions.

The Nonqualified Deferred Compensation Plan enables the NEOs and other eligible employees with a certain level of annual compensation to save a portion of their income for retirement on a scale consistent with other employees not subject to IRS limits.

Adtalem has elected to fund its Nonqualified Deferred Compensation Plan obligations through a rabbi trust. The rabbi trust is subject to creditor claims in the event of an insolvency, but the assets held in the rabbi trust are not available for general corporate purposes. Participants have an unsecured contractual commitment by Adtalem to pay the amounts due under the Nonqualified Deferred Compensation Plan.

The value of deferred compensation amounts is quantified each year and this program is periodically reviewed for its competitiveness.

Other Benefits

NEOs are eligible to participate in a number of broad-based benefit programs, which are the same ones offered to most employees at Adtalem, including health, disability, and life insurance programs.

We do not offer a defined benefit pension plan, and, therefore, our Retirement Plan and the Nonqualified Deferred Compensation Plan are the only retirement savings vehicles for executives.

In general, we do not provide benefits or perquisites to our NEOs that are not available to other employees, with the exception of personal financial planning services and executive physicals.

Benefits and perquisites make up the smallest portion of each NEO’s total compensation package. The nature and quantity of perquisites provided by Adtalem did not change materially in fiscal year 2024 versus 2023, consistent with our philosophy that benefits and perquisites should not represent a meaningful component of our compensation program. The Compensation Committee periodically reviews the benefit and perquisite program to determine if adjustments are appropriate.

The “All Other Compensation” column of the 2024 Summary Compensation Table shows the amounts of benefit and perquisite compensation we provided for fiscal years 2022, 2023, and 2024 to each of the NEOs.

Employment Agreements

Adtalem has entered into employment agreements with each NEO that provide for:

●	Initial annual base salary, subject to annual increases (no decreases except in the case of an across-the-board reduction affecting all executives equally);
●	Annual cash incentive opportunity under the MIP, targeted at a percentage of base salary;
●	Eligibility to receive annual equity awards under Adtalem’s equity award plans;
●	Reimbursement of expenses consistent with Adtalem’s policy in effect at the time; and
●	Severance benefits that will be provided upon certain terminations of employment, as further described on page 62 under the caption “2024 Potential Payments Upon Termination or Change-in-Control.”

54 2024 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Employment Agreements

Employment agreements provide NEOs with a defined level of financial protection upon loss of employment. Adtalem believes that providing for such income continuity facilitates the hiring of qualified executives and results in greater management stability and lower unwanted management turnover.

The Compensation Committee believes that the employment agreements provide:

●
Security and incentives that help retain and attract top executives;
●
Greater ability for Adtalem to retain key executives following an extraordinary corporate transaction; and
●
Benefits to Adtalem including non-competition and non-solicitation covenants by NEOs.

Separation Agreements

Change-in-Control

Adtalem provides benefits to its NEOs upon termination of employment from Adtalem in specific circumstances. These benefits are in addition to the benefits to which these NEOs would be generally entitled upon a termination of employment (e.g., vested retirement benefits accrued as of the date of termination, stock-based awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). In addition, Adtalem’s equity compensation plans, and the award agreements used to implement them, provide for accelerated vesting of outstanding equity awards in the event of a change-in-control of Adtalem, only in the event (a) Adtalem (or its successor) ceases to be publicly traded, (b) the successor to Adtalem fails to assume outstanding awards or to issue new awards in replacement of outstanding awards, or (c) if the participant is terminated without cause or resigns for good reason within two years following the change-in-control.

See “2024 Potential Payments Upon Termination or Change-in-Control” beginning on page 62 for a detailed description of potential payments and benefits to the NEOs under Adtalem’s compensation plans and arrangements upon termination of employment or a change of control of Adtalem.

OTHER EXECUTIVE COMPENSATION CONSIDERATIONS AND POLICIES

Stock Ownership Guidelines

Stock ownership guidelines have been in place for our directors and executive officers since 2010 and are intended to align their interests with our shareholders by requiring them to maintain a significant ownership interest in the company. Each of our non-employee directors are expected to maintain ownership of Adtalem Common Stock valued at or equal to five times their annual retainer.

For fiscal year 2024, required ownership levels for executive officers remained consistent with those put in place in fiscal year 2020 as described in the table below:

Linking Compensation to Stock Performance

Stock ownership guidelines tie the compensation of the NEOs to our stock performance, since the increase or decrease in our stock price impacts their personal holdings. Currently, all NEOs and directors who are no longer subject to a phase-in period have met the minimum ownership requirements.

Position	NEOs	Number of Shares Equivalent to:
Chief Executive Officer	Stephen W. Beard	5 times base salary
Chief Financial Officer	Robert J. Phelan	3 times base salary
All other executive officers	Douglas G. Beck, Michael Betz and Maurice Herrera	1 ½ times base salary

Our directors and executive officers have five years following their initial election, date of appointment, or promotion to an executive officer position, as the case may be, to achieve their stock ownership level.

Shares that count toward satisfaction of the guidelines include Adtalem’s Common Stock directly and/or beneficially owned, Adtalem’s Common Stock held in Adtalem’s Retirement Plan, Adtalem’s Common Stock held in Adtalem’s Nonqualified Deferred Compensation Plan, and the pre-tax value of unvested RSUs. Shares that do not count towards satisfaction of the guidelines include unvested PSUs and stock options.

Our stock ownership guidelines are deemed to continue to be met by an individual who has achieved the required ownership level but then falls below solely due to a decline in the stock price of Adtalem’s Common Stock. Absent extenuating circumstances, executives who have not yet met the guidelines at the end of their five-year phase-in period are required to retain, until the guidelines are satisfied, 100% of the after-tax shares received from option exercises or the vesting of RSUs or PSUs.

Incentive Compensation Recoupment Policy

In November 2023, in accordance with NYSE listing rules, our Compensation Committee and Board adopted our Incentive Compensation Recovery Policy (the “Recovery Policy”). The Recovery Policy provides that we will seek to recover, on a no-fault

Adtalem Global Education Inc.	2024 Proxy Statement 55

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

basis, erroneously awarded incentive-based compensation received by any current or former executive officer during the three-year period preceding the date on which we are required to prepare an accounting restatement (i) due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or (ii) that corrects an error that is not material to previously issued financial statements, but would result in a material misstatement if the error were not corrected in the current period or left uncorrected in the current period.

As indicated in Note 1 to the Consolidated Financial Statements contained in our 2024 Annual Report on Form 10-K, we revised our prior financial statements to correct an error relative to miscalculation of certain line items in the 2023 Consolidated Balance Sheet and Consolidated Statement of Cash Flows. The error was not material to the previously issued financial statements. Although technically a “restatement,” no recovery analysis was required under our Recovery Policy because the metrics upon which incentive compensation had been earned were not affected by the revisions to the previously issued financial statements and, therefore, there was no recoverable incentive compensation.

In addition, our Recovery Policy permits recovery of incentive compensation if an officer violates a restrictive covenant or causes reputational damage to the Company. Although this goes beyond what is required by the SEC and NYSE, it further protects the Company and its shareholders. The Board retains sole discretion whether to seek recoupment in these instances.

The full text of our Recovery Policy can be found at atge_incentive_compensation_recovery_policy_nov2023.pdf (adtalem.com). It can also be found as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024.

In addition, our equity award agreements authorize the Compensation Committee in its sole discretion to recoup from any officer receiving an equity award the portion of an award that was granted, vested, otherwise settled based on financial results that were restated due to the conduct of the officer that was knowing, intentionally fraudulent or illegal.

Deductibility of Compensation

Adtalem analyzes the overall expense arising from aggregate executive compensation, as well as the accounting and tax treatment of such programs. Section 162(m) of the Code generally disallows a tax deduction to publicly traded companies for certain compensation in excess of $1 million per year paid to “covered employees.” “Covered employees” include the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated officers. Historically, the company’s compensation plans were structured so that compensation would be performance-based and deductible under Section 162(m) of the Code. However, The Tax Cuts and Jobs Act enacted on December 22, 2017 eliminated the performance-based compensation exemption from the Section 162(m) $1 million per year dollar deduction limit, with an exception for certain “grandfathered agreements” in effect on November 2, 2017.

Although the Compensation Committee has not adopted a formal policy regarding tax deductibility of compensation paid to our executive officers, it continues to view deductibility as one of many factors to be considered in the context of its overall compensation philosophy. Accordingly, the Compensation Committee reserves the right to approve as it deems appropriate and in the best interests of Adtalem compensation arrangements for executive officers that are not fully deductible.

Compensation Risk Analysis

The Compensation Committee, with the assistance of Meridian as its consultant, conducted an annual assessment of our compensation program to ensure it does not encourage unnecessary or excessive risk taking that could have an adverse effect on Adtalem.

The risk assessment covered all compensation programs, including those in which our top executives and NEOs participate.

Through this process, the Compensation Committee concluded that Adtalem’s compensation programs do not encourage behaviors that could create material risk to the organization. More specifically, the Compensation Committee concluded that:

●	Adtalem’s compensation programs are well-designed to encourage behaviors aligned with the long-term interests of shareholders.
●	There is appropriate balance in the executive compensation program structure to mitigate compensation-related risk with fixed and variable pay, cash and equity, corporate and business unit goals, financial and non-financial goals, and formulas and discretion.
●	The Compensation Committee has approved policies to mitigate compensation risk, including stock ownership guidelines, insider-trading prohibitions, hedging and pledging prohibitions, and clawbacks.
●	Additionally, the Compensation Committee exercises an appropriate level of independent oversight into compensation decisions and related risk.

Prohibition on Hedging and Pledging

Our insider trading policy, which governs trading in our securities by our directors, officers and employees, and is designed to promote compliance with insider trading laws, rules, and regulations, and applicable exchange listing standards, also prohibits employees and directors from engaging in any transaction that is designed to hedge or offset any decrease in the market value of equity securities issued by Adtalem. In addition, except as expressly approved by our general counsel, employees and directors may not hold Adtalem securities in a margin account or pledge Adtalem securities as collateral for a loan. None of our

56 2024 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

executive officers or directors have requested approval to hold Adtalem securities in a margin account or to pledge Adtalem securities.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board hereby furnishes the following report to the shareholders of Adtalem in accordance with rules adopted by the SEC. The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis of this Proxy Statement with Adtalem’s management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement.

This report is submitted on behalf of the members of the Compensation Committee:

Michael W. Malafronte, Chair
William W. Burke
Liam Krehbiel
Sharon L. O’Keefe

The Compensation Committee Report set forth above does not constitute soliciting materials and should not be deemed incorporated by reference into any other Adtalem filing under the Securities Act or the Exchange Act, except to the extent that Adtalem specifically incorporates the Compensation Committee Report by reference.

Adtalem Global Education Inc.	2024 Proxy Statement 57

Executive Compensation Tables

2024 SUMMARY COMPENSATION TABLE

This table shows the compensation of each of our NEOs for fiscal years ended June 30, 2024, 2023, and 2022.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)
Stephen W. Beard	2024	987,385	—	10,499,903	—	2,666,563	148,730	14,302,581
President and	2023	949,846	—	5,808,957	—	1,205,839	89,452	8,054,094
Chief Executive Officer	2022	828,466	—	6,916,139	1,103,560	258,388	97,779	9,204,332
Robert J. Phelan	2024	497,885	—	1,429,261	—	807,719	22,408	2,757,273
Senior Vice President,	2023	506,585	—	929,694	—	528,743	22,044	1,987,066
Chief Financial Officer	2022	436,615	—	651,785	38,089	106,635	67,295	1,300,419
Douglas G. Beck	2024	534,190	—	786,100	—	864,093	81,213	2,265,596
Senior Vice President,	2023	543,523	—	498,567	—	502,505	61,977	1,606,572
General Counsel, Corporate Secretary and Institutional Support Services	2022	512,115	170,000	479,934	120,070	129,780	30,084	1,441,983
Michael Betz	2024	549,139	—	950,358	—	1,151,440	34,456	2,685,393
President,
Walden University
Maurice Herrera	2024	451,209	—	780,877	—	497,008	123,379	1,852,473
Senior Vice President,	2023	459,092	—	421,493	—	391,411	116,163	1,388,159
Chief Marketing Officer	2022	284,423	475,000	999,972	—	60,409	62,087	1,881,891
(1)	This column shows the salaries paid by Adtalem to its NEOs in fiscal years 2024, 2023, and 2022. The following NEOs have elected to defer a portion of their salaries under the Nonqualified Deferred Compensation Plan: Mr. Beard ($169,322 for 2024, $120,823 for 2023, and $144,767 for 2022); Mr. Beck ($56,228 for 2024, $45,589 for 2023, and $14,262 for 2022); and Mr. Betz ($16,524 for 2024). Amounts shown are inclusive of these deferrals. The base salaries shown in 2024 reflect 26 pay periods and the base salaries shown in 2023 reflect 27 pay periods.
(2)	This column includes the $170,000 sign-on bonus paid to Mr. Beck in fiscal year 2022 and the $475,000 sign-on bonus paid to Mr. Herrera in fiscal year 2022.
(3)	The amounts reported in the Stock Awards column represents the grant date fair value of awards of both RSUs and PSUs, which is an estimated value computed in accordance with FASB ASC Topic 718. The assumptions used for fiscal years 2024, 2023, and 2022 calculations can be found at Note 18: Stock-Based Compensation to our audited financial statements in Adtalem’s Annual Report on Form 10-K for the years ended June 30, 2024 and 2023 and Note 17: Stock-Based Compensation to our audited financial statements in Adtalem’s Annual Report on Form 10-K for the year ended June 30, 2022, respectively. The grant date fair values of the PSUs are based on the probable outcome of the performance conditions to which the PSUs are subject, and the shares the recipient would receive under such outcome. The 2024 Grants of Plan-Based Awards shows the values of PSU awards, assuming that the highest levels of the performance conditions are achieved. The grant date fair value of the 2024 annual PSUs is $55.32 and $42.98 for the 2024 special Growth with Purpose PSUs. The grant date fair value of the PSU awards assuming achievement of maximum performance would be: Mr. Beard – $15,399,512; Mr. Phelan – $2,114,106; Mr. Beck – $1,126,066; Mr. Betz – $1,118,202; and Mr. Herrera – $1,360,888. This column includes a sign-on grant value of $500,155 to Mr. Phelan and $999,972 to Mr. Herrera delivered in RSUs in fiscal year 2022.
(4)	The amounts reported in the Options Awards column represent the grant date fair value, which is an estimated value computed in accordance with FASB ASC Topic 718. The assumptions used for fiscal year 2022 calculations can be found at Note 17: Stock-Based Compensation to our audited financial statements in Adtalem’s Annual Report on Form 10-K for the year ended June 30, 2022.
(5)	The MIP compensation reported in this column was earned in fiscal years 2024, 2023, and 2022 and paid in fiscal years 2025, 2024, and 2023, respectively, based upon the MIP guidelines. Mr. Betz has elected to defer a portion of his MIP compensation under the Nonqualified Deferred Compensation Plan ($99,144). In addition to the MIP shown in this column, Mr. Phelan, Mr. Beck, and Mr. Herrera each received $100,000 in fiscal year 2023 and $160,000 in fiscal year 2024, and Mr. Betz received $160,000 in fiscal year 2024 related to the value capture bonus.
(6)	The amounts indicated in the “all other compensation” column for 2024 include the following:
●	Matching contributions credited under the Retirement Plan for Mr. Beard ($20,700); Mr. Phelan ($20,094); Mr. Beck ($20,115); Mr. Betz ($20,124); and Mr. Herrera ($16,649).
●	Company contributions credited under the Nonqualified Deferred Compensation Plan for Mr. Beard ($109,333); and Mr. Beck ($45,686).
●	Group life insurance premiums paid by Adtalem for Mr. Beard ($1,242); Mr. Phelan ($2,314); Mr. Beck ($2,322); Mr. Betz ($1,242); and Mr. Herrera ($1,592).
●	Personal financial planning services for Mr. Beard ($17,455); Mr. Beck ($13,090); and Mr. Betz ($13,090).
●	As part of Mr. Herrera’s offer of employment, and to cover the cost of Mr. Herrera’s relocation to the Company’s headquarters location, the Company agreed to provide and gross-up a monthly housing allowance. The total housing allowance and related tax gross-up provided to Mr. Herrera in fiscal year 2024 totaled $105,138.

58 2024 Proxy Statement	Adtalem Global Education Inc.

Executive Compensation Tables

Employment Agreements with Chief Executive Officer and Other Named Executive Officers

Adtalem has entered into employment agreements with each of its NEOs, which are described on pages 62-64 under the caption “Employment Agreements.”

2024 GRANTS OF PLAN-BASED AWARDS

This table sets forth information regarding non-equity incentive plan awards and equity incentive plan awards granted to the NEOs in fiscal year 2024.

	Estimated Future Payouts			Estimated Future Payouts			All Other
	Under Non-Equity Incentive			Under Equity Incentive			Stock
	Plan Awards(1)			Plan Awards(5)			Awards:	Grant
							Number of	Date Fair
							Shares of	Value of
							Stock or	Stock
Name /	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Awards
Grant Date	($)(2)	($)(3)	($)(4)	(#)	(#)	(#)	(#)	($)(6)
Stephen W. Beard
	—	1,250,000	3,125,000
8/23/2023				40,715	81,430	162,860		3,499,862
8/23/2023							65,150	2,800,147
11/8/2023				37,960	75,920	151,840		4,199,894
Robert J. Phelan
	—	399,514	998,785
8/23/2023				5,810	11,620	23,240		499,428
8/23/2023							8,660	372,207
11/8/2023				5,040	10,080	20,160		557,626
Douglas G. Beck
	—	375,064	937,660
8/23/2023				2,650	5,300	10,600		227,794
8/23/2023							5,190	223,066
11/8/2023				3,030	6,060	12,120		335,240
Michael Betz
	—	413,100	1,032,750
8/23/2023				3,205	6,410	12,820		275,502
8/23/2023							6,280	269,914
11/8/2023				3,660	7,320	14,640		404,942
Maurice Herrera
	—	271,544	678,860
8/23/2023				2,630	5,260	10,520		226,074
8/23/2023							5,160	221,777
11/8/2023				3,010	6,020	12,040		333,026
(1)	Payouts under the MIP were based on performance in fiscal year 2024. Therefore, the information in the “Threshold,” “Target,” and “Maximum” columns reflect the range of potential payouts when the performance goals were set on August 23, 2023. The amounts actually paid under the MIP for fiscal year 2024 appear in the “Non-Equity Incentive Plan Compensation” column of the 2024 Summary Compensation Table.
(2)	Pursuant to the MIP, performance below a performance goal threshold will result in no payment with respect to that performance goal.
(3)	The amount shown in this column represents the target incentive payment under the MIP, which is calculated as a set percentage of base salary.
(4)	Pursuant to the MIP, the amount shown in this column represents the maximum incentive payment, 250% of the target.
(5)	PSUs were granted under the 2013 Incentive Plan. The PSUs granted on August 23, 2023 were granted under the Growth with Purpose incentive program and based on the performance period fiscal year 2024 through fiscal year 2025. The PSUs granted on November 8, 2023 were the regular annual PSUs based on the performance period fiscal year 2024 through fiscal year 2026. The awards consist of 50% with a target based on revenue growth over a period of three fiscal years and 50% with a target based on EBITDA margin. PSUs will pay out 0% for below threshold performance, and between 50% of target payout for threshold performance and 200% of target for achieving maximum performance or above. Straight-line interpolation will be used to determine achievement between threshold and target.
(6)	This column shows the grant date fair value of RSUs granted on August 23, 2023 and PSUs (assuming payout at target value) granted on August 23, 2023 and November 8, 2023 in fiscal year 2024, computed in accordance with FASB ASC Topic 718, which was $42.98 for RSUs and $42.98 for the Growth with Purpose PSUs and $55.32 for the regular annual PSUs.

Adtalem Global Education Inc.	2024 Proxy Statement 59

Executive Compensation Tables

2024 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

This table sets forth information for each NEO with respect to stock options, RSUs, and PSUs held by the NEOs as of June 30, 2024.

	Option Awards				Stock Awards
								Equity
								Incentive
							Equity	Plan
							Incentive	Awards:
							Plan	Market or
							Awards:	Payout
						Market	Number of	Value of
	Number of	Number of			Number of	Value of	Unearned	Unearned
	Securities	Securities			Shares or	Shares or	Shares,	Shares,
	Underlying	Underlying			Units of	Units of	Units or	Units or
	Unexercised	Unexercised	Option		Stock That	Stock That	Other Rights	Other Rights
	Options	Options	Exercise	Option	Have Not	Have Not	That Have	That Have
	Exercisable	Unexercisable	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name	(#)	(#)	($)	Date(1)	(#)(2)	($)(3)	(#)(4)	($)(5)
Stephen W. Beard	15,475	—	49.05	8/22/2028
	21,550	9,432	43.39	8/28/2029
	28,293	32,839	32.03	8/26/2030
	36,687	36,688	37.79	9/8/2031
					167,873	11,450,618	241,670	16,484,310
Robert J. Phelan	2,925	975	32.03	8/26/2030
	1,312	1,313	36.46	8/25/2031
					23,688	1,615,759	38,000	2,591,980
Douglas G. Beck	8,275	4,138	36.46	8/25/2031
					18,899	1,289,101	27,460	1,873,047
Michael Betz					9,907	675,757	21,310	1,453,555
Maurice Herrera					17,930	1,223,006	17,400	1,186,854
(1)	The table below details the vesting schedule for stock option grants based on the expiration date of the relevant grant. In general, option grants vest 25% on each of the first four anniversaries of the date of grant.

Option Expiration Dates	Grant Dates	Options Vesting Dates
8/22/2028	8/22/2018	8/22/2019	8/22/2020	8/22/2021	8/22/2022
8/28/2029	8/28/2019	8/28/2020	8/28/2021	8/28/2022	8/28/2023
8/26/2030	8/26/2020	8/26/2021	8/26/2022	8/26/2023	8/26/2024
8/25/2031	8/25/2021	8/25/2022	8/25/2023	8/25/2024	8/25/2025
9/8/2031	9/8/2021	9/8/2022	9/8/2023	9/8/2024	9/8/2025
(2)	The table below details the vesting schedule for RSUs, which vest 25% on each of the first four anniversaries of the date for awards granted prior to fiscal year 2023. Beginning in fiscal year 2023, RSUs vest 33% on each of the first three anniversaries of the date of grant. In addition to the annual grant, Mr. Herrera received a RSU grant on November 10, 2021 as part of an initial sign-on award granted upon his appointment as Chief Marketing Officer, which vests 33% on each of the first, second, and third anniversaries of the date of grant.

		Number of RSUs Vesting
Name	Grant Date	Year 1	Year 2	Year 3	Year 4	Total
Stephen W. Beard	8/26/2020	—	—	—	4,033	4,033
Stephen W. Beard	9/8/2021	—	—	29,215	29,215	58,430
Stephen W. Beard	8/24/2022	—	20,130	20,130	—	40,260
Stephen W. Beard	8/23/2023	21,716	21,717	21,717	—	65,150
Robert J. Phelan	8/26/2020	—	—	—	418	418
Robert J. Phelan	8/25/2021	—	—	390	390	780
Robert J. Phelan	11/10/2021	—	—	3,695	3,695	7,390
Robert J. Phelan	8/24/2022	—	3,220	3,220	—	6,440
Robert J. Phelan	8/23/2023	2,886	2,887	2,887	—	8,660
Douglas G. Beck	6/14/2021	—	—	—	7,785	7,785
Douglas G. Beck	8/25/2021	—	—	1,235	1,235	2,470
Douglas G. Beck	8/24/2022	—	1,727	1,727	—	3,454
Douglas G. Beck	8/23/2023	1,730	1,730	1,730	—	5,190
Michael Betz	8/24/2022	—	1,813	1,814	—	3,627
Michael Betz	8/23/2023	2,093	2,093	2,094	—	6,280
Maurice Herrera	11/10/2021	—	—	9,850	—	9,850
Maurice Herrera	8/24/2022	—	1,460	1,460	—	2,920
Maurice Herrera	8/23/2023	1,720	1,720	1,720	—	5,160
(3)	Represents the value derived by multiplying the number of shares of Common Stock covered by RSUs granted by $68.21 (the closing market price of Adtalem’s Common Stock on June 30, 2024).

60 2024 Proxy Statement	Adtalem Global Education Inc.

Executive Compensation Tables

(4)	The table below details the vesting schedule for PSUs. In general, PSUs vest following the completion of the applicable three-year performance period.

		Vesting	Number of
Name	Grant Date	Date	PSUs Vesting
Stephen W. Beard	2/15/2023	8/24/2025	84,320
Stephen W. Beard	8/23/2023	8/23/2025	81,430
Stephen W. Beard	11/8/2023	8/23/2026	75,920
Robert J. Phelan	11/10/2021	8/25/2024	2,800
Robert J. Phelan	2/15/2023	8/24/2025	13,500
Robert J. Phelan	8/23/2023	8/23/2025	11,620
Robert J. Phelan	11/8/2023	8/23/2026	10,080
Douglas G. Beck	11/10/2021	8/25/2024	8,860
Douglas G. Beck	2/15/2023	8/24/2025	7,240
Douglas G. Beck	8/23/2023	8/23/2025	5,300
Douglas G. Beck	11/8/2023	8/23/2026	6,060
Michael Betz	2/15/2023	8/24/2025	7,580
Michael Betz	8/23/2023	8/23/2025	6,410
Michael Betz	11/8/2023	8/23/2026	7,320
Maurice Herrera	2/15/2023	8/24/2025	6,120
Maurice Herrera	8/23/2023	8/23/2025	5,260
Maurice Herrera	11/8/2023	8/23/2026	6,020
(5)	Represents the value derived by multiplying the number of shares of Common Stock covered by the PSUs by $68.21 (the closing market price of Adtalem’s Common Stock on June 30, 2024). The value provided assumes a PSU payout at target value.

2024 OPTIONS EXERCISES AND STOCK VESTED

This table provides information for the NEOs concerning stock options that were exercised and RSUs and PSUs that vested during fiscal year 2024.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)(2)
Stephen W. Beard	—	—	99,897	4,380,513
Robert J. Phelan	—	—	14,552	792,949
Douglas G. Beck	—	—	10,746	619,070
Michael Betz	—	—	7,333	439,102
Maurice Herrera	—	—	11,310	611,422
(1)	Value Realized on Exercise. If the exercise was executed as part of a cashless transaction where the shares acquired were immediately sold, this represents the difference between the sales price of the shares acquired and the option exercise price multiplied by the number of shares of Common Stock covered by the options exercised. If the exercise was executed as part of a buy and hold transaction, this represents the difference between the closing market price of the Common Stock for the date of exercise of the option and the option exercise price multiplied by the number of shares of Common Stock covered by the options held.
(2)	Value Realized on Vesting. For Mr. Beard, this amount represents RSUs granted in August 2019, August 2020, August 2021, and August 2022 that vested in August 2023; RSUs granted in September 2021 that vested in September 2023; and PSUs granted in November 2020 and November 2021 that vested in August 2023. For Mr. Phelan, this amount represents RSUs granted in August 2020, August 2021, and August 2022; RSUs granted in May 2021 that vested in May 2023; RSUs granted in November 2021 that vested in November 2023; and PSUs granted in November 2020 that vested in August 2023. For Mr. Beck, this amount represents RSUs granted in June 2021 that vested in June 2021 and RSUs granted in August 2021 and August 2022 that vested in August 2023. For Mr. Betz this amount represents RSUs granted in May 2022 that vested in May 2023 and RSUs granted in August 2022 that vested in August 2023. For Mr. Herrera this amount represents RSUs granted in November 2021 that vested in November 2023 and RSUs granted in August 2022 that vested in August 2023.

Adtalem Global Education Inc.	2024 Proxy Statement 61

Executive Compensation Tables

2024 NONQUALIFIED DEFERRED COMPENSATION

This table sets forth information about activity for NEOs in our Nonqualified Deferred Compensation Plan during fiscal year 2024.

	Executive	Registrant	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Balance at
	in Last	in Last	in Last	Last Fiscal
	Fiscal Year	Fiscal Year	Fiscal Year	Year End
Name	($)(1)	($)(2)	($)(3)	($)(4)
Stephen W. Beard	169,322	109,333	31,063	810,550
Robert J. Phelan	—	—	—	—
Douglas G. Beck	56,228	45,686	17,731	161,391
Michael Betz	16,524	—	879	17,403
Maurice Herrera	—	—	—	—
(1)	Executive Contributions in Last Fiscal Year. The amount of executive contributions made by each NEO and reported in this column is included in each NEO’s compensation reported on the 2024 Summary Compensation Table, either in the “Salary” or “Non-Equity Incentive Plan Compensation” column. See footnotes 1 and 5 of the 2024 Summary Compensation Table for specific deferrals made by each NEO.
(2)	Registrant Contributions in Last Fiscal Year. The amount of Adtalem contributions made and reported in this column is included in each NEO’s compensation reported on the 2024 Summary Compensation Table in the “All Other Compensation” column.
(3)	Aggregate Earnings in Last Fiscal Year. These amounts represent the earnings in the Nonqualified Deferred Compensation Plan for fiscal year 2024. These amounts are not reported in the 2024 Summary Compensation Table.
(4)	Aggregate Balance at Last Fiscal Year End. The aggregate balance as of June 30, 2024 reported in this column for each NEO reflects amounts that either are currently reported or were previously reported as compensation in the 2024 Summary Compensation Table for current or prior years, except for the aggregate earnings on deferred compensation.

NONQUALIFIED DEFERRED COMPENSATION PLAN

The Nonqualified Deferred Compensation Plan covers directors and selected key employees approved for participation by the Compensation Committee. All of the NEOs are eligible to participate in the Nonqualified Deferred Compensation Plan. Under the Nonqualified Deferred Compensation Plan as it applies to employees, participants may make an advance election to defer up to 50% of salary and up to 100% of MIP compensation until termination of service with Adtalem or certain other specified dates. Adtalem credits matching contributions to participants’ accounts under the Nonqualified Deferred Compensation Plan to the extent they have elected to defer the maximum amount under Adtalem’s Retirement Plan, and their matching contributions to the Retirement Plan are limited by applicable Code provisions. Adtalem may also credit participants’ accounts with discretionary contributions. Participants are fully vested in their own deferral and matching contributions, plus earnings, and will vest in discretionary contributions, if any, as determined by the Compensation Committee. Participants may elect to have their Nonqualified Deferred Compensation Plan accounts credited with earnings based on various investment choices made available by the Compensation Committee for this purpose. Participants may elect to have account balances paid in a lump sum or in installments. Distributions are generally made or commence in January of the year following termination of employment (but not earlier than six months after termination) or January of the year in which the specified payment date occurs. In the event of death before benefits commence, participants’ accounts will be paid to their beneficiaries in a lump sum.

2024 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Adtalem provides benefits to the NEOs upon termination of employment from Adtalem in specific circumstances. These benefits are in addition to the benefits to which these NEOs would be generally entitled upon a termination of employment (i.e., vested retirement benefits accrued as of the date of termination, stock-based awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). In addition, Adtalem’s equity compensation plans and the stock award agreements used to implement them provide for accelerated vesting of outstanding stock awards in the event of a change-in-control of Adtalem, only in the event (a) Adtalem (or its successor) ceases to be publicly traded, (b) the successor to Adtalem fails to assume outstanding awards or to issue new awards in replacement of outstanding awards, or (c) if the participant is terminated without cause or resigns for good reason within two years following the change-in-control.

Employment Agreements

MR. BEARD

Adtalem entered into an employment agreement with Mr. Beard effective as of his September 8, 2021 appointment as President and CEO. The employment agreement provides, among other things, that if his employment is terminated by Adtalem without “cause” or by Mr. Beard with “good reason,” and if he executes a release of claims, he will be entitled to a lump sum payment equal to 12 months of base salary and a prorated MIP award based on actual performance for the fiscal year and paid in a lump sum at the same time MIP awards are paid to other employees.

If such termination of employment occurs within 12 months of a “change-in-control,” and he executes a release of claims, he will be entitled to (i) a lump sum payment equal to two times base salary and the average of the MIP award paid to him for the prior two fiscal years; and (ii) accelerated vesting of all outstanding stock options.

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Executive Compensation Tables

OTHER NEOs

During fiscal year 2024, Adtalem was party to similar employment arrangements with each of the other NEOs: Mr. Phelan, Mr. Beck, Mr. Betz, and Mr. Herrera. These employment agreements provide, among other things, that if the NEO’s employment with Adtalem is terminated by Adtalem without “cause” or by the NEO with “good reason,” and the NEO executes a release of claims, then the NEO will be entitled to the following benefits:

●	One times the sum of their base salary plus target MIP award, payable in 12 equal monthly payments for Mr. Phelan and Mr. Betz and one and one-half times the sum of their base salary plus target MIP award, payable in 18 equal monthly payments for Mr. Beck and Mr. Herrera;
●	A pro-rated MIP award (if employed for at least six months in the fiscal year during which termination occurs) based on actual performance for the relevant fiscal year, paid in a lump sum at the time MIP awards are paid to other employees;
●	12 months of continued health benefit plan coverage for Mr. Phelan, Mr. Betz, and Mr. Herrera, and 18 months for Mr. Beck.
●	Access to a senior executive level outplacement program for 6 months for Mr. Phelan, Mr. Betz, and Mr. Herrera and 9 months for Mr. Beck.

In addition, the employment arrangements provide that if such termination occurs within 12 months of a “change-in-control”, and the NEO executes a release of claims, then the NEO will be entitled to the following benefits:

●	One and one-half times the sum of their base salary plus target MIP award, payable in 18 equal monthly payments for Mr. Phelan and Mr. Herrera; 12 equal monthly payments for Mr. Betz; and two times the sum of his base salary plus target MIP award, payable in 24 equal monthly payments for Mr. Beck;
●	A pro-rated MIP award (if employed for at least six months in the fiscal year during which termination occurs) based on actual performance for the relevant fiscal year, paid in a lump sum at the time MIP awards are paid to other employees;
●	18 months of continued health benefit plan coverage for Mr. Phelan, Mr. Betz and Mr. Herrera, and 24 months for Mr. Beck at active employee rates following the termination date; and
●	Access to a senior executive level outplacement program for 9 months for Mr. Phelan, Mr. Betz, and Mr. Herrera, and 12 months for Mr. Beck.

For purposes of all employment agreements:

●	“cause” means (i) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving misappropriation, dishonesty, fraud, illegal drug use, or breach of fiduciary duty, (ii) willful failure to perform duties as reasonably directed by the CEO, (iii) the NEO’s gross negligence or willful misconduct with respect to the performance of the NEO’s duties under the employment agreement, (iv) obtaining any personal profit not fully disclosed to and approved by Adtalem’s Board in connection with any transaction entered into by, or on behalf of, Adtalem, or (v) any other material breach of the employment agreement or any other agreement between the NEO and Adtalem;
●	“change-in-control” shall have the meaning set forth in the 2013 Incentive Plan; and
●	“good reason” means, without the NEO’s consent, (i) material diminution in title, duties, responsibilities or authority, (ii) reduction of base salary, MIP target, or employee benefits except for across-the-board changes for executives at the NEO’s level, (iii) exclusion from executive benefit/compensation plans, (iv) material breach of the employment agreement that Adtalem has not cured within 30 days after the NEO has provided Adtalem notice of the material breach which shall be given within 60 days of the NEO’s knowledge of the occurrence of the material breach, or (v) resignation in compliance with securities, corporate governance, or other applicable law (such as the US Sarbanes-Oxley Act) as specifically applicable to the NEO. For Mr. Beard, the definition of “good reason” also includes, without his consent, requiring him to relocate to an employment location more than 50 miles from his current employment location.

EQUITY AWARD PLANS

The equity award agreements under which options, RSUs, and PSUs are held by employees, including the NEOs, provide for the immediate vesting of unvested options and RSUs and of PSUs at the target levels in the event of a change-in-control of Adtalem, only in the event (a) Adtalem (or its successor) ceases to be publicly traded, (b) the successor to Adtalem fails to assume outstanding awards or to issue new awards in replacement of outstanding awards, or (c) if the participant is terminated without cause or resigns for good reason within two years following the change-in-control.

The provisions of the equity award agreements under which options, RSUs, and PSUs were granted to employees, including the NEOs, provide the following:

●	If the participant’s employment is terminated due to death or disability (as defined in the agreement), options will become fully vested and exercisable for the remaining term of the option, RSUs will fully vest, and PSUs will continue to vest in accordance with their terms.
●	If the participant’s employment terminates due to mutual agreement, the participant will be credited with one additional year of service for the purpose of determining vesting of options, RSUs, and PSUs. The participant’s options will remain exercisable

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Executive Compensation Tables

until the earlier of one year from termination or the expiration of the term of the option. PSUs that vest following a termination will be paid out when paid out to other PSU recipients.
●	If the participant’s employment terminates due to retirement, options will continue to vest and be exercisable, and RSUs and PSUs will continue to vest in accordance with their respective terms. Retirement means the participant’s termination without cause after age 55 when the sum of his or her age and full years of service equals or exceeds 65.

In August 2017, the Board adopted double-trigger vesting of equity awards as part of the 2013 Incentive Plan. In November 2017, Adtalem’s shareholders approved the Fourth Amended 2013 Incentive Plan. As a result, vesting of equity awards granted since November 2017 (the “Awards”) will accelerate upon a change-in-control only in the event Adtalem (or its successor) ceases to be publicly traded, or the successor to Adtalem fails to assume outstanding Awards or to issue new awards in replacement of outstanding Awards. Under the double-trigger vesting rules, Awards will vest if a participant is terminated without cause or resigns for good reason within two years following a change-in-control. All awards issued prior to shareholder approval in November 2017 will continue to have a single-trigger vesting rules as described above.

2024 Potential Severance Payments

The tables set forth below quantify the additional benefits as described above that would be paid to each NEO under the following termination of employment or change-in-control events, had such an event occurred on June 30, 2024.

TERMINATION OF EMPLOYMENT — NO CHANGE-IN-CONTROL(1)

	Stephen W.	Robert J.	Douglas G.	Michael	Maurice
Payment Type	Beard	Phelan	Beck	Betz	Herrera
Salary:	$1,000,000	499,392	803,709	550,800	678,861
MIP Target Amount:	$—	399,514	562,596	413,100	407,316
Pro-Rated MIP:	$2,666,563	647,719	704,093	991,440	337,008
Continued Health Coverage:	$20,412	20,988	30,438	20,412	19,860
Outplacement Services:	$—	10,000	15,000	10,000	10,000
TOTAL	$3,686,975	$1,577,613	$2,115,836	$1,985,752	$1,453,045

TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE-IN-CONTROL(1)

	Stephen W.	Robert J.	Douglas G.	Michael	Maurice
Payment Type	Beard	Phelan	Beck	Betz	Herrera
Salary:	$2,000,000	749,088	1,071,612	826,200	678,861
MIP Target Amount:	$1,936,201	599,271	750,128	619,650	407,316
Pro-Rated MIP:	$—	647,719	704,093	991,440	337,008
Continued Health Coverage:	$—	31,482	40,584	30,618	29,790
Outplacement Services:	$—	15,000	20,000	15,000	15,000
Value of Vesting of Unvested Stock Options, RSUs, and PSUs(2)	$29,392,227	4,284,702	3,293,529	2,129,312	2,409,859
TOTAL	$33,328,428	$6,327,262	$5,879,946	$4,612,220	$3,877,834
(1)	Termination of employment without cause or for good reason.
(2)	The value of the unvested stock options is based on the difference between the exercise price and $68.21 (the closing market price of the Common Stock on June 30, 2024). The value of the RSUs and PSUs is based on the closing market price of the Common Stock on June 30, 2024. PSUs vest at the target level.

CEO PAY RATIO

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the median of the annual total compensation of all our employees (except our CEO) and the ratio of the annual total compensation of our CEO as disclosed in the 2024 Summary Compensation Table, to the annual total compensation of our median employee.

For fiscal year 2024, we identified the median employee by comparing the annual salary rate of pay for all individuals, excluding our CEO, who were employed by Adtalem on June 25, 2024 using information from our company payroll system. We included all full-time and part-time employees, including adjunct faculty and federal work-study student workers. Compensation was annualized for all employees who were hired by us in fiscal year 2024 but did not work for us for the entire year. No annualization was applied to any adjunct faculty as permitted under the rules. Fiscal year 2024 annual total compensation for the median employee was calculated in the same manner as reflected in the 2024 Summary Compensation Table for our CEO.

Based on the methodology described above, we have determined that fiscal year 2024 annual total compensation of our median employee was $51,610 The annual total compensation of our CEO for fiscal year 2024 was $14,302,851. The ratio of our CEO’s fiscal year 2024 annual total compensation to the fiscal year 2024 annual total compensation of our median employee is 277:1.

This CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The CEO pay ratio reported by other companies may not be comparable to our CEO pay ratio reported above, because SEC rules for identifying the median

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Executive Compensation Tables

employee and calculating the pay ratio allow companies to use different methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices.

APPROVAL BY SHAREHOLDERS

We believe our executive compensation program achieves our compensation principles, properly aligns the interests of our NEOS and our shareholders, and is deserving of shareholder support. For these reasons, the Board recommends that the shareholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Adtalem Global Education Inc. named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any other related disclosures is hereby APPROVED.”

Approval of this proposal will require the affirmative vote of a majority of the shares of Common Stock of Adtalem represented at the Annual Meeting. Abstentions will be treated as a vote AGAINST the proposal, while broker non-votes, if any, will not be counted as votes represented and entitled to vote and, therefore, will have no effect on the result of the vote for this proposal. See VOTING INFORMATION – Effect of Not Casting Your Vote. If you sign and return your proxy card but give no direction or complete the telephonic or internet voting procedures but do not specify how you want to vote your shares, the shares will be voted FOR approval of the compensation paid to our named executive officers during the fiscal year ended June 30, 2024.

The vote approving the compensation paid to our NEOs during 2024 is advisory and not binding on the Company, the Board, or the Compensation Committee of the Board. However, the Compensation Committee of the Board expects to take into account the outcome of the vote as it considers our executive compensation program.

The Board of Directors recommends a vote FOR the compensation of our named executive officers.

PAY VERSUS PERFORMANCE

PAY VERSUS PERFORMANCE TABLE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”) and to our other non-PEO NEOs and certain financial performance of the Company. CAP, as determined under SEC requirements, does not reflect the actual amount of compensation earned, realized or received by our NEOs during a covered year. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion & Analysis.

The pay versus performance disclosures include information for fiscal years ended June 30, 2024, 2023, 2022, and 2021.

							Value of Initial Fixed $100 Investment Based On:
Fiscal Year	SCT Total for First PEO ($)(1)	SCT Total for Second PEO ($)(1)	CAP to First PEO ($)(2)	CAP to Second PEO ($)(2)	Average SCT Total for non-PEO NEOs ($)(1)	Average CAP to non-PEO NEOs ($)(2)	Adtalem Total Shareholder Return ($)(3)	Peer Group Total Shareholder Return ($)(3)	Net Income ($ in thousands)	Company Selected Measure: Revenue Growth (4)
2024	n/a	14,302,581	n/a	30,032,741	2,390,184	4,074,936	219	163	136,777	9.2%
2023	n/a	8,054,094	n/a	8,364,122	1,699,688	1,762,437	110	115	93,358	5.0%
2022	6,276,069	9,204,332	6,757,452	8,973,854	1,851,310	1,867,071	115	110	310,991	53.7%
2021	8,528,433	n/a	10,373,072	n/a	1,766,966	1,433,322	114	104	70,027	3.9%
(1)	Lisa W. Wardell is the First PEO for each of the years shown. Stephen W. Beard is the Second PEO for each of the years shown. The following non-PEO NEOs are included in the average amounts shown:

2024: Robert J. Phelan, Douglas G. Beck, Michael Betz, Maurice Herrera

2023: Robert J. Phelan, Douglas G. Beck, Maurice Herrera, and Steven Tom

2022: Robert J. Phelan, Douglas G. Beck, John W. Danaher, and Maurice Herrera

2021: Robert J. Phelan, Stephen W. Beard, Douglas G. Beck, Kathy Boden-Holland, and Michael O. Randolfi

(2)	The following tables show amounts deducted from and added to the SCT total to calculate CAP. The fair value of the equity awards was determined consistent with the methodology used to determine the grant date fair value of the awards, with values changing primarily due to the change in stock price and our performance on the metrics applicable to those awards.

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Executive Compensation Tables

First PEO SCT Total to CAP Reconciliation:

Fiscal Year	SCT Total for First PEO ($)	Less: SCT Total Equity (Stock Awards + Option Awards) ($)	Plus: Fair Value as of Fiscal Year-End of Stock and Option Awards Granted in Covered Year ($)	Plus: Fair Value as of Vest Date of Stock and Option Awards Granted and Vested in Covered Year ($)	Plus: Change in Fair Value of Outstanding and Unvested Stock and Option Awards From Prior Years ($)	Plus: Change in Fair Value of Stock and Option Awards From Prior Years that Vested in the Covered Year ($)	Less: Fair Value as of Prior Fiscal Year-End of Stock and Option Awards Forfeited during the Covered Year ($)	CAP to First PEO ($)
2024	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
2023	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
2022	6,276,069	(4,999,803)	5,167,325	—	190,398	123,463	—	6,757,452
2021	8,528,433	(5,785,373)	6,891,998	—	630,983	107,031	—	10,373,072

Second PEO SCT Total to CAP Reconciliation:

Fiscal Year	SCT Total for Second PEO ($)	Less: SCT Total Equity (Stock Awards + Option Awards) ($)	Plus: Fair Value as of Fiscal Year-End of Stock and Option Awards Granted in Covered Year ($)	Plus: Fair Value as of Vest Date of Stock and Option Awards Granted and Vested in Covered Year ($)	Plus: Change in Fair Value of Outstanding and Unvested Stock and Option Awards From Prior Years ($)	Plus: Change in Fair Value of Stock and Option Awards From Prior Years that Vested in the Covered Year ($)	Less: Fair Value as of Prior Fiscal Year-End of Stock and Option Awards Forfeited during the Covered Year ($)	CAP to Second PEO ($)
2024	14,302,581	(10,499,903)	17,212,207	—	8,342,349	675,507	—	30,032,741
2023	8,054,094	(5,808,957)	6,417,116	—	(286,448)	(11,683)	—	8,364,122
2022	9,204,332	(8,019,699)	7,168,073	625,000	53,564	(57,416)	—	8,973,854
2021	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Non-PEO NEOs Average SCT Total to Average CAP Reconciliation:

Fiscal Year	Average SCT Total for non-PEO NEOs ($)	Less: SCT Total Equity (Stock Awards + Option Awards) ($)	Plus: Fair Value as of Fiscal Year-End of Stock and Option Awards Granted in Covered Year ($)	Plus: Fair Value as of Vest Date of Stock and Option Awards Granted and Vested in Covered Year ($)	Plus: Change in Fair Value of Outstanding and Unvested Stock and Option Awards From Prior Years ($)	Plus: Change in Fair Value of Stock and Option Awards From Prior Years that Vested in the Covered Year ($)	Less: Fair Value as of Prior Fiscal Year-End of Stock and Option Awards Forfeited during the Covered Year ($)	Average CAP to non-PEO NEOs ($)
2024	2,390,184	(986,649)	1,609,794	—	821,826	239,781		4,074,936
2023	1,699,688	(559,281)	617,862	—	(36,114)	40,282	—	1,762,437
2022	1,851,310	(1,047,505)	1,078,377	—	3,532	(18,643)	—	1,867,071
2021	1,766,966	(1,034,209)	1,159,225	—	58,941	22,460	(540,061)	1,433,322

(3)	Adtalem Total Shareholder Return (“TSR”) and Peer Group TSR assume a respective investment of $100 on June 30, 2020 in common stock and also assumes the reinvestment of dividends. Additionally, the Peer Group is weighted by the market capitalization of each component company. The Peer Group consists of American Public Education, Inc. (APEI), Graham Holdings Company (GHC), Grand Canyon Education, Inc. (LOPE), Laureate Education, Inc. (LAUR), Perdoceo Education Corporation (formerly known as Career Education Corporation) (PRDO), and Strategic Education, Inc. (formerly known as Strayer Education, Inc.) (STRA). It is consistent with the Peer Group described in our Form 10-K for fiscal year 2024.
(4)	Adtalem acquired Walden University on August 12, 2021 (during fiscal year 2022) and the timing of the acquisition is impacting Adtalem’s revenue growth percentages in fiscal year 2022 and 2023.

MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES

Included below are the most important metrics used to link CAP to our NEOs for fiscal year 2024 and company performance.

●	Revenue Growth (which we selected as the “company selected measure” for purposes of the table set forth above
●	Revenue
●	Adjusted earnings per share
●	Adjusted EBITDA margin

Please see “Compensation Discussion & Analysis” for a description of our short-term and long-term executive compensation plans and our pay-for-performance philosophy, including more information on these performance measures and how they are taken into account in our executive compensation plans in determining compensation for our NEOs.

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Executive Compensation Tables

RELATIONSHIP BETWEEN “COMPENSATION ACTUALLY PAID” AND COMPANY PERFORMANCE

Below are graphs showing the relationship between CAP to our First PEO, Second PEO, and the average of the CAP to our non-PEO NEOs in 2021, 2022, 2023, and 2024 and (1) Adtalem TSR, (2) our Net Income, and (3) our Revenue Growth. In addition, the first graph below compares our TSR and peer group TSR for the indicated years.

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Executive Compensation Tables

The foregoing disclosures related to Pay Versus Performance shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any other Adtalem filing under the Securities Act or under the Exchange Act, except to the extent that Adtalem specifically incorporates the information by reference.

EQUITY COMPENSATION PLAN INFORMATION

Adtalem currently maintains two equity compensation plans: the Amended and Restated Incentive Plan of 2005 and the Fourth Amended 2013 Incentive Plan. Adtalem’s shareholders have approved each of these plans.

The following table summarizes information, as of June 30, 2024, relating to these equity compensation plans under which Adtalem’s Common Stock is authorized for issuance.

Number of securities
	Number of		remaining available for
	securities to be	Weighted-average	future issuance under
	issued upon exercise	exercise price	equity compensation
	of outstanding	of outstanding	plans (excluding
	options, awards,	options, awards,	securities reflected
	warrants and rights	warrants and rights	in column
Plan Category	(a)(1)	(b)	(a))(c)(2)
Equity compensation plans approved by security holders	1,935,954	$37.34	2,106,199
Equity compensation plans not approved by security holders	—	—	—
Total	1,935,954	$37.34	2,106,199
(1)	The number shown in column (a) is the number of shares that may be issued upon exercise of outstanding options and other equity awards granted under the Fourth Amended 2013 Incentive Plan.
(2)	The number shown in column (c) is the number of shares that may be issued upon exercise of options or stock appreciation rights and other equity awards granted in the future under the Fourth Amended 2013 Incentive Plan. All of the shares remaining available for the grant of future awards of options, awards, warrants, and rights are available under the Fourth Amended 2013 Incentive Plan.

68 2024 Proxy Statement	Adtalem Global Education Inc.

Voting Securities and Principal Holders

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by Adtalem to own beneficially more than 5% of our Common Stock, in each case as of September 30, 2024, except as otherwise noted.

	Amount and Nature of		Percentage
Name	Beneficial Ownership		Ownership(1)
BlackRock, Inc.	6,299,169	(2)	15.8%
The Vanguard Group	4,321,453	(3)	10.9%
Ariel Investments, LLC	2,772,618	(4)	7.0%
Dimensional Fund Advisors LP	3,377,396	(5)	8.5%
(1)	The percentage of beneficial ownership is based on 37,778,262 shares of Common Stock outstanding as of September 30, 2024.
(2)	The information shown was provided by BlackRock, Inc. in a Schedule 13G/A it filed with the SEC on January 22, 2024, indicating its beneficial ownership as of December 31, 2023 of 6,299,169 shares. BlackRock reported that it has sole voting power over 6,099,337 of these shares and sole dispositive power over all of these shares. The address of the principal business office of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(3)	The information shown was provided by The Vanguard Group in a Schedule 13G/A it filed with the SEC on February 13, 2024, indicating its beneficial ownership as of December 29, 2023 of 4,321,453 shares. The Vanguard Group reported that it did not have sole voting power over any of these shares, shared voting power over 41,822 of these shares, sole dispositive power over 4,236,825 of these shares and shared dispositive power over 84,628 of these shares. The address of the principal business office of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(4)	The information shown was provided by Ariel Investments, LLC in a Schedule 13G/A it filed with the SEC on February 14, 2024, indicating its beneficial ownership as of December 31, 2023 of 2,772,618 shares. Ariel Investments, LLC reported that it has sole voting power over 2,487,415 of these shares and sole dispositive power over 2,772,618 of these shares. The address of the principal business office of Ariel Investments, LLC is 200 E. Randolph Street, Suite 2900, Chicago, IL 60601.
(5)	The information shown was provided by Dimensional Fund Advisors LP in a Schedule 13G/A it filed with the SEC on February 9, 2024, indicating its beneficial ownership as of December 29, 2023 of 3,377,396 shares. Dimensional Fund Advisers reported that it has sole voting power over 3,329,644 of these shares and sole dispositive power over all of these shares. The address of the principal business office of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

SECURITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by (1) each person who served as a director of Adtalem during fiscal year 2024, (2) each NEO, and (3) all directors and executive officers of Adtalem as a group, in each case as of September 30, 2024. Adtalem believes that each individual named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by such person, except as

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Voting Securities and Principal Holders

otherwise noted. Unless otherwise indicated, the address of each beneficial owner in the table below is care of Adtalem Global Education Inc. 500 West Monroe Street, Suite 1300, Chicago, Illinois 60661.

		Stock Options
		Exercisable as of
	Common Stock	September 30, 2024
	Beneficially	and RSUs and
	Owned Excluding	PSUs Scheduled to	Total Common
	Options, RSUs,	Vest within 60 days of	Stock Beneficially	Percentage
Name of Beneficial Owner	and PSUs(1)	September 30, 2024(1)	Owned	Ownership(2)
Non-Employee Directors
William W. Burke	12,321	2,530	14,851	*
Mayur Gupta	4,840	2,530	7,370	*
Donna J. Hrinak	13,996	2,530	16,526	*
Georgette Kiser	13,064	2,530	15,594	*
Liam Krehbiel	11,917	2,530	14,447	*
Michael W. Malafronte	100,354	2,530	102,884	*
Sharon L. O’Keefe	11,062	2,530	13,592	*
Kenneth J. Phelan	14,820	2,530	17,350	*
Betty Vandenbosch	—	—	—	*
Lisa W. Wardell	94,415	55,770	107,230	*

Named Executive Officers
Stephen W. Beard	184,787	129,781	277,566	*
Robert J. Phelan	24,531	9,563	41,305	*
Douglas G. Beck	24,040	6,206	38,247	*
Michael Betz	11,310	—	17,311	*
Maurice Herrera	—	9,850	14,750	*
All directors and executive officers as a group (22 Persons)	554,735	264,516	761,379	2.0%
*	Represents less than 1% of the outstanding Common Stock.
(1)	“Common Stock Beneficially Owned Excluding Options, RSUs, and PSUs” includes stock held in joint tenancy, stock owned as tenants in common, stock owned or held by spouse or other members of the holder’s household, and stock in which the holder either has or shares voting and/or investment power, even though the holder disclaims any beneficial interest in such stock. Options exercisable as of September 30, 2024 and RSUs and PSUs that are scheduled to vest within 60 days after September 30, 2024 are shown separately in the “Stock Options Exercisable as of September 30, 2024 and RSUs and PSUs Scheduled to Vest within 60 days of September 30, 2024” column.
(2)	In accordance with SEC rules, the securities reflected in the “Stock Options Exercisable as of September 30, 2024 and RSUs and PSUs Scheduled to Vest within 60 days of September 30, 2024” column are deemed to be outstanding for purposes of calculating the percentage of outstanding securities owned by such person but are not deemed to be outstanding for the purpose of calculating the percentage owned by any other person. The percentages of beneficial ownership set forth below are calculated as of September 30, 2024 based on outstanding shares of 37,778,262.

70 2024 Proxy Statement	Adtalem Global Education Inc.

Additional Information

VOTING INSTRUCTIONS

You may vote shares of Common Stock that you owned as of September 30, 2024, which is the record date for the Annual Meeting. You may vote the following ways:

3

BY TELEPHONE In the United States or Canada, you can vote your shares by calling 1-800-690-6903	BY INTERNET You can vote your shares online at www.proxyvote.com	BY MAIL You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the accompanying postage-paid envelope	VIRTUALLY Attend the Annual Meeting online at www.virtualshareholdermeeting. com/ATGE2024.

For telephone and internet voting, you will need the 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials.

Telephone and internet voting are available through 11:59 p.m. Eastern Time on Tuesday, November 12, 2024.

If you sign and return your proxy card but give no direction or complete the telephonic or internet voting procedures but do not specify how you want to vote your shares, the shares will be voted:

●	FOR the election of the ten nominees recommended for election to the Board;
●	FOR ratification of PwC as Adtalem’s independent registered public accounting firm for 2025;
●	FOR approval of the compensation paid to Adtalem’s named executive officers during 2024; and
●	With respect to any other matters properly presented at the Annual Meeting, the proxy committee appointed by the Board (and each of them with full powers of substitution) will vote in accordance with the Board’s recommendation, or if no recommendation is given, in their own discretion.

Attending the Annual Meeting

To join the Annual Meeting, login at www.virtualshareholdermeeting.com/ATGE2024. You will need the 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials. The Annual Meeting will begin at 8:00 a.m. Central Standard Time on November 13, 2024. Online check-in will be available beginning at 7:45 a.m. Central Standard Time to allow for shareholders to log in and test the computer audio system. Please allow ample time for the online check-in process. A replay of the Annual Meeting will also be posted on our website at www.adtalem.com for at least thirty (30) days after the meeting concludes.

Voting at the Annual Meeting

The way you vote your shares prior to the Annual Meeting will not limit your right to change your vote at the Annual Meeting if you attend virtually and vote by ballot. If you hold shares in street name and you want to vote at the Annual Meeting, you must obtain a valid legal proxy from the record holder of your shares at the close of business on the record date indicating that you were a beneficial owner of shares, as well as the number of shares of which you were the beneficial owner, on the record date, and appointing you as the record holder’s proxy to vote these shares. You should contact your bank, broker, or other intermediary for specific instructions on how to obtain a legal proxy.

Record Date

You may vote all shares of Common Stock that you owned as of the close of business on September 30, 2024, which is the record date for the Annual Meeting. On the record date, we had 37,778,262 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Submitting A Question at the Annual Meeting

You may submit a question before the meeting or during the meeting via our virtual shareholder meeting website, www.virtualshareholdermeeting.com/ATGE2024. In light of the number of business items on the meeting agenda and the need to conclude the meeting within a reasonable period of time, we cannot ensure that every shareholder who wishes to have a question or comment addressed during the meeting will be able to do so. We also reserve the right to exclude questions that

Adtalem Global Education Inc.	2024 Proxy Statement 71

Additional Information

relate to personal matters or are not relevant to meeting matters. Questions relevant to meeting matters that we do not have time to answer during the meeting will be posted to our website following the meeting.

Technical Difficulties During the Annual Meeting

If we experience technical difficulties during the Annual Meeting (e.g., a temporary or prolonged power outage), our Chairman will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later date (if the technical difficulty is more prolonged). In any situation, we will promptly notify shareholders of the decision via www.virtualshareholdermeeting.com/ATGE2024.

If you encounter technical difficulties accessing our Annual Meeting or asking questions during the Annual Meeting, a support line will be available on the login page of the virtual shareholder meeting website: www.virtualshareholdermeeting.com/ATGE2024.

Ownership of Shares

You may own shares of Common Stock in one or more of the following ways:

●	Directly in your name as the shareholder of record, including shares purchased through our Colleague Stock Purchase Plan or RSU awards issued to employees under our long-term incentive plans.
●	Indirectly through a broker, bank or other intermediary in “street name.”
●	Indirectly through the Adtalem Stock Fund of our Retirement Plan.

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to our tabulating agent. If you hold your shares in street name, your broker, bank, or other intermediary is sending proxy materials to you and you may direct them how to vote on your behalf by completing the voting instruction form that accompanies your proxy materials.

Revocation of Proxies

You can revoke your proxy at any time before your shares are voted at the Annual Meeting if you:

●	Submit a written revocation to our General Counsel and Corporate Secretary,
●	Submit a later-dated proxy or voting instruction form,
●	Provide subsequent telephone or internet voting instructions, or
●	Vote virtually at the Annual Meeting.

VOTING INFORMATION

Effect of Not Casting Your Vote

If you hold your shares in street name, you will receive a voting instruction form that lets you instruct your bank, broker, or other nominee how to vote your shares. Under NYSE rules, brokers are permitted to exercise discretionary voting authority on “routine” matters when voting instructions are not received from a beneficial owner ten days prior to the shareholder meeting. The only “routine” matter on this year’s Annual Meeting agenda is Proposal No. 2 (Ratify selection of PwC as independent registered public accounting firm).

If you hold your shares in street name, and you wish to have your shares voted on all matters in this Proxy Statement, please complete and return your voting instruction form. If you do not return your voting instruction form, your shares will not be voted on any matters with the exception that your broker may vote in its discretion on Proposal No. 2. If you are a shareholder of record and you do not cast your vote, your shares will not be voted on any of the proposals at the Annual Meeting, which will have no effect on the outcome of any of the proposals.

If you are the holder of record of your shares and you return your proxy to us by any of these means outlined above under the heading “Voting Instructions” without choices for any proposal, the proxy committee appointed by the Board will vote your shares on the unmarked proposals in accordance with the Board’s recommendation. Abstentions, directions to withhold authority, and broker non-votes (when a named entity holds shares for a beneficial owner who has not provided voting instructions) will be considered present at the Annual Meeting for purposes of a quorum.

72 2024 Proxy Statement	Adtalem Global Education Inc.

Additional Information

Quorum and Required Vote

We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the votes that shareholders are entitled to cast are present at the Annual Meeting, either virtually or by proxy. At the 2024 Annual Meeting, to elect directors and adopt the other proposals, the following votes are required under our governing documents and Delaware corporate law:

	PROPOSAL	VOTE REQUIRED	EFFECT OF ABSTENTION	EFFECT OF BROKER NON-VOTE*
1	Election of directors	Approval of the majority of shares represented at the Annual Meeting	Treated as vote against	No effect on the outcome
2	Ratify selection of PwC as independent registered public accounting firm*	Approval of the majority of shares represented at the Annual Meeting	Treated as vote against	No effect on the outcome
3	Advisory vote to approve the compensation of our named executive officers**	Approval of the majority of shares represented at the Annual Meeting	Treated as vote against	No effect on the outcome

*

A broker non-vote occurs when a broker submits a proxy but does not vote for an item because it is not a “routine” item and the broker has not received voting instructions from the beneficial owner. As described under “Effect of Not Casting Your Vote” above, your broker may vote in its discretion only on Proposal No. 2 (Ratify selection of PwC as independent registered public accounting firm). Because brokers are entitled to vote on Proposal No. 2 without voting instructions from the beneficial owner, there will be no broker non-votes on this proposal.

**

Advisory/Non-binding. In accordance with Adtalem’s Restated Certificate of Incorporation, a majority of the shares represented and entitled to vote at the Annual Meeting must be voted “FOR.” Notwithstanding the foregoing, Adtalem will take into account the weight of investor support for the compensation for its NEOs based on the percentage of shares that are present at the meeting or represented by proxy at the meeting and entitled to vote on the proposal that have voted “FOR” the proposal. In evaluating the weight of investor support for the compensation of Adtalem’s NEOs, abstentions will be counted as shares present at the meeting and will have the effect of a vote against the proposal. Broker non-votes will not be counted as shares entitled to vote on the matter and will have no impact on the vote’s outcome.

PROXY SOLICITATION

Officers and other employees or agents of Adtalem may solicit proxies by mail, personal interview, telephone, facsimile, electronic means, or via the internet without additional compensation. None of these individuals will receive special compensation for soliciting votes, which will be performed in addition to their regular duties, and some of them may not necessarily solicit proxies. Adtalem also has made arrangements with brokerage firms, banks, record holders, and other fiduciaries to forward proxy solicitation materials to the beneficial owners of shares they hold on your behalf. Adtalem will reimburse these intermediaries for reasonable out-of-pocket expenses. We have hired Innisfree M&A Incorporated to help us distribute and solicit proxies. Adtalem will pay Innisfree $20,000 plus expenses for these services. Adtalem will pay the cost of all proxy solicitation.

SHAREHOLDER PROPOSALS FOR 2025 ANNUAL MEETING

Shareholder proposals intended to be presented at the 2025 Annual Meeting of Shareholders in reliance on Rule 14a-8 under the Exchange Act must be received by Adtalem no later than June 13, 2025, to be eligible for inclusion in the proxy statement and form of proxy for the meeting. Any such proposal also must meet the other requirements of the rules of the SEC relating to shareholder proposals. Also, under Adtalem’s By-Laws, other proposals and director nominations by shareholders that are not included in the proxy statement will be considered timely and may be eligible for presentation at that meeting only if they are received by Adtalem in the form of a written notice, directed to the attention of Adtalem’s General Counsel and Corporate Secretary, not later than June 13, 2025. The notice must contain the information required by the By-Laws. See ”Shareholder Nominations; Proxy Solicitation by Shareholders.”

AVAILABILITY OF FORM 10-K

A copy of Adtalem’s 2024 Annual Report on Form 10-K (including the financial statements), as filed with the SEC, may be obtained without charge upon written request to the attention of Adtalem’s General Counsel and Corporate Secretary at Adtalem Global Education Inc., 500 West Monroe Street, Suite 1300, Chicago, IL 60661. A copy of Adtalem’s Form 10-K and other periodic filings also may be obtained on Adtalem’s investor relations website at investors.adtalem.com/financials/sec-filing and from the SEC’s EDGAR database at www.sec.gov.

Adtalem Global Education Inc.	2024 Proxy Statement 73

Additional Information

HOUSEHOLDING

Adtalem delivers only one Notice of Annual Meeting and Proxy Statement and the 2024 Annual Report to multiple shareholders sharing the same address unless it has received different instructions from one or more of them. This method of delivery is known as “householding.” Householding reduces the number of mailings you receive, saves on printing and postage costs, and helps the environment. Adtalem will, upon written or oral request, promptly deliver a separate copy of the Notice of Annual Meeting and Proxy Statement and 2024 Annual Report to a shareholder at a shared address. If you would like to change your householding election, request that a single copy of this or future proxy materials be sent to your address, or request a separate copy of this or future proxy materials, you should submit this request by writing Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or calling 1-866-540-7095.

DELINQUENT SECTION 16(a) REPORTS

Under U.S. securities laws, directors, certain officers, and persons holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in their ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and executive officers, we believe that all reporting requirements for fiscal year 2024 were complied with by each person who at any time during fiscal year 2024 fiscal year was a director or an executive officer or held more than 10% of our common stock.

OTHER BUSINESS

The Board is aware of no other matter that will be presented for action at this Annual Meeting. If any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the proxy committee will vote and act according to their best judgment.

By Order of the Board of Directors

Douglas G. Beck
Senior Vice President, General Counsel, Corporate Secretary and Institutional Support Services

74 2024 Proxy Statement	Adtalem Global Education Inc.

Appendix A – Summary of Special Items Excluded for Performance Assessment

The Compensation Committee has the discretion to adjust the financial inputs used in calculating the target award percentages for the MIP and long-term incentive plans. The Compensation Committee evaluates potential adjustments using the following framework:

1.	Align treatment with shareholders’ view of results;
2.	Encourage management to make the best long-term decisions for Adtalem’s stakeholders; and
3.	Remain generally consistent with past practice.

ROIC, which is used as a performance threshold for PSUs granted in fiscal year 2022 and is expressed as a percentage, is calculated as Adjusted Net Income divided by the average of the beginning and ending balances of the summation of long-term debt and shareholders’ equity.

RECONCILIATION OF FISCAL YEAR 2024 ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE FOR PERFORMANCE ASSESSMENTS TO REPORTED NET INCOME AND EARNINGS PER SHARE

For fiscal year 2024, Adtalem’s calculation of adjusted net income, which is a performance metric factoring in ROIC and adjusted earnings per share, which is a performance metric factoring in the determination of MIP payouts, were adjusted from reported net income and earnings per share for the following special items:

●	Exclusion of restructuring expense primarily related to real estate consolidations at Walden and Adtalem’s home office;
●	Exclusion of business integration expense, which includes expenses related to the Walden acquisition and certain costs related to growth transformation initiatives;
●	Exclusion of intangible amortization expense on acquired intangible assets;
●	Exclusion of write-off of debt discount and issuance costs related to prepayments of debt, reserves related to significant litigation, loss on assets held for sale related to a fair value write-down on assets, and debt modification costs related to refinancing our Term Loan B loan;
●	Exclusion of tax benefit due to change in unrecognized tax benefits; and
●	Exclusion of discontinued operations, primarily from costs related to DeVry University and Carrington College.
●	In addition, for the determination of ROIC, the inclusion of the target net income impact related to the Financial Services segment divestiture.

The following table reconciles these adjustments to the most directly comparable GAAP information:

	in thousands	per share
Net income, as reported	$136,777	$3.39
Exclusions:
Restructuring charges (pretax)	$1,870	$0.05
Business integration expense (pretax)	$34,215	$0.85
Intangible amortization expense (pretax)	$35,644	$0.88
Write-off of debt discount and issuance costs, litigation reserve, loss on assets held for sale, and debt modification costs (pretax)	$21,108	$0.52
Tax benefit due to change in unrecognized tax benefits	$(5,657)	$(0.14)
Income tax impact of above exclusions	$(23,104)	$(0.57)
Discontinued operations (after tax)	$936	$0.02
Net income, as adjusted for determination of MIP payout	$201,789	$5.01
Inclusion of Financial Services (target estimate)	$33,000
Net income, as adjusted for determination of ROIC	$234,789
Long-term debt and shareholders' equity:
Fiscal year 2024, as reported	$2,027,418
Fiscal year 2023, as reported	$2,165,619
Average for determination of ROIC	$2,096,519
ROIC	11.2%

4
Adtalem Global Education Inc.	2024 Proxy Statement A-1

Appendix A – Summary of Special Items Excluded for Performance Assessment

FISCAL YEAR 2024 FCF PER SHARE FOR PERFORMANCE ASSESSMENTS

For fiscal year 2024, Adtalem’s calculation of adjusted FCF was adjusted for the cash impact from special items (as discussed above).

(in thousands, except
per share amounts)
Net cash provided by operating activities-continuing operations	$288,367
Capital expenditures	$(48,893)
FCF	$239,474
Cash impact from special items	$1,179
Inclusion of Financial Services (target estimate)	$45,600
FCF, as adjusted for determination of FCF	$286,253
Diluted shares	$40,307
FCF per share	$7.10

RECONCILIATION OF FISCAL YEAR 2023 ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE FOR PERFORMANCE ASSESSMENTS TO REPORTED NET INCOME AND EARNINGS PER SHARE

For fiscal year 2023, Adtalem’s calculation of adjusted net income, which is a performance metric factoring in ROIC and adjusted earnings per share, which is a performance metric factoring in the determination of MIP payouts, were adjusted from reported net income and earnings per share for the following special items:

●	Exclusion of restructuring expense primarily related to plans to achieve synergies with the Walden acquisition and real estate consolidations at Walden, Medical and Veterinary, and Adtalem’s home office;
●	Exclusion of business integration expense, which includes expenses related to the Walden acquisition and certain costs related to growth transformation initiatives;
●	Exclusion of intangible amortization expense on acquired intangible assets;
●	Exclusion of gain on sale of assets for Adtalem’s Chicago, Illinois campus facility;
●	Exclusion of write-off of debt discount and issuance costs and gain on extinguishment of debt related to prepayments of debt, reserves related to significant litigation, and impairment of an equity investment; and
●	Exclusion of discontinued operations, primarily from costs related to DeVry University and Carrington College.
●	In addition, for the determination of ROIC, the inclusion of the target net income impact related to the Financial Services segment divestiture.

4
A-2 2024 Proxy Statement	Adtalem Global Education Inc.

Appendix A – Summary of Special Items Excluded for Performance Assessment

The following table reconciles these adjustments to the most directly comparable GAAP information:

	in thousands	per share
Net income, as reported	$93,358	$2.05
Exclusions:
Restructuring charges (pretax)	$18,817	$0.41
Business integration expense (pretax)	$42,661	$0.94
Intangible amortization expense (pretax)	$61,239	$1.34
Gain on sale of assets (pretax)	$(13,317)	$(0.29)
Write-off of debt discount and issuance costs, gain on extinguishment of debt, litigation reserve, and investment impairment (pretax)	$19,226	$0.42
Income tax impact of above exclusions	$(31,997)	$(0.70)
Discontinued operations (after tax)	$8,394	$0.18
Net income, as adjusted for determination of MIP payout	$198,381	$4.35
Inclusion of Financial Services (target estimate)	$33,000
Net income, as adjusted for determination of ROIC	$231,381
Long-term debt and shareholders' equity:
Fiscal year 2023, as reported	$2,165,619
Fiscal year 2022, as reported	$2,364,282
Average for determination of ROIC	$2,264,951
ROIC	10.2%

FISCAL YEAR 2023 FCF PER SHARE FOR PERFORMANCE ASSESSMENTS

For fiscal year 2023, Adtalem’s calculation of adjusted FCF was adjusted for the cash impact from special items (as discussed above).

(in thousands, except
per share amounts)
Net cash provided by operating activities-continuing operations	$205,684
Capital expenditures	$(37,008)
FCF	$168,676
Cash impact from special items	$25,707
Inclusion of Financial Services (target estimate)	$45,600
FCF, as adjusted for determination of FCF	$239,983
Diluted shares	45,600
FCF per share	$5.26

RECONCILIATION OF FISCAL YEAR 2022 ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE FOR PERFORMANCE ASSESSMENTS TO REPORTED NET INCOME AND EARNINGS PER SHARE

For fiscal year 2022, Adtalem’s calculation of adjusted net income, which is a performance metric factoring in ROIC and adjusted earnings per share, which is a performance metric factoring in the determination of MIP payouts, were adjusted from reported net income and earnings per share for the following special items:

●	Exclusion of deferred revenue adjustment related to a revenue purchase accounting adjustment to record Walden University’s deferred revenue at fair value;
●	Exclusion of CEO transition costs related to acceleration of stock-based compensation expense;
●	Exclusion of restructuring expense primarily related to plans to achieve synergies with the Walden acquisition and real estate consolidations at Medical and Veterinary and Adtalem’s home office;
●	Exclusion of business acquisition and integration expense, which includes expenses related to the Walden acquisition;
●	Exclusion of intangible amortization expense on acquired intangible assets;
●	Exclusion of pre-acquisition interest expense, write-off of debt discount and issuance costs, and gain on extinguishment of debt, which relates to financing arrangements in connection with the Walden acquisition and prepayment of debt;
●	Exclusion of interest savings from debt prepayments; and
●	Exclusion of discontinued operations, primarily from the operations of Financial Services and costs related to DeVry University.
●	In addition, for the determination of ROIC, the inclusion of the actual net income impact related to the Financial Services segment realized within discontinued operations prior to its divestiture on March 10, 2022.

Adtalem Global Education Inc.	2024 Proxy Statement A-3

Appendix A – Summary of Special Items Excluded for Performance Assessment

The following table reconciles these adjustments to the most directly comparable GAAP information:

	in thousands	per share
Net income	$317,705	$6.57
Exclusions:
Deferred revenue adjustment (pretax)	$8,561	$0.18
CEO transition costs (pretax)	$6,195	$0.13
Restructuring charges (pretax)	$25,628	$0.53
Business acquisition and integration expense (pretax)	$53,198	$1.09
Intangible amortization expense (pretax)	$97,274	$1.99
Pre-acquisition interest expense, write-off of debt discount and issuance costs, and gain on extinguishment of debt (pretax)	$48,804	$1.00
Debt prepayment interest savings (pretax)	$(12,420)	$(0.25)
Income tax impact of above exclusions	$(48,489)	$(0.99)
Discontinued operations (after tax)	$(347,532)	$(7.18)
Net income, as adjusted for determination of MIP Payout	$148,924	$3.05
Inclusion of Financial Services	$33,070
Net income, as adjusted for determination of ROIC	$181,994
Long-term debt and shareholder's equity:
Fiscal year 2022, as reported	$2,364,282
Fiscal year 2021, as reported	$2,392,070
Average for determination of ROIC	$2,378,176
ROIC	7.7%

FISCAL YEAR 2022 FCF PER SHARE FOR PERFORMANCE ASSESSMENTS

For fiscal year 2022, Adtalem’s calculation of adjusted FCF was adjusted for the cash impact from special items (as discussed above).

(in thousands, except
per share amounts)
Net cash provided by operating activities-continuing operations	$163,825
Capital expenditures	$(31,054)
FCF	$132,771
Cash impact from special items	$48,294
Cash impact from debt prepayment interest savings	$(3,607)
Inclusion of Financial Services	$29,792
FCF, as adjusted for determination of FCF	$207,250
Diluted shares	$48,804
Free cash flow per share, as adjusted	$4.25

We believe that certain non-GAAP financial measures provide investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations as seen through the eyes of management and are useful for period-over-period comparisons. We use these supplemental non-GAAP financial measures internally in our assessment of performance and budgeting process. However, these non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The following are non-GAAP financial measures used in this Proxy Statement: Adjusted Earnings Per Share, Free Cash Flow Per Share, Adjusted Net Income, and Adjusted EBITDA Margin.

4
A-4 2024 Proxy Statement	Adtalem Global Education Inc.

CORPORATE INFORMATION

Home Office

Adtalem Global Education Inc.

500 West Monroe Street, Suite 1300

Chicago, IL 60661

1-312-651-1400

www.adtalem.com

Transfer Agent and Registrar

Computershare Investor Services, L.L.C.

462 South 4th Street Suite 1600

Louisville, KY 40202

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP

One North Wacker Drive

Chicago, Illinois 60606

Financial Information and Reports

Adtalem routinely issues press releases and quarterly and annual financial reports. To receive this information please write to us at: Adtalem Global Education Inc., Investor Relations, 500 West Monroe Street, Suite 1300, Chicago, IL 60661, call 1-312-906-6600, or visit the “Investor Relations” section of our website at www.adtalem.com. A copy of the Adtalem Global Education Inc. 2024 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission will be furnished to shareholders without charge (except charges for providing exhibits) upon request to the Company. Analysts and investors seeking additional information about the Company can contact Investor Relations at 1-312-906-6600 or emailing Investor.Relations@Adtalem.com.

Investor Relations

Jay Spitzer, CFA

Vice President, Investor Relations

1-312-906-6600

Annual Meeting

The annual meeting of shareholders of Adtalem Global Education Inc. will be held entirely online on Wednesday, November 13, 2024 at 8:00 a.m. Central Standard Time at: www.virtualshareholdermeeting.com/ATGE2024.

Annual Mailing

Holders of common stock of record at the close of business on September 30, 2024 are entitled to vote at the meeting. A notice of meeting, proxy statement, and proxy card and/or voting instructions were provided to shareholders with this Annual Report.

Common Stock

Adtalem’s common stock is traded on the New York Stock Exchange and the Chicago Stock Exchange under the symbol ATGE.

Corporate Governance

To review the Company’s corporate governance guidelines, Board committee charters, and code of conduct and ethics, please visit the “Organizational Governance” section on the “About Us” page of our website at www.adtalem.com.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V57587-P18359 For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ADTALEM GLOBAL EDUCATION INC. 2. Ratify selection of PricewaterhouseCoopers LLP as independent registered public accounting firm. 3. Say-on-pay: Advisory vote to approve the compensation of our named executive officers. 1. Election of Directors 1a. Stephen W. Beard 1b. William W. Burke 1c. Donna J. Hrinak 1d. Georgette Kiser 1e. Liam Krehbiel 1f. Michael W. Malafronte 1g. Sharon L. O’Keefe 1h. Kenneth J. Phelan 1i. Betty Vandenbosch 1j. Lisa W. Wardell Nominees: The Board of Directors recommends that you vote FOR all of the nominees listed in Item 1. The Board of Directors recommends you vote FOR proposals 2 and 3. Please date and sign below exactly as your name(s) appear(s) hereon. Joint owners should all sign. When signing in a representative capacity (such as for an estate, trust, corporation or partnership), please indicate title or capacity. NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof. ADTALEM GLOBAL EDUCATION INC. 500 WEST MONROE STREET, SUITE 1300 CHICAGO, IL 60661 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on November 12, 2024 for shares held directly and by 11:59 P.M. Eastern Time on November 10, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ATGE2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on November 12, 2024 for shares held directly and by 11:59 P.M. Eastern Time on November 10, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V57588-P18359 PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED PREPAID ENVELOPE. (Continued and to be signed on reverse side.) PROXY PROXY ADTALEM GLOBAL EDUCATION INC. Annual Meeting of Shareholders November 13, 2024, 8:00 A.M. Central Standard Time Via live webcast at www.virtualshareholdermeeting.com/ATGE2024. This proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Douglas G. Beck and Robert J. Phelan as proxies, each with the power to act alone and with full power of substitution and revocation, to represent and vote, as specified on the other side of this Proxy, all shares of Common Stock of Adtalem Global Education Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Wednesday, November 13, 2024, or any adjournment of the meeting. You can virtually attend the meeting online by visiting www.virtualshareholdermeeting.com/ATGE2024. The shares represented by this Proxy will be voted as specified. If no choice is specified, this Proxy will be voted as recommended by the Board of Directors. The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Annual Meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.